PROSPECTUS SUPPLEMENT
(To Prospectus dated November 27, 2001)

                                  $333,136,150
                                  (Approximate)

                Bear Stearns Asset Backed Securities Trust 2002-1
                                     Issuer

                    Asset-Backed Certificates, Series 2002-1

                            EMC Mortgage Corporation
                           Seller and Master Servicer


                Wells Fargo Bank Minnesota, National Association
                  Master Servicer and Securities Administrator

                   Bear Stearns Asset Backed Securities, Inc.
                                    Depositor

                            ------------------------

--------------------------------------------------------------------------------
Consider carefully the risk factors beginning on page S-15 in this prospectus supplement and on page 3 in the prospectus.

The certificates represent obligations of the trust only and do not represent an interest in or obligation of Bear Stearns Asset Backed Securities, Inc., EMC Mortgage Corporation, Wells Fargo Bank Minnesota, National Association, Bank One, National Association or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

The issuer is offering the following classes of certificates pursuant to this prospectus supplement and the accompanying prospectus:

    -------------------------------------------------------------------------------------------------------------
                         Original                                                 Original
                       Certificate                                              Certificate
                        Principal          Pass-Through                          Principal        Pass-Through
        Class            Balance               Rate               Class           Balance             Rate
    -------------------------------------------------------------------------------------------------------------
    Class 1-A1          $114,524,000   Adjustable (1)         Class M-1           $16,657,000   Adjustable (1)(2)
    -------------------------------------------------------------------------------------------------------------
    Class 1-A2          $ 36,229,000   5.52%(1)               Class M-2           $16,657,000   Adjustable (1)(2)
    -------------------------------------------------------------------------------------------------------------
    Class 1-A3          $ 11,413,000   6.17%(1)               Class B             $13,325,000   Adjustable (1)(2)
    -------------------------------------------------------------------------------------------------------------
    Class 1-A4          $ 10,957,000   6.87%(1)(2)            Class R-1                   $50          N/A
    -------------------------------------------------------------------------------------------------------------
    Class 1-A5          $ 22,779,000   6.39%(1)(2)            Class R-2                   $50          N/A
    -------------------------------------------------------------------------------------------------------------
    Class 2-A           $ 90,595,000   Adjustable (1)(2)      Class R-3                   $50          N/A
    -------------------------------------------------------------------------------------------------------------
    Class A-IO          Notional (3)   8.00%(1)
    -------------------------------------------------------------------------------------------------------------

  (1) Subject to a maximum rate as described in this prospectus supplement.
  (2) Subject to a step-up if the optional termination right is not exercised.
  (3) Initially $33,314,000, and on each distribution date thereafter, an amount equal to the sum of: the lesser of $22,780,000 or the aggregate outstanding principal balance of the mortgage loans in loan group I, plus the lesser of $10,534,000 or the aggregate outstanding principal balance of the mortgage loans in loan group II.

   The certificates represent interests in a pool of fixed and adjustable rate, conventional mortgage loans that are secured by first and more junior liens on one- to four-family residential properties.

   Credit enhancement will be provided by:

      o  excess spread and overcollateralization

      o  subordination of the Class M-1, Class M-2 and Class B Certificates

   Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

   Bear, Stearns & Co. Inc. and First Union Securities Inc., as the underwriters, will offer the certificates listed above at varying prices to be determined at the time of sale.

   The underwriters will deliver the Class R-1, Class R-2 and Class R-3 Certificates in physical form and the remaining offered certificates in book-entry form only through the facilities of The Depository Trust Company, Clearstream Banking, societe anonyme and the Euroclear System, in each case, on or about March 28, 2002.

Bear, Stearns & Co. Inc.                                    Wachovia Securities

            The date of the prospectus supplement is March 27, 2002

                                TABLE OF CONTENTS


                      PROSPECTUS SUPPLEMENT                                               PROSPECTUS
Summary    ..............................................S-4        Risk Factors.......................................3
Risk factors............................................S-15        Description of the Securities.....................12
The Mortgage Pool.......................................S-34        The Trust Funds...................................16
Servicing of The Mortgage Loans.........................S-44        Credit Enhancement................................34
Description of the certificates.........................S-58        Servicing of Loans................................38
Yield, Prepayment and Maturity Considerations...........S-89        The Agreements....................................45
Use of Proceeds........................................S-108        Material Legal Aspect of the Loans................56
Federal Income Tax Consequences........................S-108        The Depositor.....................................67
State Taxes............................................S-110        Use of Proceeds...................................68
Erisa Considerations...................................S-111        Material Federal Income Tax Considerations........68
Restrictions on Purchase and Transfer of The Residual               State Tax Considerations..........................93
           Certificates................................S-112        FASIT Securities..................................93
Method of Distribution.................................S-112        ERISA Considerations..............................98
Legal Matters..........................................S-113        Legal Matters....................................104
Ratings    ............................................S-114        Financial Information............................104
Index of Defined Terms.................................S-115        Available Information............................104
Schedule A - Mortgage Loan Statistical Data..............A-1        Incorporation of Certain Information
Schedule B - Schedule of Projected Principal Balances....B-1           by Reference..................................104
Annex I - Global Clearance, Settlement and Tax                      Ratings..........................................105
           Documentation Procedures......................I-1        Legal Investment Considerations..................105
                                                                    Plan of Distribution.............................106
                                                                    Glossary of Terms................................106


              Important Notice About Information Presented In This Prospectus Supplement And The Accompanying Prospectus

         We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates. If there is conflicting information between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-2 above provides the pages on which these captions are located.

         You can find a listing of the pages where certain capitalized and other terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Glossary" beginning on page S-67 of this prospectus supplement, "Index of Defined Terms" beginning on page S-114 of this prospectus supplement or "Glossary of Terms" beginning on page 106 of the prospectus.

                                     SUMMARY

o This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you should read this entire document and the accompanying prospectus carefully.

o Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

The Certificates

Asset-Backed Certificates, Series 2002-1, represent beneficial ownership interests in a trust fund that consists primarily of a pool of fixed and adjustable rate, conventional mortgage loans that are secured by first and more junior liens on one- to four-family residential properties and certain other property and assets described in this prospectus supplement.

Originators

The principal originators of the mortgage loans are: United Companies Financial Corporation, with respect to approximately 26.75% of the mortgage loans and Wells Fargo Home Mortgage, Inc., with respect to approximately 37.38% of the mortgage loans.

Depositor

Bear Stearns Asset Backed Securities, Inc., a Delaware corporation and a limited purpose finance subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc.

Seller

EMC Mortgage Corporation, a Delaware corporation and an affiliate of the depositor and Bear, Stearns & Co. Inc., which will sell the mortgage loans to the depositor.

Master Servicers

Wells Fargo Bank Minnesota, National Association and EMC Mortgage Corporation.

Servicers

The principal servicers are EMC Mortgage Corporation and Wells Fargo Home Mortgage, Inc.

We refer you to "Servicing of the Mortgage Loans" in this prospectus supplement for a description of the servicing of the mortgage loans.

Trustee

Bank One, National Association, a national banking association.

Securities Administrator

Wells Fargo Bank Minnesota, National Association, a national banking association.

Yield Maintenance Provider

Bear Stearns Financial Products Inc., a subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc. and EMC Mortgage Corporation.

Pooling and Servicing Agreement

The pooling and servicing agreement dated as of March 1, 2002, among the seller, the master servicer, the depositor, the securities administrator, EMC Mortgage Corporation, as a servicer, and the trustee, under which the trust will be formed and will issue the certificates.

Cut-Off Date

The close of business on March 1, 2002.

Closing Date

On or about March 28, 2002.

The Mortgage Loans

The aggregate principal balance of the mortgage loans as of the cut-off date is $333,136,832. The mortgage loans are fixed and adjustable rate mortgage loans that are secured by first and more junior liens on one- to four-family residential properties. We will divide the mortgage loans into two separate groups based on whether they bear interest at a fixed or adjustable rate. We refer to each group of mortgage loans as a loan group.

Set forth below is certain information regarding the mortgage loans and the related mortgaged properties as of the cut-off date. The information provided is approximate. All weighted average information provided below reflects weighting of the mortgage loans by their scheduled principal balances as of the cut-off date. The scheduled principal balance has been calculated on the assumption that the principal portion of all monthly payments due with respect to each mortgage loan on or before the cut-off date has been received. Schedule A, which is attached and is a part of this prospectus supplement presents more detailed statistical information relating to the mortgage loans. You should also refer to "The Mortgage Pool" in this prospectus supplement.

Total Pool

The following table summarizes the characteristics of all of the mortgage loans in the trust fund as of the cut-off date:

Number of mortgage loans........                       4,496
Aggregate principal balance.....                $333,136,832
Average principal balance.......                     $74,096
Range of principal balances.....          $351 to $1,942,548
Range of mortgage rates.........           4.250% to 17.990%
Weighted average
  mortgage rate.................                      8.978%
Weighted average
  loan-to-value ratio...........                      81.56%
Range of scheduled remaining
  terms to maturity.............                 0 months to
                                                  358 months

Weighted average scheduled
  remaining term to maturity....                  280 months
Original term:
  5-15 years....................                      16.94%
  16-30 years...................                      83.06%
Interest rate type:
  Fixed rate balloon............                       3.31%
  Fixed rate fully amortizing...                      65.07%
  Adjustable/1-year CMT.........                      14.89%
  Adjustable/6-month LIBOR......                      15.35%
  Adjustable/other..............                       1.38%
Type of mortgaged properties:
  Single-family dwellings.......                      78.25%
  2-4 family dwellings..........                       8.06%
  Condominium...................                       5.69%
  Planned Unit Development......                       3.78%
  Mobile/Manufactured Home......                       1.65%
Owner-occupied..................                      89.18%
First liens.....................                      96.99%
Second liens....................                       2.87%
State concentrations:
  California....................                      21.22%
  Florida.......................                       6.16%
  New York......................                       5.06%
Delinquencies:
  31-60 days....................                       3.30%
Adjustable rate loans:
  Weighted average:
  gross margin..................                      3.665%
  initial rate cap..............                      3.065%
  periodic cap..................                      1.587%
  maximum mortgage rate.........                     13.878%
  months to next adjustment.....                   20 months


Loan Group I

The following table summarizes the characteristics of the mortgage loans in loan group I, all of which are fixed rate mortgage loans, as of the cut-off date:

Number of mortgage loans........                    3,460
Aggregate principal balance.....             $227,793,668
Average principal balance.......                  $65,836
Range of principal balances.....         $351 to $883,641
Range of mortgage rates ........        5.000% to 17.990%
  Weighted average
   mortgage rate................                   9.152%
Weighted average
  loan-to-value ratio...........                   82.37%
Range of scheduled remaining
  terms to maturity.............              0 months to
                                               358 months

Weighted average scheduled
  remaining term to maturity....               272 months
Original term:
  5-15 years....................                   22.93%
  16-30 years...................                   77.07%
Interest rate type
  Fixed rate fully amortizing                      95.16%
  Fixed rate balloon                                4.84%
Type of mortgaged properties
  Single-family dwellings.......                   73.98%
  2-4 family dwellings..........                    9.84%
  Condominium...................                    6.38%
  Planned Unit Development......                    4.50%
  Mobile/Manufactured Home......                    2.33%
  Other.........................                    2.97%
Owner Occupied..................                   87.80%
First liens.....................                   95.65%
Second liens....................                    4.19%
State concentrations
  California....................                   15.80%
  Florida.......................                    7.82%
  New York......................                    5.81%
Delinquencies.....
  31-60 days delinquent.........                    2.72%

Loan Group II

The following table summarizes the characteristics of the mortgage loans in loan group II, all of which are adjustable rate mortgage loans, as of the cut-off date:

Number of mortgage loans........                       1036
Aggregate principal balance.....               $105,343,164
Average principal balance.......                   $101,683
Range of principal balances.....       $3,172 to $1,942,548
Range of mortgage rates.........          4.250% to 15.250%
Weighted average
  mortgage rate.................                     8.603%
Weighted average
  loan-to-value ratio...........                     79.83%
Range of scheduled remaining
  terms to maturity.............               23 months to
                                                 356 months

Weighted average scheduled
  remaining term to maturity....                 298 months
Original term:
  5-15 years....................                      3.98%
  16-30 years...................                     96.02%
Interest rate type:
  Adjustable/1-year CMT.........                     47.10%
  Adjustable/6-month LIBOR......                     48.55%
  Adjustable/other..............                      4.35%
Type of mortgaged properties:
  Single-family dwellings.......                     87.48%
  2-4 family dwellings..........                      4.20%
  Condominium...................                      4.21%
  Planned Unit Development......                      2.23%
  Mobile/Manufactured Home......                      0.18%
  Other.........................                      1.70%
Owner-occupied..................                     92.16%
First liens.....................                     99.89%
Second liens....................                      0.03%
State concentrations:
  California....................                     32.95%
  North Carolina................                      4.39%
Delinquencies:
  31-60 days....................                      4.57%
Weighted average:
  gross margin..................                     3.665%
  initial rate cap..............                     3.065%
  periodic cap..................                     1.587%
  maximum mortgage rate.........                    13.878%
  months to next adjustment.....                  20 months

Description of the Certificates

General

The trust will issue the certificates in two certificate groups. The Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4 and Class 1-A5 Certificates will represent interests principally in loan group I, and we sometimes refer to them herein as the class A-I group. The Class 2-A Certificates will represent interests principally in loan group II and we sometimes refer to them herein as the class A-II group. The Class M-1, Class M-2 and Class B Certificates will each represent subordinated interests in both loan groups. The Class A-IO Certificates are composed of two components, Component 1-AIO, representing an interest in loan group I, and Component 2-AIO, representing an interest in loan group II. These components are not separately transferable.

The Class R-1, Class R-2 and Class R-3 Certificates represent the residual interests in the real estate mortgage investment conduits established by the trust. We sometimes refer to them as Class R Certificates or as residual certificates.

The trust will also issue Class B-IO Certificates, which we are not offering by this prospectus supplement.

The last scheduled distribution date for the offered certificates, other than the Class A-IO Certificates, is the distribution date in December 2034 and for the Class A-IO Certificates is the distribution date in September 2004.

Record Date

For each class of offered certificates which bears a fixed rate of interest and the first distribution date, the closing date and for any distribution date thereafter, the last business day of the month preceding the month in which such distribution date occurs. For each class of offered certificates which bears an adjustable rate of interest, the business day preceding the applicable distribution date so long as the adjustable rate certificates remain in book-entry form; and otherwise the record date shall be the same as for the fixed rate certificates.

Denominations

$25,000 and multiples of $1,000 in excess thereof, except $50 for each class of residual certificates.

Registration of Certificates

The trust will issue the certificates, other than the Class R Certificates, initially in book-entry form. Persons acquiring beneficial ownership interests in the certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe.

We refer you to "Description of Certificates -- Book-Entry Certificates" in this prospectus supplement.

Pass-Through Rates

The pass-through rate for each class of offered certificates bearing a fixed rate or rates of interest is the respective per annum fixed rate or rates set forth on the cover of this prospectus supplement. On any distribution date, the pass-through rate for each such class will be subject to an interest rate cap which we describe below.

After the optional termination date, we will increase the pass-through rate for the Class 1-A4 and Class 1-A5 Certificates, set forth on the cover of this prospectus supplement to 7.37% and 6.89% per annum, respectively. Each such increased rate will remain subject to the applicable interest rate cap.

The pass-through rate for each class of certificates bearing an adjustable rate of interest which we have identified on the cover page of this prospectus supplement may change from distribution date to distribution date. On any distribution date, the pass-through rate per annum for each such class will be equal to:

(i)      LIBOR plus the per annum pass-through margins of

o        for the Class 1-A1 Certificates, 0.20%,

o for the Class 2-A Certificates, initially 0.32% and after the optional termination date, 0.64%,

o for the Class M-1 Certificates, initially 0.80% and after the optional termination date, 1.20%,

o for the Class M-2 Certificates, initially 1.35% and after the optional termination date, 2.025%,

o for the Class B Certificates, initially 2.25% and after the optional termination date, 3.375%, but

(ii) in each case subject to the applicable interest rate cap for such classes.

The initial pass-through rates for the Class 1-A1, Class 2-A, Class M-1, Class M-2 and Class B Certificates will be approximately 2.109%, 2.229%, 2.709%, 3.259% and 4.159%, respectively

The interest rate caps are as follows:

o The interest rate cap for the Class A-IO Certificates, is equal to the weighted average of the applicable interest rates for Component 1-AIO and Component 2-AIO, which are equal in each case to the lesser of 8.00% and the weighted average of the net mortgage rates of the mortgage loans in loan group I or loan group II, respectively.

o The interest rate cap for the Class 1-A1 and Class 2-A Certificates is equal to the lesser of 11% and

         (a) through the applicable accrual period for each such class relating to the distribution date in September 2004, the weighted average of the net mortgage rates of all of the mortgage loans in the related loan group, minus the interest payable to the related component of the Class A-IO Certificates with respect to each such accrual period expressed as a per annum rate calculated based on the related aggregate mortgage loan balance of the mortgage loans in the related loan group and,

         (b) thereafter, the weighted average of the net mortgage rates of the mortgage loans in the related loan group,

                  adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

o The Interest Rate Cap for the Class 1-A2, Class 1-A3, Class 1-A4 and Class 1-A5 Certificates is equal to

         (a) through the applicable accrual period for each such class relating to the distribution date in September 2004, the weighted average of the net mortgage rates of the mortgage loans in loan group I, minus the interest payable to Component 1-AIO with respect to each such accrual period expressed as a per annum rate calculated based on the aggregate mortgage loan balance of the mortgage loans in loan group I and,

         (b) thereafter, the weighted average of the net mortgage rates of the mortgage loans in loan group I.

o The interest rate cap for the Class M-1, Class M-2 and Class B Certificates is equal to the lesser of 11% and

         (a) through the applicable accrual period for each such class relating to the distribution date in September 2004, the weighted average of the net mortgage rates of all of the mortgage loans, minus the interest payable to the Class A-IO Certificates, with respect to each such accrual period expressed as a per annum rate calculated based on the aggregate mortgage loan balance and,

         (b)      thereafter, the lesser of:

                  (i) the weighted average of the net mortgage rates of the mortgage loans in loan group I, and

                  (ii) the weighted average of the net mortgage rates of the mortgage loans in loan group II.

                           In each case adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

We refer you to "Description of the Certificates -- Pass-Through Rate" and " -- Calculation of One-Month LIBOR" in this prospectus supplement.

If on any distribution date, the pass-through rate for a class of offered certificates is based on its respective interest rate cap and in the case of the adjustable rate certificates, the amount of such limitation exceeds the amount payable under the yield maintenance agreements, the holders of the related certificates will receive a smaller amount of interest than such holders would have received on such distribution date had the pass-through rate for that class not been calculated based on the respective interest rate cap. Any such shortfall amounts will be carried over to future distribution dates and will be paid to the extent there are available funds therefor.

We refer you to "Description of the Certificates -- Distributions" in this prospectus supplement.

Distribution Dates

The trustee will make distributions on the certificates on the 25th day of each calendar month beginning in April 2002 to the appropriate holders of record. If the 25th day of a month is not a business day, then the trustee will make distributions on the next business day after the 25th day of the month.

Interest Payments

On each distribution date holders of the offered certificates will be entitled to receive:

o the interest that has accrued on the certificate principal balance or notional balance of such certificates at the related pass-through rate during the related accrual period, and

o        any interest due on a prior distribution date that was not paid, less

o        interest shortfalls allocated to such certificates.

The Class 2-A, Class M-1, Class M-2 and Class B Certificates may receive additional interest distributions as we have described below under "Yield Maintenance Agreements."

The accrual period for the certificates bearing a fixed rate of interest will be the calendar month immediately preceding the calendar month in which a distribution date occurs. The accrual period for the certificates bearing an adjustable rate of interest will be the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. Calculations of interest on the certificates bearing a fixed rate of interest will be based on a 360-day year that consists of twelve 30-day months. Calculations of interest on the certificates bearing an adjustable rate of interest will be based on a 360-day year and the actual number of days elapsed during the related accrual period.

The notional balance of the Class A-IO Certificates for purposes of calculating accrued interest will equal the sum of the notional balances of Component 1-AIO and Component 2-AIO. The notional balance of Component 1-AIO will be equal to the lesser of $22,780,000 and the aggregate outstanding principal balance of the mortgage loans in loan group I, and the notional balance of Component 2-AIO will be equal to the lesser of $10,534,000 and the aggregate outstanding principal balance of the mortgage loans in loan group II, in each case immediately prior to the applicable distribution date but without giving effect to payments or prepayments of principal during the related due period or prepayment period.

Principal Payments

On each distribution date, distributions of principal will be made on offered certificates, other than the Class A-IO certificates, in the priorities described herein, if there is cash available on that date for the payment of principal. Monthly principal distributions will generally include:

o principal payments on the mortgage loans in the related loan group or in certain cases the other loan group, and

o until a specified overcollateralization level has been reached, interest payments on the mortgage loans not needed to pay interest on the certificates and monthly fees and expenses.

You should review the priority of payments described under "Description of the Certificates -- Distributions" in this prospectus supplement.

Credit Enhancement

Credit enhancements provide limited protection to holders of specified certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement.

Subordination. By issuing senior certificates and subordinated certificates, the trust has increased the likelihood that senior certificateholders will receive regular payments of interest and principal. The Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 2-A and Class A-IO Certificates are referred to as the senior certificates, and the Class M-1, Class M-2 and Class B Certificates are referred to as the subordinated certificates.

The certificates designated as senior certificates will have a payment priority over the certificates designated as subordinated certificates. Among the classes of subordinated certificates

o the Class M-1 Certificates will have payment priority over the Class M-2 Certificates, and

o the Class M-2 Certificates will have payment priority over the Class B Certificates

Subordination provides the holders of certificates having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, we accomplish this loss protection by allocating any realized losses in excess of any current overcollateralization among the certificates, beginning with the subordinated certificates with the lowest payment priority, until the principal amount of that subordinated class has been reduced to zero. We then allocate realized losses to the next most junior class of subordinated certificates, until the principal balance of each class of subordinated certificates is reduced to zero. The pooling and servicing agreement does not provide for allocating realized losses to the senior certificates.

Excess Spread, Overcollateralization and Crosscollateralization. We expect the mortgage loans to generate more interest than is needed to pay interest on the offered certificates because we expect the weighted average net interest rate of the mortgage loans to be higher than the weighted average pass-through rate on the offered certificates and, as overcollateralization increases, such higher interest rate is paid on a principal balance of mortgage loans that is larger than the principal balance of the certificates. Interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the offered certificates and related trust expenses will be used after the first distribution date to reduce the total principal balance of such certificates until a required level of overcollateralization has been achieved. As of the closing date, the aggregate principal balance of the mortgage loans is approximately equal to the aggregate principal balance of the certificates.

In addition, the principal payment rules require that, under certain circumstances, excess cashflow relating to one loan group will be used to cover shortfalls in the payment of principal allocated to the senior certificates relating to the other loan group. The principal payment rules also require that, after the senior certificates relating to one loan group are no longer outstanding, principal payments from the related loan group otherwise allocable to such senior certificates will be allocated to the senior certificates relating to the other loan group. These features are called "crosscollateralization."

We refer you to "Description of the Certificates - Excess Spread
Overcollateralization and Crosscollateralization Provisions" in this prospectus supplement.

Yield Maintenance Agreements

The trust will have the benefit of four yield maintenance agreements, each between Bear Stearns Financial Products Inc. and the trust, which will be entered into on the closing date. Payments under the yield maintenance agreements will be made to the holders of each class of adjustable rate certificates (other than the Class 1-A1 Certificates) pursuant to the respective formula described under "Description of the Certificates - The Yield Maintenance Agreements" in this prospectus supplement. Such payments may mitigate against the effects of the applicable interest rate caps.

Advances

Each servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the related mortgage loans for which it acts as servicer in general to the extent that such servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the servicer fails to make any required advances, the related master servicer in general may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

We refer you to "Servicing of the mortgage loans" in this prospectus supplement.

Optional Termination

EMC Mortgage Corporation in its capacity as a master servicer may purchase all of the remaining assets in the trust fund when the principal balance of the mortgage loans and any foreclosed real estate owned by the trust fund has declined to or below 10% of the principal balance of the mortgage loans as of the cut-off date. Such a purchase will result in the early retirement of all the certificates.

Federal Income Tax Consequences

For federal income tax purposes, the trust will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The certificates offered by this prospectus supplement (other than the Class R Certificates and the Class B-IO Certificates (which are not offered hereby)) will represent beneficial ownership of "regular interests" in the related REMIC identified in the pooling and servicing agreement, and in the case of the Class 2-A, Class M-1, Class M-2 and Class B Certificates, beneficial ownership interests in a right to receive certain payments under the related yield maintenance agreement.

Each class of residual certificates will represent the beneficial ownership of the sole class of "residual interest" in a REMIC. Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes.

We refer you to "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Considerations" in the prospectus for additional information concerning the application of federal income tax laws.

Legal Investment

None of the Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

We refer you to "Legal Investment Considerations" in the prospectus.

ERISA Considerations

The Certificates may only be purchased by an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, if one of a number of prohibited transaction class exemptions, based on the identity of the fiduciary of such plan or arrangement or the source of funds used to acquire the certificates, are applicable to the acquisition and holding of such certificates.

We refer you to "ERISA Considerations" in this prospectus supplement and in the prospectus.

Ratings

The classes of certificates listed below will not be offered unless they receive the respective ratings set forth below from Moody's Investors Service, Inc., which we refer to as "Moody's," and Standard & Poor's, a division of The McGraw-Hill Companies, Inc., which we refer to as "Standard & Poor's."


                          Rating
                -----------------------------
Class           Moody's     Standard & Poor's
-----           -------     -----------------
1-A1              Aaa              AAA
1-A2              Aaa              AAA
1-A3              Aaa              AAA
1-A4              Aaa              AAA
1-A5              Aaa              AAA
2-A               Aaa              AAA
A-IO              Aaa              AAA
M-1               Aa2              AA
M-2                A2               A
B                 Baa2             BBB
R-1                --              AAA
R-2                --              AAA
R-3                --              AAA



A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

                                  RISK FACTORS

In addition to the matters described elsewhere in this prospectus supplement and the prospectus, you should carefully consider the following risk factors before deciding to purchase a certificate.

The subordinated certificates have a
greater risk of loss than the senior
certificates

                                            When certain classes of certificates
                                            provide credit enhancement for other
                                            classes of certificates it is
                                            sometimes referred to as
                                            "subordination." For purposes of
                                            this prospectus supplement, "related
                                            subordinated classes" means:

                                            o          with respect to the
                                                       senior certificates, the
                                                       Class M-1 Class M-2 and
                                                       Class B Certificates and
                                                       any
                                                       overcollateralization;

                                            o          with respect to the Class
                                                       M-1 Certificates, the
                                                       Class M-2 and Class B
                                                       Certificates and any
                                                       overcollateralization;

                                            o          with respect to the Class
                                                       M-2 Certificates, the
                                                       Class B Certificates and
                                                       any
                                                       overcollateralization;
                                                       and

                                            o          with respect to the Class
                                                       B Certificates, any
                                                       overcollateralization.

                                            We will provide credit enhancement
                                            for the certificates, first, by the
                                            right of the holders of the
                                            certificates to receive certain
                                            payments of interest and principal
                                            prior to the related subordinated
                                            classes and, second, by the
                                            allocation of realized losses to the
                                            related subordinated classes. This
                                            form of credit enhancement uses
                                            collections on the mortgage loans
                                            otherwise payable to the holders of
                                            the related subordinated classes to
                                            pay amounts due on the more senior
                                            classes. Such collections are the
                                            sole source of funds from which such
                                            credit enhancement is provided.
                                            Realized losses in excess of current
                                            overcollateralization are allocated
                                            to the offered certificates,
                                            beginning with the offered
                                            certificates with the lowest payment
                                            priority, until the principal amount
                                            of that class has been reduced to
                                            zero. This means that with respect
                                            to the certificates offered by this
                                            prospectus supplement, realized
                                            losses on the mortgage loans would
                                            first be allocated to the Class B
                                            Certificates until the principal
                                            balance of such Class B Certificates
                                            is reduced to zero. Subsequent
                                            realized losses would be allocated
                                            to the next most junior class of
                                            offered certificates, until the
                                            principal balance of that class of
                                            offered certificates is reduced to
                                            zero. Accordingly, if the aggregate
                                            principal balance of a subordinated
                                            class were to be reduced to zero,
                                            delinquencies and defaults on the
                                            mortgage loans would reduce the
                                            amount of funds available for
                                            distributions to holders of the
                                            remaining subordinated class or
                                            classes and, if the aggregate
                                            principal balance of all the
                                            subordinated classes were to be
                                            reduced to zero, delinquencies and
                                            defaults on the mortgage loans in a
                                            particular loan group would reduce
                                            the amount of funds available for
                                            monthly distributions to holders of
                                            the remaining related certificates.

                                            You should fully consider the risks
                                            of investing in a subordinated
                                            certificate, including the risk that
                                            you may not fully recover your
                                            initial investment as a result of
                                            realized losses.

                                            See "Description of the
                                            Certificates" in this prospectus
                                            supplement.

Additional risks associated with the
subordinated certificates

                                            The weighted average lives of, and
                                            the yields to maturity on, the Class
                                            M-1 Certificates, the Class M-2
                                            Certificates and the Class B
                                            Certificates will be progressively
                                            more sensitive, in that order, to
                                            the rate and timing of mortgagor
                                            defaults and the severity of ensuing
                                            losses on the mortgage loans. If the
                                            actual rate and severity of losses
                                            on the mortgage loans is higher than
                                            those assumed by an investor in such
                                            certificates, the actual yield to
                                            maturity of such certificates may be
                                            lower than the yield anticipated by
                                            such holder based on such
                                            assumption. The timing of losses on
                                            the mortgage loans will also affect
                                            an investor's actual yield to
                                            maturity, even if the rate of
                                            defaults and severity of losses over
                                            the life of the mortgage loans are
                                            consistent with an investor's
                                            expectations. In general, the
                                            earlier a loss occurs, the greater
                                            the effect on an investor's yield to
                                            maturity. Realized losses on the
                                            mortgage loans, to the extent they
                                            exceed the amount of
                                            overcollateralization following
                                            distributions of principal on the
                                            related distribution date, will
                                            reduce the certificate principal
                                            balance of the Class B Certificates,
                                            the Class M-2 Certificates and the
                                            Class M-1 Certificates, in that
                                            order. As a result of such
                                            reductions, less interest will
                                            accrue on such class of subordinated
                                            certificates than would otherwise be
                                            the case. Once a realized loss is
                                            allocated to a subordinated
                                            certificate, no interest will be
                                            distributable with respect to such
                                            written down amount. However, the
                                            amount of any realized losses
                                            allocated to the subordinated
                                            certificates may be reimbursed to
                                            the holders of the subordinated
                                            certificates according to the
                                            priorities set forth under
                                            "Description of the
                                            Certificates--Distributions" in this
                                            prospectus supplement.

                                            Unless the certificate principal
                                            balances of the senior certificates
                                            have been reduced to zero or a
                                            certain trigger has been met, the
                                            subordinated certificates will not
                                            be entitled to any principal
                                            distributions until at least April
                                            2005 or during any period in which
                                            delinquencies on the mortgage loans
                                            exceed certain levels. As a result,
                                            the weighted average lives of the
                                            subordinated certificates will be
                                            longer than would otherwise be the
                                            case if distributions of principal
                                            were allocated among all of the
                                            certificates at the same time. As a
                                            result of the longer weighted
                                            average lives of the subordinated
                                            certificates, the holders of such
                                            certificates have a greater risk of
                                            suffering a loss on their
                                            investments. Further, because such
                                            certificates might not receive any
                                            principal if certain delinquency
                                            levels occur, it is possible for
                                            such certificates to receive no
                                            principal distributions even if no
                                            losses have occurred on the mortgage
                                            pool.

                                            In addition, the multiple class
                                            structure of the subordinated
                                            certificates causes the yield of
                                            such classes to be particularly
                                            sensitive to changes in the rates of
                                            prepayment of the mortgage loans.
                                            Because distributions of principal
                                            will be made to the holders of such
                                            certificates according to the
                                            priorities described in this
                                            prospectus supplement, the yield to
                                            maturity on such classes of
                                            certificates will be sensitive to
                                            the rates of prepayment on the
                                            mortgage loans experienced both
                                            before and after the commencement of
                                            principal distributions on such
                                            classes. The yield to maturity on
                                            such classes of certificates will
                                            also be extremely sensitive to
                                            losses due to defaults on the
                                            mortgage loans and the timing
                                            thereof, to the extent such losses
                                            are not covered by
                                            overcollateralization, excess
                                            spread, or a class of subordinated
                                            certificates with a lower payment
                                            priority. Furthermore, the timing of
                                            receipt of principal and interest by
                                            the subordinated certificates may be
                                            adversely affected by losses even if
                                            such classes of certificates do not
                                            ultimately bear such loss.

Credit enhancement may be inadequate to
cover losses and/or to build
overcollateralization

                                            The mortgage loans are expected to
                                            generate more interest than is
                                            needed to pay interest on the
                                            offered certificates because we
                                            expect the weighted average interest
                                            rate on the mortgage loans to be
                                            higher than the weighted average
                                            pass-through rate on the offered
                                            certificates. If the mortgage loans
                                            generate more interest than is
                                            needed to pay interest on the
                                            offered certificates and trust fund
                                            expenses, we will use such "excess
                                            spread" to make additional principal
                                            payments on the offered
                                            certificates, which will reduce the
                                            total principal balance of the
                                            offered certificates below the
                                            aggregate principal balance of the
                                            mortgage loans, thereby creating
                                            "overcollateralization."
                                            Overcollateralization is intended to
                                            provide limited protection to
                                            certificateholders by absorbing the
                                            certificate's share of losses from
                                            liquidated mortgage loans. In
                                            addition, under certain
                                            circumstances, aggregate excess
                                            cashflow with respect to one loan
                                            group may be used to provide
                                            crosscollateralization to the senior
                                            certificates related to the other
                                            loan group to cover any shortfalls
                                            in the payment of interest and
                                            principal allocated to the related
                                            senior certificates. However, we
                                            cannot assure you that enough excess
                                            spread will be generated on the
                                            mortgage loans to establish or
                                            maintain the required level of
                                            overcollateralization or to provide
                                            crosscollateralization. The
                                            aggregate principal balances of the
                                            mortgage loans as of the cut-off
                                            date will approximately equal the
                                            aggregate certificate principal
                                            balance on the closing date and,
                                            therefore, the initial amount of
                                            overcollateralization will be
                                            considerably less then the specified
                                            overcollateralization amount we
                                            describe in this prospectus
                                            supplement.

                                            The excess spread available on any
                                            distribution date will be affected
                                            by the actual amount of interest
                                            received, advanced or recovered in
                                            respect of the mortgage loans during
                                            the preceding month. Such amount may
                                            be influenced by changes in the
                                            weighted average of the mortgage
                                            rates resulting from prepayments,
                                            defaults and liquidations of the
                                            mortgage loans.

                                            If the protection afforded by
                                            overcollateralization and
                                            cross-collateralization is
                                            insufficient, then you could
                                            experience a loss on your
                                            investment.

Interest rate caps may reduce the yields on the offered certificates

                                            The pass-through rates on the
                                            offered certificates are each
                                            subject to an interest rate cap
                                            based upon the weighted average of
                                            the net mortgage rates on the
                                            mortgage loans in one or both loan
                                            groups. If on any distribution date
                                            the pass-through rate for a class of
                                            offered certificates is based on the
                                            applicable interest rate cap, and in
                                            the case of the adjustable rate
                                            certificates, other than the Class
                                            1-A1 Certificates, the amount of
                                            such limitation exceeds the amount
                                            payable under an applicable yield
                                            maintenance agreement, the holders
                                            of the applicable certificates will
                                            receive a smaller amount of interest
                                            than they would have received on
                                            that distribution date had the
                                            pass-through rate for that class not
                                            been calculated based on the
                                            applicable interest rate cap. The
                                            holders of those certificates will
                                            be entitled to recover any resulting
                                            shortfall in interest on future
                                            distribution dates but only to the
                                            extent of funds available therefor.
                                            If mortgage loans with relatively
                                            higher mortgage rates prepay or
                                            default, the applicable interest
                                            rate cap would result in lower
                                            interest than otherwise would be the
                                            case.

The Class 1-A1 and Class 2-A
Certificates and the subordinated
certificates may not always receive
interest based on One-Month LIBOR plus
the related margin

                                            The Class 1-A1 and Class 2-A
                                            Certificates and the subordinated
                                            certificates may not always receive
                                            interest at a rate equal to
                                            One-Month LIBOR plus the applicable
                                            margin. If the applicable interest
                                            rate cap is less than One-Month
                                            LIBOR plus the related margin, the
                                            interest rate on the related classes
                                            of certificates will be reduced to
                                            such interest rate cap. Thus, the
                                            yield to investors in such classes
                                            of certificates will be sensitive
                                            both to fluctuations in the level of
                                            One-Month LIBOR and to the adverse
                                            effects of the application of the
                                            applicable interest rate cap. The
                                            prepayment or default of mortgage
                                            loans with relatively higher net
                                            mortgage rates, particularly during
                                            a period of increased One-Month
                                            LIBOR rates, may result in the
                                            applicable interest rate cap being
                                            lower than otherwise would be the
                                            case. If on any distribution date
                                            the application of the related
                                            interest rate cap results in an
                                            interest payment lower than
                                            One-Month LIBOR plus the applicable
                                            margin on any of such classes of
                                            certificates during the related
                                            interest accrual period, the value
                                            of such class or class of
                                            certificates may be temporarily or
                                            permanently reduced.

                                            To the extent interest on the Class
                                            1-A1 or Class 2-A Certificates or a
                                            class of subordinated certificates
                                            is limited to the applicable
                                            interest rate cap, the difference
                                            between such interest rate cap and
                                            One-Month LIBOR plus the related
                                            margin will create a shortfall. Some
                                            or all of this shortfall will be
                                            funded with respect to the Class 2-A
                                            Certificates and the subordinated
                                            certificates (but not the Class 1-A1
                                            Certificates) to the extent of
                                            payments under the related yield
                                            maintenance agreement. However,
                                            payments under the yield maintenance
                                            agreements are based on the lesser
                                            of the actual certificate principal
                                            balances of the Class 2-A
                                            Certificates and subordinated
                                            certificates and the certificate
                                            principal balances that would have
                                            resulted under an assumed constant
                                            prepayment speed of approximately
                                            18% CPR. A slower prepayment speed
                                            may result in the yield maintenance
                                            agreements providing insufficient
                                            funds to cover such shortfalls. Such
                                            sums may be paid on future
                                            distribution dates if there are
                                            sufficient available funds, but such
                                            shortfalls may remain unpaid on the
                                            final distribution date, including
                                            the optional termination date.

                                            To the extent that payments on the
                                            Class 2-A Certificates and the
                                            subordinated certificates depend in
                                            part on payments to be received
                                            under the yield maintenance
                                            agreements, the ability of the trust
                                            to make payments on such
                                            certificates will be subject to the
                                            credit risk of Bear Stearns
                                            Financial Products Inc.

The originator of a substantial portion
of the mortgage loans has ceased
operations as a result of financial
difficulties

                                            Mortgage loans constituting
                                            approximately 20.98% and 39.23% of
                                            the cut-off date principal balance
                                            of the mortgage loans in loan group
                                            I and loan group II, respectively,
                                            were originated or purchased by
                                            United Companies Financial
                                            Corporation (referred to herein as
                                            United Companies) primarily during
                                            the period from 1994 through 1997.
                                            In March 1999, United Companies
                                            filed for bankruptcy protection. The
                                            seller acquired most of these
                                            mortgage loans from clean up calls
                                            of series of United Companies'
                                            sponsored mortgage pass-through
                                            certificates which such loans
                                            backed. There can be no assurance
                                            that the performance of these
                                            mortgage loans will correlate with
                                            the performance of mortgage loans
                                            originated by United Companies in
                                            prior years, or correlate with the
                                            performance of mortgage loans
                                            historically serviced by EMC
                                            Mortgage Corporation.

Certain mortgage loans were underwritten to non-conforming underwriting standards, which may result in losses or shortfalls to be incurred on the offered certificates

                                            Certain mortgage loans were
                                            underwritten generally in accordance
                                            with underwriting standards which
                                            are primarily intended to provide
                                            for single family "non-conforming"
                                            mortgage loans. A "non-conforming"
                                            mortgage loan means a mortgage loan
                                            which is ineligible for purchase by
                                            Fannie Mae or Freddie Mac due to
                                            either credit characteristics of the
                                            related mortgagor or documentation
                                            standards in connection with the
                                            underwriting of the related mortgage
                                            loan that do not meet the Fannie Mae
                                            or Freddie Mac underwriting
                                            guidelines for "A" credit
                                            mortgagors. These credit
                                            characteristics include mortgagors
                                            whose creditworthiness and repayment
                                            ability do not satisfy such Fannie
                                            Mae or Freddie Mac underwriting
                                            guidelines and mortgagors who may
                                            have a record of credit write-offs,
                                            outstanding judgments, prior
                                            bankruptcies and other credit items
                                            that do not satisfy such Fannie Mae
                                            or Freddie Mac underwriting
                                            guidelines. These documentation
                                            standards may include mortgagors who
                                            provide limited or no documentation
                                            in connection with the underwriting
                                            of the related mortgage loan.
                                            Accordingly, mortgage loans
                                            underwritten under such
                                            non-conforming credit underwriting
                                            standards are likely to experience
                                            rates of delinquency, foreclosure
                                            and loss that are higher, and may be
                                            substantially higher, than mortgage
                                            loans originated in accordance with

                                            Fannie Mae or Freddie Mac
                                            underwriting guidelines. Any
                                            resulting losses, to the extent not
                                            covered by credit enhancement, may
                                            affect the yield to maturity of the
                                            offered certificates.

Defaults could cause payment delays and
losses

                                            There could be substantial delays in
                                            the liquidation of defaulted
                                            mortgage loans and corresponding
                                            delays in your receiving your
                                            portion of the proceeds of
                                            liquidation. These delays could last
                                            up to several years. Furthermore, an
                                            action to obtain a deficiency
                                            judgment is regulated by statutes
                                            and rules, and the amount of a
                                            deficiency judgment may be limited
                                            by law. In the event of a default by
                                            a borrower, these restrictions may
                                            impede the ability of the related
                                            servicer to foreclose on or to sell
                                            the mortgaged property or to obtain
                                            a deficiency judgment. In addition,
                                            liquidation expenses such as legal
                                            and appraisal fees, real estate
                                            taxes and maintenance and
                                            preservation expenses, will reduce
                                            the amount of security for the
                                            mortgage loans and, in turn, reduce
                                            the proceeds payable to
                                            certificateholders.

                                            In the event that:

                                            o          the mortgaged properties
                                                       fail to provide adequate
                                                       security for the related
                                                       mortgage loans, and

                                            o          the protection provided
                                                       by the subordination of
                                                       certain classes and the
                                                       availability of
                                                       overcollateralization are
                                                       insufficient to cover any
                                                       shortfall, you could lose
                                                       all or a portion of the
                                                       money you paid for your
                                                       certificates.

Junior lien mortgage loans

                                            Approximately 4.35% and 0.11% of the
                                            mortgage loans in loan group I and
                                            loan group II, respectively, by
                                            scheduled principal balance as of
                                            the cut-off date, are secured by
                                            second or more junior liens on the
                                            related mortgaged properties. With
                                            respect to 0.17% and 0% of such
                                            junior lien mortgage loans in loan
                                            group I and loan group II,
                                            respectively, the related senior
                                            lien is also included in the pool of
                                            mortgage loans.

                                            The proceeds from any liquidation,
                                            insurance or condemnation
                                            proceedings will be available to
                                            satisfy the outstanding principal
                                            balance of a junior lien mortgage
                                            loan only to the extent that the
                                            claims of the prior lienholders have
                                            been satisfied in full, including
                                            any related foreclosure costs. In
                                            circumstances when it is determined
                                            to be uneconomical to foreclose on
                                            the related mortgaged property, the
                                            related servicer may write off the
                                            entire outstanding principal balance
                                            of such a mortgage loan as a bad
                                            debt. The foregoing considerations
                                            will be particularly applicable to
                                            junior lien mortgage loans that have
                                            high loan-to-value ratios because it
                                            is comparatively more likely that
                                            the related servicer would determine
                                            foreclosure to be uneconomical in
                                            the case of such mortgage loans. An
                                            overall decline in the residential
                                            real estate market, a rise in
                                            interest rates or the deterioration
                                            of the mortgaged properties could
                                            adversely affect the values of the
                                            mortgaged properties securing a
                                            junior lien mortgage loan such that
                                            the outstanding principal balance
                                            thereof, together with the related
                                            senior financing thereon, exceeds
                                            the value of the related mortgaged
                                            property. The rate of default of
                                            junior lien mortgage loans may be
                                            greater than that of mortgage loans
                                            secured by first liens on comparable
                                            properties. For all purposes herein,
                                            the "loan-to-value ratio" of a
                                            junior lien mortgage loan refers to
                                            the combined loan-to-value ratio of
                                            such loan calculated with reference
                                            to the sum of the amount secured by
                                            all more senior liens on the related
                                            mortgaged property and the
                                            outstanding principal balance
                                            secured by the junior lien on the
                                            related mortgaged property.

Balloon mortgage loans

                                            With respect to approximately 4.84%
                                            of the mortgage loans in loan group
                                            I by scheduled principal balance as
                                            of the cut-off date, mortgagors make
                                            monthly payments of principal that
                                            are less than sufficient to amortize
                                            those mortgage loans by their stated
                                            maturity dates. These mortgage loans
                                            are commonly called "balloon loans."
                                            As a result of these lower monthly
                                            payments, a borrower generally will
                                            be required to pay a large remaining
                                            principal balance upon the maturity
                                            of a balloon loan. The ability of a
                                            mortgagor to make that payment may
                                            depend on its ability to obtain
                                            refinancing of the balance due on
                                            the mortgage loan or to sell the
                                            related mortgaged property. Certain
                                            of such mortgagors may have negative
                                            payment histories which may affect
                                            their ability to refinance. In
                                            addition, an increase in prevailing
                                            market interest rates over the
                                            mortgage rate on the mortgage loan
                                            at origination may reduce the
                                            mortgagor's ability to obtain
                                            refinancing and to pay the principal
                                            balance of the mortgage loan at its
                                            maturity.

Your yield could be adversely affected
by the unpredictability of prepayments

                                            No one can accurately predict the
                                            level of prepayments that the trust
                                            will experience. The trust's
                                            prepayment experience may be
                                            affected by many factors, including:

                                            o          general economic
                                                       conditions,

                                            o          the level of prevailing
                                                       interest rates,

                                            o          the availability of
                                                       alternative financing,
                                                       and

                                            o          homeowner mobility.

                                            Substantially all of the mortgage
                                            loans contain due-on-sale
                                            provisions, and the related
                                            servicers intend to enforce those
                                            provisions unless doing so is not
                                            permitted by applicable law or the
                                            related servicer, in a manner
                                            consistent with reasonable
                                            commercial practice, permits the
                                            purchaser of the mortgaged property
                                            in question to assume the related
                                            mortgage loan. In addition, certain
                                            of the mortgage loans impose a
                                            prepayment charge in connection with
                                            voluntary prepayments made within up
                                            to five years after origination,
                                            which charges may discourage
                                            prepayments during the applicable
                                            period. However, mortgage loans
                                            still subject to such a prepayment
                                            charge constitute less than 6.0% of
                                            the mortgage loans, by aggregate
                                            principal balance as of the cut-off
                                            date.

                                            The weighted average lives of the
                                            certificates will be sensitive to
                                            the rate and timing of principal
                                            payments, including prepayments, on
                                            the mortgage loans, which may
                                            fluctuate significantly from time to
                                            time.

                                            You should note that:

                                            o          if you purchase your
                                                       certificates at a
                                                       discount and principal is
                                                       repaid on the related
                                                       mortgage loans slower
                                                       than you anticipate, then
                                                       your yield may be lower
                                                       than you anticipate;

                                            o          if you purchase your
                                                       certificates at a premium
                                                       and principal is repaid
                                                       on the related mortgage
                                                       loans faster than you
                                                       anticipate, then your
                                                       yield may be lower than
                                                       you anticipate;

                                            o          if you purchase a
                                                       certificate bearing
                                                       interest at an adjustable
                                                       rate, your yield will
                                                       also be sensitive both to
                                                       the level of one-month
                                                       LIBOR and the applicable
                                                       interest rate cap;

                                            o          the yield to maturity of
                                                       the Class A-IO
                                                       Certificates will be
                                                       extremely sensitive to
                                                       the rate of principal
                                                       prepayment on the
                                                       mortgage loans, if prior
                                                       to the distribution date
                                                       in September 2004 the
                                                       aggregate principal
                                                       balance of the mortgage
                                                       loans in loan group I is
                                                       reduced to below
                                                       $22,780,000 or the
                                                       aggregate principal
                                                       balance of the mortgage
                                                       loans in loan group II is
                                                       reduced to below
                                                       $10,534,000. Investors in
                                                       the Class A-IO
                                                       Certificates should fully
                                                       consider the risk that an
                                                       extremely rapid rate of
                                                       principal prepayment on
                                                       the mortgage loans in
                                                       either group could result
                                                       in the failure of such
                                                       investors to recover
                                                       their initial
                                                       investments;

                                            o          since repurchases of
                                                       mortgage loans as a
                                                       result of breaches of
                                                       representations and
                                                       warranties and
                                                       liquidations of mortgage
                                                       loans following default
                                                       have the same effect as
                                                       prepayments, your yield
                                                       may be lower than you
                                                       expect if the rate of
                                                       such repurchases and
                                                       liquidations is higher
                                                       than you expect;

                                            o          the overcollateralization
                                                       provisions, initially and
                                                       whenever
                                                       overcollateralization is
                                                       at a level below the
                                                       required level, are
                                                       intended to result in an
                                                       accelerated rate of
                                                       principal distributions
                                                       to holders of the classes
                                                       of offered certificates
                                                       then entitled to
                                                       distributions of
                                                       principal. An earlier
                                                       return of principal to
                                                       the holders of the
                                                       offered certificates as a
                                                       result of the
                                                       overcollateralization
                                                       provisions will influence
                                                       the yield on the offered
                                                       certificates in a manner
                                                       similar to the manner in
                                                       which principal
                                                       prepayments on the
                                                       mortgage loans will
                                                       influence the yield on
                                                       the offered certificates;
                                                       and

                                            o          you bear the reinvestment
                                                       risks resulting from a
                                                       faster or slower rate of
                                                       principal payments than
                                                       you expected.

                                            The yield maintenance agreements
                                            terminate in accordance with their
                                            terms on June 25, 2012. We selected
                                            that date based on the assumption
                                            that the mortgage loans prepay at a
                                            rate equal to 18% CPR and that the
                                            optional termination right becomes
                                            exercisable and is exercised at that
                                            time. We used 18% CPR as the
                                            prepayment rate to determine the
                                            projected principal balances of your
                                            certificates under the applicable
                                            yield maintenance agreement. If
                                            prepayments with respect to the
                                            mortgage loans relating to your
                                            certificates occur at a rate that is
                                            slower than 18% CPR, or even if the
                                            mortgage loans prepay at 18% CPR, if
                                            the optional termination right is
                                            not exercised, the applicable yield
                                            maintenance agreement will terminate
                                            prior to the repayment in full of
                                            your certificates.

                                            We refer you to "The mortgage pool,"
                                            "Yield, Prepayment and Maturity
                                            Considerations," and "Description of
                                            the Certificates--Optional
                                            Termination" in this prospectus
                                            supplement and "Material Legal
                                            Aspects of the Loans -- Due-on-Sale
                                            Clauses in mortgage loans" in the
                                            prospectus for a description of
                                            certain provisions of the mortgage
                                            loans that may affect the prepayment
                                            experience on the mortgage loans

Mortgage loan modifications may affect
interest rate caps

                                            Modifications of mortgage loans
                                            agreed to by the related servicer in
                                            order to maximize ultimate proceeds
                                            of such mortgage loans may extend
                                            the period over which principal is
                                            received on the certificates or, if
                                            such modifications downwardly adjust
                                            interest rates, may lower the
                                            applicable interest rate cap or
                                            caps.

Violations of consumer protection laws
may result in losses

                                            Certain of the mortgage loans may be
                                            subject to special rules, disclosure
                                            requirements and other provisions
                                            that were added to the federal
                                            Truth-in-Lending Act by the Home
                                            Ownership and Equity Protection Act
                                            of 1994, if such mortgage loans

                                            o          were originated on or
                                                       after October 1, 1995

                                            o          are not mortgage loans
                                                       made to finance the
                                                       purchase of the mortgaged
                                                       property and

                                            o          have interest rates or
                                                       origination costs in
                                                       excess of certain
                                                       prescribed levels.

                                            We refer to these mortgage loans as
                                            high cost loans herein. The seller
                                            generally does not possess
                                            sufficient information regarding the
                                            origination costs of the mortgage
                                            loans to determine whether such
                                            mortgage loans would be high cost
                                            loans. However, based upon a review
                                            of the mortgage rates, origination
                                            dates and loan purposes with respect
                                            to the mortgage loans, EMC believes
                                            that there are some high cost loans
                                            in each of loan group I and loan
                                            group II.

                                            The act provides that any purchaser
                                            or assignee of a high cost loan is
                                            subject to all of the claims and
                                            defenses which the borrower could
                                            assert against the original lender.
                                            The maximum damages that may be
                                            recovered under the act from an
                                            assignee is the remaining amount of
                                            indebtedness plus the total amount
                                            paid by the borrower in connection
                                            with the high cost loan.

                                            The trust could be subject to all of
                                            the claims and defenses which the
                                            borrower could assert against the
                                            originator. Remedies available to
                                            the borrower include monetary
                                            penalties, as well as rescission
                                            rights if the appropriate
                                            disclosures were not given as
                                            required. Any violation of the Home
                                            Ownership and Equity Protection Act
                                            of 1994 which would result in this
                                            type of liability would be a breach
                                            of the seller's representations and
                                            warranties and the seller would be
                                            obligated to cure or repurchase (or
                                            in certain instances substitute for)
                                            the mortgage loan in question, which
                                            could accelerate the timing of
                                            principal distributions with respect
                                            to the related loan group and may
                                            thereby affect the yields and
                                            weighted average lives of the
                                            related certificates. If the seller
                                            fails to cure, repurchase or
                                            substitute for the applicable
                                            mortgage loan, the related
                                            certificateholders may suffer a
                                            loss.

                                            In addition, with respect to
                                            approximately 3.50% and 4.32% of the
                                            mortgage loans in loan group I and
                                            loan group II, respectively, by
                                            cut-off date principal balance, part
                                            of the proceeds from such mortgage
                                            loans were used to finance certain
                                            life insurance policies which we
                                            refer to as "credit life insurance."
                                            Such credit life insurance policies
                                            provide that, upon the death of the
                                            borrower, an amount generally
                                            sufficient to fully repay the
                                            mortgage loan shall be payable by
                                            the insurer. Credit life insurance
                                            premiums are financed by adding the
                                            total premium payments payable under
                                            the policy to the principal balance
                                            of the related mortgage loan. In the
                                            event of a claim under the credit
                                            life insurance policy, the insurer
                                            would pay applicable proceeds to the
                                            master servicer. However, credit
                                            life insurance policies have been
                                            challenged by borrowers as being
                                            unlawfully predatory and a violation
                                            of federal law.

                                            Also, numerous class action lawsuits
                                            have been filed in multiple states
                                            by borrowers of second and more
                                            junior lien residential mortgage
                                            loans. These mortgage loans
                                            generally have high loan to value
                                            ratios and may include high cost
                                            loans. The suits, which allege
                                            violations of federal and state
                                            consumer protection laws and state
                                            usury and licensing laws, seek
                                            damages, rescission and other
                                            relief. In addition to naming the
                                            originators of such mortgage loans,
                                            the suits have named current and
                                            former holders of interests in the
                                            mortgage loans, including
                                            securitization vehicles. Although no
                                            trust sponsored by EMC or the
                                            depositor has been named in such a
                                            class action lawsuit, there can be
                                            no assurance that this will continue
                                            to be the case. If the trust or the
                                            trustee on behalf of the trust were
                                            to be named as a defendant in a
                                            class action lawsuit, the costs of
                                            defending or settling that lawsuit
                                            or a judgment could reduce the
                                            amount available for distribution to
                                            certificateholders.

                                            The mortgage loans are also subject
                                            to other federal and state laws. We
                                            refer you to "Material Legal Aspects
                                            of Loans" in the prospectus for a
                                            discussion of certain of those laws.

A reduction in certificate rating could
have an adverse effect on the value of
your certificates

                                            The ratings of each class of offered
                                            certificates will depend primarily
                                            on an assessment by the rating
                                            agencies of the related mortgage
                                            loans, the amount of
                                            overcollateralization and the
                                            subordination afforded by certain
                                            classes of certificates. The ratings
                                            by each of the rating agencies of
                                            the offered certificates are not
                                            recommendations to purchase, hold or
                                            sell the offered certificates
                                            because such ratings do not address
                                            the market prices of the
                                            certificates or suitability for a
                                            particular investor.

                                            The rating agencies may suspend,
                                            reduce or withdraw the ratings on
                                            the offered certificates at any
                                            time. Any reduction in, or
                                            suspension or withdrawal of, the
                                            rating assigned to a class of
                                            offered certificates would probably
                                            reduce the market value of such
                                            class of offered certificates and
                                            may affect your ability to sell
                                            them.

Your distributions could be adversely
affected by the bankruptcy or insolvency of certain parties

                                            The seller will treat its transfer
                                            of the mortgage loans to the
                                            depositor as a sale of the mortgage
                                            loans. However, if the seller
                                            becomes bankrupt, the trustee in
                                            bankruptcy may argue that the
                                            mortgage loans were not sold but
                                            were only pledged to secure a loan
                                            to the seller. If that argument is
                                            made, you could experience delays or
                                            reductions in payments on the
                                            certificates. If that argument is
                                            successful, the bankruptcy trustee
                                            could elect to sell the mortgage
                                            loans and pay down the certificates
                                            early. Thus, you could lose the
                                            right to future payments of
                                            interest, and might suffer
                                            reinvestment loss in a lower
                                            interest rate environment.

                                            In addition, if any of the servicers
                                            or either master servicer becomes
                                            bankrupt, a bankruptcy trustee or
                                            receiver may have the power to
                                            prevent the appointment of a
                                            successor servicer or successor
                                            master servicer. Any related delays
                                            in servicing could result in
                                            increased delinquencies or losses on
                                            the mortgage loans.

Developments in specified states could
have a disproportionate effect on the
mortgage loans due to geographic
concentration of mortgaged properties

                                            Approximately 15.80%, 7.82% and
                                            5.81% of the mortgage loans in loan
                                            group I by scheduled principal
                                            balance as of the cut-off date are
                                            secured by mortgaged properties that
                                            are located in the states of
                                            California, Florida and New York,
                                            respectively. Approximately 32.95%
                                            of the mortgage loans in loan group
                                            II by scheduled principal balance as
                                            of the cut-off date are secured by
                                            mortgaged properties that are
                                            located in the state of California.
                                            Property in certain of those states,
                                            including California and Florida,
                                            may be more susceptible than homes
                                            located in other parts of the
                                            country to certain types of
                                            uninsurable hazards, such as
                                            earthquakes, floods, mudslides,
                                            hurricanes and other natural
                                            disasters. No other state
                                            constituted more than 5.0% of the
                                            mortgage loans in either loan group
                                            I or loan group II, by scheduled
                                            principal balances as of the cut-off
                                            date. In addition:

                                            o          economic conditions in
                                                       the specified states,
                                                       which may or may not
                                                       affect real property
                                                       values, may affect the
                                                       ability of borrowers to
                                                       repay their loans on
                                                       time;

                                            o          declines in the
                                                       residential real estate
                                                       market in the specified
                                                       states may reduce the
                                                       values of properties
                                                       located in those states,
                                                       which would result in an
                                                       increase in the
                                                       loan-to-value ratios; and

                                            o          any increase in the
                                                       market value of
                                                       properties located in the
                                                       specified states would
                                                       reduce the loan-to-value
                                                       ratios and could,
                                                       therefore, make
                                                       alternative sources of
                                                       financing available to
                                                       the borrowers at lower
                                                       interest rates, which
                                                       could result in an
                                                       increased rate of
                                                       prepayment of the
                                                       mortgage loans.

The return on your certificates may be
affected by the revised servicing
procedures that have been adopted in
response to the terrorist attacks on
September 11, 2001

                                            In response to the terrorist attacks
                                            on September 11, 2001 in New York
                                            City and Arlington, Virginia, EMC
                                            and certain other Servicers
                                            announced that they will implement
                                            revised servicing procedures for
                                            mortgagors who have been personally
                                            or financially affected by such
                                            attacks. Certain government
                                            agencies, government sponsored
                                            entities and private financial
                                            institutions have implemented
                                            similar procedures.

                                            Such revised servicing procedures
                                            generally include:

                                            o          Increased use of
                                                       repayment plans that will
                                                       seek to cure
                                                       delinquencies without
                                                       imposing undue hardship
                                                       on the affected
                                                       mortgagor;

                                            o          Extending due dates for
                                                       payments;

                                            o          Waiving or reducing late
                                                       payment fees or similar
                                                       fees;

                                            o          Waiving deficiency
                                                       balances for victims of
                                                       the terrorist attacks;
                                                       and

                                            o          Suspending the submission
                                                       of reports to credit
                                                       bureaus for affected
                                                       mortgagors that have
                                                       delinquent mortgage
                                                       loans.

                                            We do not know at this time how many
                                            of the mortgagors of the mortgage
                                            loans may have been affected by the
                                            terrorist attacks. However, as a
                                            result of the terrorist attacks and
                                            such revised servicing procedures,
                                            the rate of delinquencies and losses
                                            on mortgage loans made to affected
                                            mortgagors may be larger than would
                                            otherwise be the case.

The return on your certificates could be reduced by shortfalls due to the Soldiers' and Sailors' Civil Relief Act

                                            The Soldiers' and Sailors' Civil
                                            Relief Act of 1940, or Relief Act,
                                            provides relief to mortgagors who
                                            enter active military service and to
                                            mortgagors in reserve status who are
                                            called to active duty after the
                                            origination of their mortgage loans.
                                            The response of the United States to
                                            the terrorist attacks on September
                                            11, 2001 has included rescue efforts
                                            and military operations that will
                                            increase the number of citizens who
                                            are in active military service,
                                            including persons in reserve status
                                            who have been called or will be
                                            called to active duty. The Relief
                                            Act provides, generally, that a
                                            mortgagor who is covered by the
                                            Relief Act may not be charged
                                            interest on the related mortgage
                                            loan in excess of 6% per annum
                                            during the period of the mortgagor's
                                            active duty. These shortfalls are
                                            not required to be paid by the
                                            mortgagor at any future time.
                                            Neither the master servicers nor the
                                            servicers are required to advance
                                            these shortfalls as delinquent
                                            payments, and such shortfalls are
                                            not covered by any form of credit
                                            enhancement on the certificates.
                                            Interest shortfalls on the mortgage
                                            loans due to the application of the
                                            Relief Act or similar legislation or
                                            regulations will be applied to
                                            reduce accrued interest on each
                                            class of the certificates on a pro
                                            rata basis.

                                            The Relief Act also limits the
                                            ability of the servicers to
                                            foreclose on the property securing a
                                            mortgage loan during the related
                                            mortgagor's period of active duty
                                            and, in some cases, may require the
                                            servicer to extend the maturity of
                                            the mortgage loan, lower the monthly
                                            payments and readjust the payment
                                            schedule for a period of time after
                                            the completion of the mortgagor's
                                            military service. As a result, there
                                            may be delays in payment and
                                            increased losses on the mortgage
                                            loans. Those delays and increased
                                            losses will be borne first by the
                                            Class B, Class M-2 and Class M-1
                                            Certificates, in that order, and
                                            then by the senior certificates in
                                            the related loan group (other than
                                            the Class A-IO Certificates). In
                                            addition, the interest rate caps may
                                            be affected as a result of lowered
                                            interest payments due to the
                                            application of the Relief Act.

                                            We do not know how many mortgage
                                            loans have been or may be affected
                                            by the application of the Relief
                                            Act.

You may have difficulty selling your
certificates

                                            The underwriters intend to make a
                                            secondary market in the offered
                                            certificates, but the underwriters
                                            have no obligation to do so. We
                                            cannot assure you that a secondary
                                            market will develop or, if it
                                            develops, that it will continue.
                                            Consequently, you may not be able to
                                            sell your certificates readily or at
                                            prices that will enable you to
                                            realize your desired yield. The
                                            market values of the certificates
                                            are likely to fluctuate, and such
                                            fluctuations may be significant and
                                            could result in significant losses
                                            to you.

                                            The secondary markets for asset
                                            backed securities have experienced
                                            periods of illiquidity and can be
                                            expected to do so in the future.
                                            Illiquidity can have a severely
                                            adverse effect on the prices of
                                            certificates that are especially
                                            sensitive to prepayment, credit or
                                            interest rate risk, or that have
                                            been structured to meet the
                                            investment requirements of limited
                                            categories of investors.

                                THE MORTGAGE POOL

General

         We have provided below and in Schedule A to this prospectus supplement information with respect to the conventional mortgage loans that we expect to include in the pool of mortgage loans in the trust fund. Prior to the closing date of March 28, 2002, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth herein with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although certain characteristics of the mortgage loans in the mortgage pool may vary. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the cut-off date of March 1, 2002.

         Each mortgage loan in the trust fund is secured by a first or more junior lien on the related mortgaged property, and will be assigned to one of two loan groups, each of which constitutes a separate sub-trust, based on whether the mortgage loan bears interest at a fixed rate (loan group I) or adjustable rate (loan group II). Except for 4.84% of the mortgages loans in loan group I, by cut-off date principal balance, which provide for a balloon payment at maturity, all of the mortgage loans included in the trust fund provide for the amortization of the amount financed over a series of monthly payments. All of the mortgage loans provide for payments due as of a specified due date in each month. These due dates occur throughout the month.

         The cut-off date pool principal balance is $333,136,832, which is equal to the aggregate stated principal balance of the mortgage loans as of the cut-off date. The mortgage loans to be transferred by the depositor to the trust fund on the closing date consist of 4,496 mortgage loans, of which approximately 68.38% are in loan group I and 31.62% are in loan group II, by cut-off date principal balance.

         EMC Mortgage Corporation purchased most of the mortgage loans that were originated or purchased by United Companies through the exercise of clean-up calls applicable to certain pass-through certificate offerings. We refer you to "Servicing of the Mortgage Loans" and "The Mortgage Pool - Underwriting Guidelines" for further information regarding the mortgage loans.

         Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments. Any mortgage loan may be prepaid in full or in part at any time, in some cases upon the payment of a prepayment charge during an initial period. Such prepayment charges would typically discourage prepayments during the applicable period although not more than 6.0% of the mortgage loans, by cut-off date principal balance, still provide for the payment by the borrower of a prepayment charge on voluntary prepayments typically made up to the first five years from the date of execution of the related mortgage note.

         Loan-to-Value Ratio. The loan-to-value ratio of a mortgage loan is equal to

         o the principal balance of such mortgage loan at the date of origination, plus the principal balance of any senior mortgage loan, with respect to a mortgage loan that is not a first lien mortgage loan, divided by

         o        the collateral value of the related mortgaged property.

         The "collateral value" of a mortgaged property is the lesser of

         o the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan, and

         o the sales price of that mortgaged property at the time of origination.

         With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans.

         Credit Life Insurance. Approximately 3.50% and 4.32% of the mortgage loans in loan group I and loan group II, respectively, by cut-off date principal balance, are loans the proceeds from which were used to finance certain life insurance policies which we refer to as credit life insurance. Such credit life insurance policies provide that, upon the death of the borrower, an amount generally sufficient to fully repay the mortgage loan shall be payable by the insurer. Credit life insurance premiums are financed by adding the total premium payments payable under the policy to the principal balance of the related mortgage loan. In the event of a claim under the credit life insurance policy, the insurer would pay applicable proceeds to the related servicer. Credit life insurance policies have been challenged by borrowers as being unlawfully predatory.

         Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a borrower's creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

Adjustable Rate Mortgage Loans

         All of the mortgage loans in loan group II are adjustable rate mortgage loans evidenced by a note bearing interest at a mortgage rate which is adjusted generally monthly, semiannually or annually to equal an index plus (or minus) a fixed percentage set forth in or computed in accordance with the related mortgage note, the sum of which is generally as specified in the related mortgage note, subject, however, to certain limitations described below. The value of the index on which each adjustment is based (as specified in the related mortgage note) generally corresponds to that available on the date on which such adjustment is made, which we refer to as, an "interest adjustment date") or, on a prior date. If the applicable index described therein becomes unavailable, generally an alternative index based on comparable information will become the index.

         With respect to most of the adjustable rate mortgage loans, adjustments of the applicable mortgage rate are subject to rounding and to a maximum mortgage rate and with respect to a substantial number of the mortgage loans, the adjustments of the mortgage rates are subject to a minimum mortgage rate and, with respect to most of the adjustable rate mortgage loans, adjustments of the mortgage rates are subject to maximum limitations applicable to increases or decreases of the mortgage rate on an interest adjustment date, all as set forth in the related mortgage note. Some of the adjustable rate mortgage loans are assumable upon sale or transfer of the related mortgaged property.

Indices on the Adjustable Rate Mortgage Loans

         The principal indices with respect to the adjustable rate mortgage loans are 6-month LIBOR with respect to 47.10% of the cut-off date principal balance of the adjustable rate mortgage loans and 1-year CMT with respect to 43.04% of the cut-off date principal balance of the adjustable rate mortgage loans.

         6-Month LIBOR. This index is the London interbank offered rate ("LIBOR") for U.S. dollar deposits having a maturity of six months ("6-month LIBOR"). The following tables show approximate historical values for 6-Month LIBOR as reported by Bloomberg on the first business day of each month since January 1997:


                                             6-Month LIBOR
                                             -------------

Month                     1997          1998          1999          2000          2001          2002
--------------------- ------------- ------------- ------------- ------------- ------------- -------------
January                   5.69%        5.63%          4.97%         6.29%         5.26%         2.03%
February                  5.69         5.70           5.13          6.33          4.91          2.03
March                     5.94         5.75           5.06          6.53          4.71           --
April                     6.00         5.81           5.04          6.73          4.30           --
May                       6.00         5.75           5.25          7.11          3.98           --
June                      5.91         5.78           5.65          7.00          3.91           --
July                      5.80         5.75           5.71          6.89          3.69           --
August                    5.84         5.59           5.92          6.83          3.45           --
September                 5.84         5.25           5.96          6.76          2.52           --
October                   5.79         4.98           6.12          6.72          2.15           --
November                  5.91         5.15           6.06          6.64          2.03           --
December                  5.84         5.07           6.13          6.20          1.48           --


         1-Year CMT. This index is the weekly average yield on U.S. Treasury securities, adjusted to a constant maturity of one year ("1-Year CMT"). Yields on U.S. Treasury securities are estimated from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively-traded U.S. Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Treasury securities dealers to the Federal Reserve Bank of New York. The constant yield values are read from the yield curve at fixed maturities. This method permits, for example, estimations of the yield for one-year maturity even if no outstanding security has exactly one year remaining to maturity. Such yields of different U.S. Treasury securities are generally published in Federal Reserve Statistical Release No. H.15 (519).

         Listed below are some of the approximate historical values of 1-Year CMT since January 1997:

                                               1-Year CMT
                                               ----------

Month                     1997          1998          1999          2000          2001          2002
--------------------- ------------- ------------- ------------- ------------- ------------- -------------
January                   5.44%         5.44%         4.52%         5.50%         6.14%         2.17%
February                  5.46          5.53          4.49          5.69          5.78          2.23
March                     5.61          5.25          4.55          6.12          4.79           --
April                     5.53          5.28          4.67          6.20          4.72           --
May                       5.72          5.37          4.77          6.18          4.47           --
June                      5.99          5.39          4.67          6.14          4.07           --
July                      5.90          5.46          4.79          6.38          3.76           --
August                    5.72          5.42          5.12          6.23          3.53           --
September                 5.54          5.36          5.01          6.09          3.62           --
October                   5.55          5.23          5.23          6.17          3.50           --
November                  5.59          4.76          5.28          6.20          3.02           --
December                  5.45          4.18          5.34          5.98          2.39           --

---------------
     * Figures are averages of daily rates and do not necessarily correspond to 1-Year CMT values determined as provided in any related notes.

Mortgage Loan Statistical Data

         Schedule A to this prospectus supplement sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans in the aggregate and about the mortgage loans in each loan group. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of all of the mortgage loans, or of mortgage loans in the related loan group, as applicable. The sum of the respective columns may not equal the total indicated due to rounding.

Assignment of the Mortgage Loans; Repurchase

         At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the trust. The mortgage loans in each of the two loan groups will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement with each loan group separately identified. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the borrower's monthly payment and the maturity date of each mortgage note.

         In addition, the depositor will deposit with Wells Fargo Bank Minnesota, National Association, as custodian and agent for the trustee, the following documents with respect to each mortgage loan:

                  (a) the original mortgage note, endorsed without recourse in the following form: "Pay to the order of Bank One, National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities, Inc., Asset-Backed Certificates, Series 2002-1 without recourse," with all intervening endorsements that show a complete chain of endorsement from the originator to the seller or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

                  (b) the original recorded mortgage or a photocopy thereof;

                  (c) a duly executed assignment of the mortgage to "Bank One, National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities, Inc., Asset-Backed Certificates, Series 2002-1, without recourse;" in recordable form, as described in the pooling and servicing agreement;

                  (d) all interim recorded assignments of such mortgage, if any and if available to the depositor;

                  (e) the original or duplicate original lender's title policy or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy shall be delivered within one year of the closing date or, in the event such original lender's title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property; and

                  (f) the original or a copy of all available assumption, modification or substitution agreements, if any.

         Assignments of the mortgage loans provided to the custodian on behalf of the trustee will be recorded in the appropriate public office for real property records, except in states as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller, or as to which the rating agencies advise that the omission to record therein will not affect their ratings of the offered certificates.

         The custodian on behalf of the trustee will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the custodian's receipt of such documents and will hold such documents in trust for the benefit of the holders of the certificates.

         In addition, the seller will make representations and warranties in the pooling and servicing agreement as of the cut-off date in respect of the mortgage loans. The depositor will file the pooling and servicing agreement containing such representations and warranties with the Securities and Exchange Commission in a report on Form 8-K within 15 days of the closing date.

         After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates in such mortgage loan, the custodian, on behalf of the trustee, is required to notify the seller in writing. If the seller cannot or does not cure such omission, defect or breach within 90 days of its receipt of notice from the custodian, the seller is required to repurchase the related mortgage loan from the trust fund at a price equal to 100% of the stated principal balance thereof as of the date of repurchase plus accrued and unpaid interest thereon at the Mortgage Rate to the first day of the month following the month of repurchase. Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics; however, such substitution is only permitted within two years after the closing date.

         With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the seller with respect to a mortgage loan.

Underwriting Guidelines

         The mortgage loans were originated pursuant to underwriting standards of various originators. Approximately 26.75% of the mortgage loans were originated or acquired by United Companies and approximately 37.38% of the mortgage loans were originated or acquired by Wells Fargo Home Mortgage, Inc., which we refer to as "WFHM". The remaining mortgage loans were acquired from several different sellers at varying times, which mortgage loans were originated by many different originators, a number of which may no longer be in existence.

         United Companies

         Set forth below is a description of the underwriting procedures generally applied by United Companies.

         The underwriting guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the mortgagor's credit standing and repayment ability. On a case-by-case basis, the related originator may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment, pride of ownership and time in residence at the applicant's current address. It is expected that a substantial number of the mortgage loans will represent such underwriting exceptions.

         The underwriting guidelines are less restrictive than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the mortgagor's credit standing and repayment ability. Mortgagors who qualify under the underwriting guidelines, or under an underwriting exception thereto, generally have payment histories and debt ratios which would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The underwriting guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

         The underwriting guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires (x) an appraisal of the mortgaged property (which conforms to Freddie Mac and Fannie Mae standards generally) by qualified independent appraisers who are approved by the related originator and (y) a review of such appraisal, which review may be conducted by the related originator's staff appraiser or representative and, depending upon the original principal balance and loan-to-value ratio of the mortgaged property, may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property.

         Generally, the maximum loan-to-value ratio is 85% for a loan with a second mortgage on the property. With respect to rural properties, the maximum loan-to-value ratio, utilizing only up to ten acres and the improvements thereon, is 80%. The maximum loan-to-value ratio generally applicable to non-owner occupied homes and owner occupied manufactured/mobile homes with land is generally 80%.

         Under the underwriting guidelines, the related originator reviews and verifies the loan applicant's sources of income, calculates the amount of income from all such sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan and reviews the mortgaged property for compliance with the underwriting guidelines. Verification of personal financial information for each applicant is required. The applicant's total monthly obligations -- including principal and interest on each mortgage, tax assessments, other loans, charge accounts and all scheduled indebtedness, generally should not exceed 50% of a borrower's gross monthly income. In the case of adjustable rate home equity loans, the debt ratio calculation is based upon the principal and interest payment amount utilizing the maximum rate on the second change date. Generally, the borrowers are required to have two years of employment with their current employer or two years of like experience. Applicants who are salaried employees must provide current employment information in addition to recent employment history. Originators verify this information for salaried borrowers based on written confirmation from employers, or a combination of a telephone confirmation from the employer and the most recent pay stub and the most recent W-2 tax form. A self-employed applicant is generally required to provide copies of complete federal income tax returns, including schedules, filed for the most recent two years.

         A credit report by an independent, nationally recognized credit reporting agency reflecting the applicant's credit history is required. The credit report should reflect all delinquencies of 30 days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records. Verification is required to be obtained of the first mortgage balance, if any, its status and whether local taxes, interest, insurance and assessments are included in the applicant's monthly payment. All taxes and assessments not included in the payment are required to be verified as current. A borrower's mortgage payment history generally should reflect no more than three payments over 30 days delinquent in the last twelve months; however, in some cases, a borrower is permitted to have more payments over 30 days delinquent in the last twelve months. Credit analysis is subjective and subject to interpretation in the underwriting process.

         The borrower is required to obtain property insurance in an amount sufficient to cover in the case of a first mortgage the new loan and in the case of a fixed rate second mortgage, the new loan and any prior mortgage. If the sum of an outstanding first mortgage, if any, and the fixed rate home equity loan exceeds the lesser of replacement or insurable value, insurance equal to the lesser of replacement or insurable value may be accepted. The originator requires that its name and address are properly added to the "mortgagee clause" of the insurance policy. In the event the originator's name is added to a "loss payee clause" and the policy does not provide for written notice of policy changes or cancellation, an endorsement adding such provision is required. The borrower is required to obtain flood insurance to the extent such insurance is available under the Flood Disaster Protection Act of 1973, as amended. The underwriting guidelines also require that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related mortgage loan or the replacement cost of the mortgaged property, whichever is less.

         Under the underwriting guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories which permit higher debt ratios and more, or more recent, major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the underwriting guidelines establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

         WFHM

         All WFHM mortgage loans were either acquired or originated under, or were intended to have been acquired or originated under, one of WFHM's standard first-lien lending programs. All WFHM mortgage loans were approved for purchase by WFHM prior to funding pursuant to underwriting guidelines approved by WFHM. However, subsequent to funding, WFHM discovered or was notified that substantially all of the WFHM mortgage loans either

         o violated the underwriting guidelines or program guidelines for which they were intended to have been originated

         o        had document deficiencies or

         o        became delinquent and thereby ineligible for sale.

         The specific defects may have included

         o the failure to comply with maximum debt service coverage requirements,

         o the failure to comply with maximum loan-to-value ratio requirements,

         o        the failure to comply with minimum credit score requirements,

         o        the failure to comply with maximum loan amount requirements,

         o missing or deficient appraisals (for example, the comparable properties did not support the appraised value),

         o        the absence of required primary mortgage insurance,

         o the borrower's credit history did not meet program requirements,

         o the mortgage file had a deficient, missing or unexecuted note, intervening assignment, intervening endorsement or modification agreement or power of attorney or

         o        the borrower became delinquent.

         In some cases, the defect may not have been discovered, or the delinquency may not have occurred, until the loan had been sold to a third-party and WFHM was required to repurchase the loan.

                         SERVICING OF THE MORTGAGE LOANS

General

         EMC Mortgage Corporation, which we refer to in this section as "EMC", and Wells Fargo Bank Minnesota, National Association, which we refer to in the section in its capacity as master servicer as "Wells Fargo," will act as master servicers of the mortgage loans pursuant to the pooling and servicing agreement. EMC will act as master servicer for the mortgage loans for which it also acts as servicer, representing approximately 62.62% of the mortgage loans, by scheduled principal balance as of the cut-off date, and Wells Fargo will act as master servicer for the mortgage loans that are serviced by Wells Fargo Home Mortgage, Inc, which we refer to as "WFHM," representing approximately 37.38% of the mortgage loans, by scheduled principal balance as of the cut-off date.

         Primary servicing of the mortgage loans, other than those serviced by EMC under the pooling and servicing agreement, will be provided for by WFHM in accordance with various seller's warranties and servicing agreements, each of which will be assigned to the trust, pursuant to a series of related Assignment, Assumption and Recognition Agreements among WFHM, as the related servicer, EMC Mortgage Corporation and the trustee on behalf of the certificateholders, except for the rights to enforce the representations and warranties with respect to the related mortgage loans, which will be retained by EMC in its capacity as seller of such mortgage loans to the trust. WFHM will be responsible for the servicing of the mortgage loans covered by the related servicing agreement and EMC will be responsible for the servicing of the remaining mortgage loans under the terms contained in the pooling and servicing agreement. Wells Fargo also will be required to monitor WFHM's performance. In the event of a default by WFHM under the related servicing agreement, Wells Fargo will be required to enforce any remedies against WFHM and shall either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself.

         The information set forth in the following paragraphs with respect to Wells Fargo and Wells Fargo Home Mortgage, Inc. has been provided by the respective party. None of the depositor, the seller, the underwriters, the trustee, or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

The Master Servicers and the Servicers

         EMC, is a Delaware corporation and has its principal executive office at 909 Hidden Ridge Drive, Irving, Texas 75038. EMC will act as master servicer for the mortgage loans for which it also acts as servicer. EMC will have certain rights with respect to the pooling and servicing agreement in respect of Wells Fargo, as a master servicer, including the right to replace it as master servicer in the event of a default by Wells Fargo and the right of termination of Wells Fargo, without cause, upon payment of a termination fee.

         Wells Fargo, a national banking association, with its master servicing offices located at 11000 Broken Land Parkway, Columbia, Maryland 21044 and after May 1, 2002, located at 9062 Old Annapolis Road, Columbia, Maryland 21045, will act as master servicer for all of the mortgage loans other than the mortgage loans being serviced by EMC. Wells Fargo is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. In the event of default by EMC as a master servicer under the pooling and servicing agreement, Wells Fargo will replace EMC as a master servicer with respect to the related mortgage loans.

         The following table shows the percentage of the mortgage loans which are serviced by each servicer for each loan group.

Name of Servicer                          Loan Group I           Loan Group II           Total
----------------                          ------------           -------------           -----
EMC Mortgage Corporation                    57.37%                  73.98%               62.62%

Wells Fargo Home Mortgage, Inc.             42.63%                  26.02%               37.38%

         EMC Mortgage Corporation

         EMC, a wholly-owned subsidiary of The Bear Stearns Companies Inc., was established as a full-line mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment grade" to varying degrees of "non-investment grade" up to and including mortgaged properties acquired through foreclosure or deed-in-lieu of foreclosure (each such mortgaged property). EMC was incorporated in the State of Delaware on September 26, 1990 and commenced operation in Texas on October 9, 1990.

         The principal business of EMC has been the resolution of non-performing residential mortgage loan portfolios acquired from Resolution Trust Corporation, from private investors and from the Department of Housing and Urban Development through its auctions of defaulted Federal Housing Authority mortgage loans. EMC's servicing portfolio consists primarily of two categories:

         o performing investment-quality loans serviced for EMC's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and

         o non-investment grade, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         EMC's operations resemble those of most mortgage banking companies, except that significant emphasis is placed on the collection and due diligence areas, due to the nature of the mortgage portfolios purchased. As of November 30, 2001, EMC was servicing approximately $7.36 billion of mortgage loans and REO property.

         Delinquency and Foreclosure Experience of EMC

         The following table sets forth the delinquency and foreclosure experience of mortgage loans serviced by EMC as of the dates indicated. EMC's portfolio of mortgage loans may differ significantly from the mortgage loans backing the certificates in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans backing the certificates will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual delinquency experience on the mortgage loans will depend, among other things, upon the value of the real estate securing such mortgage loans and the ability of borrowers to make required payments.

                    Delinquency and Foreclosure Experience(1)

                                            As of June 30, 2000                       As of June 30, 2001
                                  ---------------------------------------   --------------------------------------
                                                                   % by                                     % by
                                   No. of      Principal        Principal    No. of      Principal       Principal
                                   Loans       Balance (2)       Balance     Loans       Balance(2)       Balance
                                   -----       -----------       -------     -----       ----------       -------
Current loans...................   40,957     $2,773,375,021     69.53%       79,311    $4,223,226,737     61.84%
Period of delinquency(3)
      30-59 days................    5,116        335,858,515      8.42        14,471       754,951,472     11.05
      60-89 days................    1,763        124,260,172      3.12         4,464       238,807,252      3.50
      90 days or more...........    2,490        175,071,236      4.39         8,791       408,757,577      5.99
Foreclosure/
    bankruptcies(4).............    6,784        498,486,846     12.50        16,623       975,126,313     14.28
Real estate owned...............    1,045         81,915,418      2.05         3,986       228,805,987      3.35
                                    -----         ----------      ----         -----       -----------      ----
Total portfolio.................   58,155     $3,988,967,208    100.00%      127,646    $6,829,675,336    100.00%
                                   ======     ==============    =======      =======    ==============    =======


                                          As of November 30, 2001
                                   --------------------------------------
                                                                    % by
                                   No. of       Principal       Principal
                                   Loans        Balance(2)       Balance
                                   -----        ----------       -------
Current loans..................    76,892       $4,291,550,897    58.30%
Period of delinquency(3)
      30-59 days...............    14,425          795,817,499    10.81
      60-89 days...............     4,935          279,727,400     3.80
      90 days or more..........    10,257          530,744,768     7.21
Foreclosure/
    bankruptcies(4)............    19,054        1,213,468,377    16.48
Real estate owned..............     4,234          249,853,497     3.39
                                 --------       --------------   ------
Total portfolio................   129,797       $7,361,162,438   100.00%
                                  =======       ==============   =======

-----------------
(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.

(2) For the REO properties, the principal balance is at the time of foreclosure.

(3) No mortgage loan is included in this table as delinquent until it is 30 days past due.

(4) Exclusive of the number of loans and principal balance shown in the period of delinquency.

         Since the mortgage loans were originated by various originators at different times, it is unlikely that the delinquency and foreclosure experience set forth above will be representative of the actual delinquency and foreclosure experience on the mortgage loans in the trust fund or even representative of the mortgage loans in the trust fund being serviced by EMC. In addition, a variety of factors, including the appreciation of real estate values, historically have limited the loss and delinquency experience on subprime mortgage loans. There can be no assurance that factors beyond EMC's control, such as national or local economic conditions or downturn in the real estate markets in which the mortgaged properties are located, will not result in increased rates of delinquencies and foreclosure losses in the future.

         Wells Fargo Home Mortgage, Inc.

         WFHM, is a direct, wholly-owned subsidiary of Wells Fargo Bank, National Association, and an indirect wholly-owned subsidiary of Wells Fargo & Company. WFHM is engaged principally in the business of

         o originating, purchasing and selling residential mortgage loans in its own name and through its affiliates and

         o servicing residential mortgage loans for its own account and for the account of others.

         WFHM is an approved servicer of Fannie Mae and Freddie Mac. WFHM's principal office is located at 1 Home Campus, Des Moines, Iowa 50328-0001.

         Delinquency and Foreclosure Experience of WFHM

         The following table sets forth certain information, as reported by WFHM concerning recent delinquency and foreclosure experience on mortgage loans included in various mortgage pools underlying all series of WFHM's mortgage pass-through certificates with respect to which one or more classes of certificates were publicly offered through Wells Fargo Asset Securities Corporation. There can be no assurance that the delinquency and foreclosure experience set forth in any of the following tables which include mortgage loans with various terms to stated maturity, may or may not include the WFHM mortgage loans and include loans having a variety of payment characteristics, will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

                            Delinquency Experience(1)


                                                                   As of December 31,
                                    ----------------------------------------------------------------------------------
                                               2001                        2000                       1999
                                    --------------------------- --------------------------- --------------------------
                                        By         By Dollar        By        By Dollar         By        By Dollar
                                      Number       Amount of      Number      Amount of       Number      Amount of
                                     of Loans        Loans       of Loans       Loans        of Loans       Loans
                                     --------        -----       --------       -----        --------       -----
Total Loans......................      91,339       $31,487,536   89,637     $28,714,239    85,722       $27,493,110

Period of Delinquency(2)
---------------------
30-59 Days.......................         536          $168,811      400        $121,641       366          $106,430
60-89 Days.......................         106           $35,482       76         $23,470        54           $14,669
90 or more Days..................         135           $41,344       89         $25,014        51           $14,408
Total Delinquent Loans...........         777          $245,637      565        $170,125       471          $135,507

Percent of Total Loans...........        0.85%             0.78%    0.63%           0.59%     0.55%             0.49%
Foreclosures(3)..................                       $33,701                  $13,577                     $13,113
Foreclosure Ratio(4).............                          0.11%                    0.05%                       0.05%

----------------------
(1) Percentages in the table are rounded to the nearest 0.01% and are based on the total number of loans outstanding. Dollar amounts are in thousands and are rounded to the nearest thousand dollar.

(2) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(3) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(4) Foreclosure as a percentage of total loans in the applicable portfolio at the end of each period.

Collection and Other Servicing Procedures

         The applicable servicers will use their reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the servicing agreements. Consistent with the foregoing, the servicers may in their discretion wave, modify or vary or permit to be waved, modify or varied, any term of any mortgage loan including, in certain instances, changing the mortgage interest rate, forgiving the payment of principal or extending the final maturity.

         If a mortgaged property has been or is about to be conveyed by the mortgagor and the applicable servicer has knowledge thereof, the servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the applicable servicer, in some cases with the prior consent of the trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The servicers will retain any fee collected for entering into assumption agreements, as additional servicing compensation. In regard to circumstances in which the servicers may be unable to enforce due-on-sale clauses, we refer you to "Material Legal Aspects of the Loans -- Due-on-Sale Clauses in Mortgage Loans" in the prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

         The servicers will establish and maintain, in addition to the protected accounts described below under "--Protected Accounts and Master Servicer Collection Account," one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the servicing agreements. Each servicing account and the investment of deposits therein shall comply with the requirements of the servicing agreements and shall meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the servicer or related master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the servicers, or to clear and terminate the servicing accounts at or at any time after the termination of the servicing agreements.

         The servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the related servicing agreements.

Hazard Insurance

         The servicers will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the servicing agreement, or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the servicers under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, shall be deposited in a protected account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs shall be recoverable by the related servicer out of related late payments by the mortgagor or out of insurance proceeds or liquidation proceeds or any other amounts in the related protected account. The right of the servicer to reimbursement for such costs incurred will be prior to the right of the related master servicer or the trustee to receive any related insurance proceeds or liquidation proceeds or any other amounts in the related protected account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Hazard insurance policies covering properties similar to the Mortgaged Properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the servicers will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan, (ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan, and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

         The servicers, on behalf of the trustee and certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in a protected account. The servicers are required to deposit in a protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

Realization Upon Defaulted Mortgage Loans

         The servicers will take such action either as such servicer deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by such servicer, as applicable with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the servicing agreements, the servicers will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and Fannie Mae guidelines. The related servicer generally will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless the servicer has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property's eventual liquidation.

         Since insurance proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the servicers, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

Servicing Compensation and Payment of Expenses

         Wells Fargo will receive a monthly master servicing fee on each distribution date equal to 0.015% per annum of the aggregate principal balance of the mortgage loans as of the beginning of the month immediately preceding such distribution date, and will also be entitled to investment earnings on amounts in the Master Servicer Collection Account and the Distribution Account as additional master servicing compensation. EMC will not receive a fee in its capacity as a master servicer but will receive a servicing fee for the mortgage loans it will service as described below. Each of the servicers will be entitled to receive a fee as compensation for its activities under the related servicing agreement equal to the applicable servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by such servicer as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate for each mortgage loan will be set forth on the schedule to the pooling and servicing agreement and will range from 0.25% to 0.50% per annum and the weighted average servicing fee, by stated principal balance as of the cut-off date is approximately 0.44%. Interest shortfalls on the mortgage loans resulting from prepayments in full in any calendar month will be offset by the related servicer, or master servicer in the event of a servicer default, on the distribution date in the following calendar month to the extent of compensating interest payments as described herein.

         In addition to the primary compensation described above, the applicable servicer will retain all prepayment charges and penalties, if any, assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

         The applicable servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described herein.

Protected Accounts and Master Servicer Collection Account

         The servicers will establish and maintain one or more custodial accounts (referred to herein as protected accounts) into which they will deposit daily or at such other time specified in the applicable servicing agreement all collections of principal and interest on any mortgage loans, including principal prepayments, insurance proceeds, liquidation proceeds, the repurchase price for any mortgage loans repurchased, and advances made from the servicer's own funds, less the applicable servicing fee. All protected accounts and amounts at any time credited thereto shall comply with the requirements of the servicing agreements and shall meet the requirements of the rating agencies.

         Wells Fargo, as a master servicer, will establish and maintain an account (the "Master Servicer Collection Account") into which it will deposit the following amounts received from WFHM, as well as any advances made from the master servicer's own funds, less its expenses, as provided in the pooling and servicing agreement:

         (i) any amounts withdrawn from a protected account or other permitted account;

         (ii) any monthly advance and compensating interest payments from a servicer or, to the extent provided in the pooling and servicing agreement, from Wells Fargo;

         (iii) any Insurance Proceeds or Liquidation Proceeds received by Wells Fargo which were not deposited in a protected account or other permitted account;

         (iv) the repurchase price with respect to any mortgage loans repurchased;

         (v) any amounts required to be deposited with respect to losses on permitted investments; and

         (vi) any other amounts received by Wells Fargo and required to be deposited in the Master Servicer Collection Account pursuant to the pooling and servicing agreement.

         The Master Servicer Collection Account and amounts at any time credited thereto shall comply with the requirements of the pooling and servicing agreement and shall meet the requirements of the rating agencies.

         EMC, as a master servicer, will not establish and maintain an account comparable to the Master Servicer Collection Account, but will retain in its protected account for distribution directly to the trustee the daily collections of interest and principal, Insurance Proceeds, Liquidation Proceeds, the repurchase price of any mortgage loan repurchased by EMC and other amounts comparable to those referred to above received with respect to the mortgage loans which it is servicing.

         On the business day prior to each distribution date, Wells Fargo will withdraw or cause to be withdrawn all amounts from the Master Servicer Collection Account, net of its master servicing fee, and EMC will withdraw from its protected account comparable types of funds, and each will remit them to the trustee for deposit in the Distribution Account.

         Wells Fargo is entitled to receive all investment earnings on amounts in the Master Servicer Collection Account.

Distribution Account

         The trustee shall establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account (the "Distribution Account"), into which on the day prior to each distribution date it will deposit all amounts transferred to it by Wells Fargo from the Master Servicer Collection Account and by EMC from its protected account and all proceeds of any mortgage loans and REO properties transferred in connection with the optional termination of the trust. All amounts deposited to the Distribution Account shall be held in the name of the trustee in trust for the benefit of the certificateholders in accordance with the terms and provisions of the pooling and servicing agreement. The amount at any time credited to the Distribution Account shall generally be:

         o fully insured by the FDIC to the maximum coverage provided thereby or

         o invested in the name of the trustee, in such permitted investments set forth in the pooling and servicing agreement.

On each Distribution Date, the Trustee will withdraw funds from the Distribution Account and make payments to the certificateholders in accordance with the provisions set forth under "Description of the Certificates--Distributions" in this prospectus supplement. Wells Fargo will be entitled to any amounts earned on permitted investments in the Distribution Account.

Prepayment Interest Shortfalls and Compensating Interest

         When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment accordingly an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a "Prepayment Interest Shortfall." In order to mitigate the effect of any such shortfall in interest distributions to holders of the offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to the related servicer for such month shall, to the extent of such shortfall, be deposited by such servicer in its related protected account for distribution to a master servicer or the trustee, as the case may be. We refer to such deposited amounts as "Compensating Interest." Any such deposit by the servicer or master servicer will be reflected in the distributions to holders of the offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed.

Advances

         If the scheduled payment on a mortgage loan which was due on a related due date is delinquent other than for certain reasons as set forth in the applicable servicing agreement, for example, as a result of application of the Relief Act, the applicable servicer will remit to a master servicer or the trustee, as the case may be, within the number of days prior to the related distribution date set forth in the related servicing agreement or the pooling and servicing agreement, as applicable, an amount equal to such delinquency, net of the related servicing fee rate except to the extent the servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the servicers until the liquidation of the related mortgage loan property. Failure by the applicable servicer to remit any required advance, which failure goes unremedied for the number of days specified such servicing agreement and pooling and servicing agreement, would constitute an event of default under the related agreements. Such event of default shall then obligate the related master servicer to advance such amounts to the Distribution Account to the extent provided in the pooling and servicing agreement. Any failure of the related master servicer to make such advances would constitute an event of default as discussed under "Description of the Certificates--Events of Default" in this prospectus. The non-defaulting master servicer will be required to make an advance which the other master servicer is required but fails to make.

Evidence as to Compliance

         The pooling and servicing agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the servicers or master servicer, excluding Wells Fargo as master servicer, of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other, including the pooling and servicing agreement, was conducted in compliance with such agreements, the Audit Program for Mortgages serviced for Freddie Mac, or the Uniform Single Attestation Program for Mortgage Bankers, except for any significant exceptions or errors in records that, in the opinion of the firm it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of the mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac (rendered within one year of such statement) of firms of independent public accountants with respect to the related subservicer.

         The pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by officers of each master servicer to the effect that the master servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of officers of each of the respective master servicers may be obtained by certificateholders without charge upon written request to either master servicer at the address of such master servicer set forth above.

Certain Matters Regarding the Master Servicers and the Depositor

         The pooling and servicing agreement will provide that neither master servicer may resign from its obligations and duties under the pooling and servicing agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the following requirements:

         o such master servicer has proposed a successor to the trustee and the trustee has consented thereto, such consent not to be withheld unreasonably

         o the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac

         o the trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of offered certificates.

         In addition, either master servicer may be removed from its obligations and duties as set forth in the pooling and servicing agreement. No such resignation will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

         The pooling and servicing agreement will further provide that neither master servicer nor the depositor, nor any director, officer, employee, or agent of either master servicer or the depositor will be under any liability to the trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that neither master servicer nor the depositor, nor any such person will be protected against any breach of its representations and warranties in the pooling and servicing agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The pooling and servicing agreement will further provide that the master servicers, the depositor and any director, officer, employee or agent of a master servicer or the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

         In addition, the pooling and servicing agreement will provide that neither master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. Either master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and such master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

         Any person into which either master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which such master servicer is a party, or any person succeeding to the business of such master servicer, will be the successor of the master servicer under the pooling and servicing agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of offered certificates.

                         DESCRIPTION OF THE CERTIFICATES

General

         The trust will issue the certificates pursuant to the pooling and servicing agreement. The certificates consist of the classes of certificates reflected on the cover of this prospectus supplement, which we refer to as the offered certificates, and the Class B-IO Certificates, which we are not offering by this prospectus supplement. We refer to the classes with the letter "A" in their class name as the senior certificates, and we refer to the Class M-1, Class M-2 and Class B Certificates, collectively, as the subordinated offered certificates. In addition, we sometimes refer to the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4 and Class 1-A5 Certificates, collectively, as the class A-I group and the Class 2-A Certificates as the class A-II group. We refer to the Class R-1, Class R-2 and Class R-3 Certificates, collectively, as the Class R Certificates or the residual certificates.

         The Class A-IO Certificates and Class B-IO Certificates are interest-only certificates issued with notional principal balances. Distributions on the class A-I group will be based primarily on amounts available for distribution in respect of loan group I. Distributions on the class A-II group will be based primarily on amounts available for distribution in respect of loan group II. Distributions on the Class A-IO Certificates will be based primarily on amounts available for distribution in respect of loan group I and loan group II. In certain instances, as described under " -- Distributions -- Allocation of Payments on the Mortgage Loans" below, amounts available for distribution with respect to one loan group will be distributed with respect to the senior certificates related to the other loan group. Distributions on the subordinated certificates will be based on a subordinated basis on amounts available for distribution in respect of loan group I and loan group II.

         The Class A-IO Certificates are composed of two components, Component 1-AIO, representing an interest in loan group I, and Component 2-AIO, representing an interest in loan group II. These components are not separately transferable. The notional principal balance of the Class A-IO Certificates for purposes of calculating accrued interest will equal the sum of the notional principal balances of Component 1-AIO and Component 2-AIO. The notional principal balance of Component 1-AIO will be equal to the lesser of $22,780,000 and the aggregate outstanding principal balance of the mortgage loans in loan group I, and the notional principal balance of Component 2-AIO will be equal to the lesser of $10,534,000 and the aggregate outstanding principal balance of the mortgage loans in loan group II, in each case immediately prior to the applicable distribution date but without giving effect to payments or prepayments of principal during the related due period or prepayment period.

         The trust will issue the offered certificates, other than the residual certificates, in book-entry form as described below, in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof, except that one certificate of each class may be issued in the remainder of the class. The trust will issue each residual certificate in a single physical certificate each having a denomination of $50.

Book-Entry Registration

         The offered certificates, other than the residual certificates, will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream, Luxembourg is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear." The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and The Chase Manhattan Bank will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only "securityholder" with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

         An Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive Definitive Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream, has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

         o we advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we or the trustee is unable to locate a qualified successor,

         o at our option, we elect to terminate the book-entry system through DTC, or

         o after the occurrence of an event of default, securityholders representing not less than 51% of the aggregate current principal amount of the applicable securities advise the trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

         Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this prospectus and in the pooling and servicing agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the trust, the securities administrator or the trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Distributions

         General. On each distribution date, the trustee will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date.

         The trustee will make distributions on each distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the trustee, then the trustee will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the trustee designated for such purposes. As of the closing date, the trustee designates its offices located at 153 West 51st Street, 5th Floor, New York, NY 10019 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder's percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

         Allocation of Payments on the Mortgage Loans. On each distribution date, the trustee will withdraw from the Distribution Account the Interest Funds and Principal Funds for such distribution date and apply such amounts as follows:

         First, to pay accrued and unpaid interest on the offered certificates, in the following order of priority:

                  1. from Interest Funds in respect of loan group I and loan group II in proportion to the amounts of Interest Funds relating to each such loan group, to the Class A-IO Certificates, the Current Interest and any Interest Carry Forward Amount for such class;

                  2.   (a) from remaining Interest Funds in respect of loan
                           group I, to each class in the class A-I group, the Current Interest and then any Interest Carry Forward Amount for such classes, pro rata in accordance with the amount of accrued interest due thereon; and

                       (b) from remaining Interest Funds in respect of loan
                           group II, to the Class 2-A Certificates, Current Interest and then any Interest Carry Forward Amount for such class;

                  3.   (a) from remaining Interest Funds in respect of loan
                           group I, to each class in the class A-1 group, any Basis Risk Shortfall Carry Forward Amount for such classes, pro rata in accordance with the amount of Basis Risk Shortfall Carry Forward Amount for each such class; and

                  (b) from remaining Interest Funds in respect of loan group II, to the Class 2-A Certificates, any Basis Risk Shortfall Carry Forward Amount for such class;

                  4. from remaining Interest Funds in respect of:

                       (a) loan group I, to the Class 2-A Certificates, first,
                           any remaining related Interest Carry Forward Amount, and second, any remaining Basis Risk Shortfall Carry Forward Amount, in that order, for such class for such distribution date; and

                       (b) loan group II, to each class in the class A-I group,
                           first, any remaining related Interest Carry Forward Amount, and second, any remaining Basis Risk Shortfall Carry Forward Amount, in that order, in each case for each such class for such distribution date, pro rata in accordance with the amount of any remaining Interest Carry Forward Amount or Basis Risk Shortfall Carry Forward Amount for each such class, as applicable;

                  5. from remaining Interest Funds in respect of loan group I and loan group II, to the Class M-1 Certificates, the Class M-2 Certificates and the Class B Certificates, sequentially, in that order, the Current Interest for each such Class;

                  6. any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Specified Overcollateralization Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount; and

                  7. any Remaining Excess Spread will be added to any Excess Overcollateralization Amount and will be applied as Excess Cashflow pursuant to clauses second (D) through eighth below.

         On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, first, in reduction of amounts otherwise distributable to the Class B-IO Certificates and Residual Certificates, and thereafter, to the Current Interest payable to the offered certificates on such distribution date, on a pro rata basis, based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the offered certificates will not be entitled to reimbursement for any such interest shortfalls.

         Notwithstanding the provisions of clauses first 6 and 7, above, on the first distribution date, all Excess Spread will be paid to the holders of the Class B-IO Certificates.

         Second, to pay as principal on the offered certificates entitled to payments of principal, in the following order of priority:

(A) for each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

                  1. to the senior certificates entitled to payments of principal as follows: the Principal Distribution Amount:

                  (a) concurrently, to (x) the Class 1-A5 Certificates, in an amount equal to the Class 1-A5 Share times the Class 1-A5 Lockout Percentage in effect on such distribution date, and (y) the Class 1-A1, Class 1-A2, Class 1-A3 and Class 1-A4 Certificates, sequentially, in that order, until the certificate principal balance of each such class is reduced to zero, and thereafter to the Class 1-A5 Certificates, until its certificate principal balance is reduced to zero; and

                  (b)      to the Class 2-A Certificates;

         pro rata, based on the Principal Funds for such distribution date from each of loan group I and loan group II, respectively, in each case until the certificate principal balance of the respective class is reduced to zero;

                  2. to the Class M-1 Certificates, any remaining Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

                  3. to the Class M-2 Certificates, any remaining Principal Distribution Amount until the certificate principal balance thereof is reduced to zero; and

                  4. to the Class B Certificates, any remaining Principal Distribution Amount until the certificate principal balance thereof is reduced to zero.

(B) For each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

                  1. to the senior certificates entitled to payments of principal as follows: from the Principal Distribution Amount, the Class A Principal Distribution Amount:

                  (a) concurrently, to (x) the Class 1-A5 Certificates, in an amount equal to the Class 1-A5 Share times the Class 1-A5 Lockout Percentage in effect on such distribution date, and (y) the Class 1-A1, Class 1-A2, Class 1-A3 and Class 1-A4 Certificates, sequentially, in that order, until the certificate principal balance of each such class is reduced to zero, and thereafter to the Class 1-A5 Certificates, until its certificate principal balance is reduced to zero; and

                  (b)      to the Class 2-A Certificates;

         pro rata, based on the Principal Funds for such distribution date from each of loan group I and loan group II, respectively, in each case until the certificate principal balance of the respective class is reduced to zero;

                  2. to the Class M-1 Certificates, from any remaining Principal Distribution Amount, the Class M-1 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                  3. to the Class M-2 Certificates, from any remaining Principal Distribution Amount, the Class M-2 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                  4. to the Class B Certificates, from any remaining Principal Distribution Amount, the Class B Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero.

(C) Notwithstanding the provisions of clauses second (A) and (B), if on any distribution date all of the senior certificates of a Class A Group are no longer outstanding, the pro rata portion of the Principal Distribution Amount or the Class A Principal Distribution Amount, as applicable, otherwise allocable to such Class A Group will be allocated to the remaining Class A Group; and

(D) Notwithstanding the provisions of clauses second (A) and (B), if on any distribution date the pro rata portion of the Principal Distribution Amount or the Class A Principal Distribution Amount, as applicable, allocated to a Class A Group is insufficient to pay to the related senior certificates the principal to which they are entitled under clause second (A)(1) or (B) (1), as applicable, any Excess Cashflow will be allocated to the class or classes in such Class A Group in an amount equal to the lesser of the deficiency and the aggregate amount of such Excess Cashflow.

         Third, from the sum of any remaining Excess Cashflow and any Excess Yield Maintenance Amount, to first, the Class A-IO Certificates, and then to the other classes in the Class A Group, in each case, to the extent not fully paid pursuant to subclauses first 1. through 4. above, an amount equal to (a) any remaining Interest Carry Forward Amount for such class, and (b) any remaining Basis Risk Shortfall Carry Forward Amount for such class, in that order, for such distribution date, pro rata in each case based on the amount of the applicable shortfall owed to each applicable class;

         Fourth, from the sum of any remaining Excess Cashflow and any remaining Excess Yield Maintenance Amount, to the Class M-1 Certificates an amount equal to (a) any Interest Carry Forward Amount, (b) any Unpaid Applied Realized Loss Amount, and (c) any Basis Risk Shortfall Carry Forward Amount, in that order, for such class for such distribution date;

         Fifth, from the sum of any remaining Excess Cashflow and any remaining Excess Yield Maintenance Amount, to the Class M-2 Certificates an amount equal to (a) any Interest Carry Forward Amount, (b) any Unpaid Applied Realized Loss Amount, and (c) any Basis Risk Shortfall Carry Forward Amount, in that order, for such class for such distribution date;

         Sixth, from the sum of any remaining Excess Cashflow and any remaining Excess Yield Maintenance Amount, to the Class B Certificates an amount equal to
(a) any Interest Carry Forward Amount, (b) any Unpaid Applied Realized Loss Amount, and (c) any Basis Risk Shortfall Carry Forward Amount, in that order, for such class for such distribution date;

         Seventh, from the sum of any remaining Excess Cashflow and remaining Excess Yield Maintenance Amount, to the Class B-IO Certificates an amount specified in the pooling and servicing agreement; and

         Eighth, any remaining amounts to the residual certificates.

         On the initial distribution date, the trustee will pay to the holders of the residual certificates, pro rata, the amount of $150 as principal from an amount to be deposited with the trustee by the depositor on the closing date.

Glossary

         "Applied Realized Loss Amount," with respect to any class of subordinated certificates and as to any distribution date, means the sum of the Realized Losses with respect to the mortgage loans which have been applied in reduction of the certificate principal balance of such class which shall, on any such distribution date, equal with respect to the Class B Certificates, Class M-2 Certificates and Class M-1 Certificates in that order so long as their respective Certificate Principal Balances have not been reduced to zero, the amount, if any, by which, (i) the aggregate Certificate Principal Balance of all of the Certificates (after all distributions of principal on such distribution date) exceeds (ii) the aggregate Stated Principal Balance of all of the mortgage loans as of the last day of the related Due Period.

         A "Basis Risk Shortfall Carry Forward Amount" is, as of any distribution date for a class of offered certificates, the sum of:

         o if on such Distribution Date the applicable pass-through rate for such class is based upon the applicable Interest Rate Cap, the excess of

                  1. the amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable pass-through rate been calculated at either, the lesser of 11% and One-Month LIBOR plus the applicable margin for the related accrual period, or the fixed rate of interest provided therefor, as applicable; over

                  2. the sum of interest calculated at the applicable Interest Rate Cap for such distribution date and (except with respect to the Class 1-A1 Certificates and the fixed rate certificates) any amount paid under the related Yield Maintenance Agreement expressed as a per annum rate (such excess being the "Basis Risk Shortfall" for such distribution date); and

         o the Basis Risk Shortfall Carry Forward Amount for all previous distribution dates not previously paid (including interest accrued thereon at the applicable pass-through rate for the applicable accrual period with respect to each such prior distribution date), together with interest thereon at a rate equal to the applicable pass-through rate for such distribution date.

         "Certificate Principal Balance" with respect to each class of offered certificates (other than the Class A-IO Certificates) and any distribution date, is the original certificate principal balance of such class as set forth on the cover page of this prospectus supplement, less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) in the case of the subordinated certificates, any Applied Realized Loss Amounts allocated to such class on previous distribution dates.

         "Class 1-A5 Lockout Percentage" means the indicated percentage for the indicated distribution dates:

        Distribution Dates                                    Percentage
        ------------------                                    ----------
        April 2002 through March 2005...................           0%
        April 2005 through March 2007...................          45%
        April 2007 through March 2008...................          80%
        April 2008 through March 2009...................         100%
        April 2009 and thereafter.......................         300%

         "Class 1-A5 Share" with respect to any applicable distribution date, is an amount equal to the product of the portion of the Principal Distribution Amount payable to the Class A-I Group pursuant to Second (A)(1)(a) or Second
(B)(1)(a), as applicable, under "--Distributions - Allocations of Payments on the Mortgage Loan" times a fraction, the numerator of which is the Certificate Principal Balance of the Class 1-A5 Certificates immediately prior to such distribution date, and the denominator of which is the aggregate Certificate Principal Balances of the Class A-I Group immediately prior to such distribution date.

         "Class A Certificates" means the senior certificates.

         "Class A Group" is any of the Class A-I Group or the Class A-II Group, as applicable.

         "Class A-I Group" consists of the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4 and 1-A5 Certificates.

         "Class A-II Group" consists of the Class 2-A Certificates.

         "Class A Principal Distribution Amount," with respect to any applicable distribution date is an amount equal to the excess of

         o the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such distribution date, over

         o        the lesser of

                  (a) 69.50% of the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, and

                  (b) the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, less the Overcollateralization Floor.

         "Class B Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

         o        the sum of

                  (a) the Certificate Principal Balances of the Class A Certificates, the Class M-1 Certificates, and the Class M-2 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount on such distribution date), and

                  (b) the Certificate Principal Balance of the Class B Certificates immediately prior to such distribution date, over

         o        the lesser of

                  (a) 97.50% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period, and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period, less the Overcollateralization Floor.

         "Class M-1 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

         o        the sum of

                  (a) the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), and

                  (b) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such distribution date, over

         o        the lesser of

                  (a) 79.50% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period, and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period, less the Overcollateralization Floor.

         "Class M-2 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

         o        the sum of

                  (a) the Certificate Principal Balances of the Class A Certificates and the Class M-1 Certificates (after taking into account the payment of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount on such distribution date), and

                  (b) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such distribution date, over

         o        the lesser of

                  (a) 89.50% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period, and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period, less the Overcollateralization Floor.

         "Current Interest," with respect to each class of the offered certificates (other than the residual certificates) and each distribution date is the interest accrued at the applicable pass-through rate (including for such purpose any application of the applicable Interest Rate Cap) for the applicable accrual period on the Certificate Principal Balance or notional balance of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of offered certificates described under clause first in "--Distributions--Allocations of Payments on the Mortgage Loans" in this prospectus supplement.

         "Due Period" with respect to any distribution date is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

         "Excess Cashflow" with respect to any distribution date, is the sum of
(a) the Excess Overcollateralization Amount and (b) the Remaining Excess Spread, in each case for such distribution date.

         "Excess Overcollateralization Amount" with respect to any distribution date, is the lesser of (1) Principal Funds and (2) the excess, if any, of (a) the Overcollateralization Amount over (b) the Specified Overcollateralization Amount, in each case for such distribution date.

         "Excess Spread," with respect to any distribution date, is the excess, if any, of the Interest Funds for such distribution date over the sum of Current Interest on the offered certificates and Interest Carry Forward Amounts and Basis Risk Shortfall Carry Forward Amounts on the Class A Certificates on such distribution date.

         "Excess Yield Maintenance Amount" with respect to any distribution date, is the excess, if any, of (a) the sum of the amount received under each yield maintenance agreement, over (b) the amount required to pay Current Interest on each related class of certificates at the applicable pass-through rate, calculated at the lesser of (1) One-Month LIBOR plus the applicable margin for the related accrual period or (2) 11% per annum to the extent not otherwise paid from Interest Funds.

         "Extra Principal Distribution Amount," with respect to any distribution date, is the lesser of (a) the excess, if any, of the Specified Overcollateralization Amount for such distribution date over the Overcollateralization Amount for such distribution date (after giving effect to distributions of principal on the certificates other than any Extra Principal Distribution Amount) and (b) the Excess Spread for such distribution date.

         "Insurance Proceeds" are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the related servicer's normal servicing procedures, other than proceeds that represent reimbursement of the related servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

         "Interest Carry Forward Amount," with respect to each class of the offered certificates (other than the Class R Certificates) and each distribution date, is the sum of

         o        the excess of

                  (a) Current Interest for such class with respect to prior distribution dates, over

                  (b) the amount of interest actually distributed to such class on such prior distribution dates,


                  and

         o interest on such excess (to the extent permitted by applicable law), at the applicable pass-through rate for the related interest accrual period, including the interest accrual period relating to such distribution date.

         "Interest Funds" with respect to a distribution date and each loan group are equal to the sum, without duplication, of

         o all scheduled interest, less the related servicing fee and master servicing fee, if applicable,

         o        all advances relating to interest,

         o        all Compensating Interest and

         o Liquidation Proceeds, to the extent such Liquidation Proceeds relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related Prepayment Period, in each case with respect to the mortgage loans in such loan group,

         o the interest portion of proceeds of the repurchase of any mortgage loans, and

         o the interest portion of the purchase price of the assets of the trust upon exercise by EMC of its optional termination right.

         "Liquidation Proceeds" are all net proceeds, other than Insurance Proceeds, received in connection with the partial or complete liquidation of mortgage loans, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged properties acquired by the related servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted mortgage loans, other than the amount of such net proceeds representing any profit realized by the servicer in connection with the disposition of any such properties.

         "Overcollateralization Amount," with respect to any distribution date, is the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans as of the last day of the related due period over (b) the Certificate Principal Balances of the offered certificates on such distribution date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such certificates).

         "Overcollateralization Floor" means 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date.

         "Prepayment Period" with respect to a distribution date is the immediately preceding calendar month in the case of the mortgage loans for which EMC is the servicer and such period as is provided in the related servicing agreement with respect to the remaining mortgage loans.

         "Principal Distribution Amount," with respect to each distribution date, is equal to

         o        the Principal Funds for such distribution date, plus

         o any Extra Principal Distribution Amount for such distribution date, less

         o any Excess Overcollateralization Amount for such distribution date.

         "Principal Funds" are equal to the sum, without duplication, of

         o the scheduled principal collected during the related Due Period or advanced on or before the related servicer advance date,

         o prepayments, exclusive of any prepayment charges, collected in the related prepayment period,

         o the Stated Principal Balance of each mortgage loan that was repurchased by the seller, a servicer or a master servicer,

         o the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by a servicer in connection with a substitution of a mortgage loan,

         o all Liquidation Proceeds collected during the related prepayment period, to the extent such Liquidation Proceeds relate to principal, less all non-recoverable advances relating to principal reimbursed during the related due period, and

         o the principal portion of the purchase price of the assets of the trust upon the exercise by EMC of its optional termination rights.

         "Realized Loss" is the excess of the Stated Principal Balance of a defaulted mortgage loan over the net Liquidation Proceeds with respect thereto that are allocated to principal.

         "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "Remaining Excess Spread" with respect to any distribution date, is the Excess Spread less any Extra Principal Distribution Amount, in each case for such distribution date.

         "Specified Overcollateralization Amount"with respect to any distribution date (a) prior to the Stepdown Date, 1.25% of aggregate principal balance of the mortgage loans as of the cut-off date, and (b) on and after the Stepdown Date, 2.50% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period, subject to a minimum amount equal to the Overcollateralization Floor; provided, however, that if on any distribution date, a Trigger Event has occurred, the Specified Overcollateralization Amount shall not be reduced to 2.50% of the then current aggregate Stated Principal Balance of the mortgage loans but shall continue to be calculated based on the aggregate Stated Principal Balance of such mortgage loans as of the distribution date immediately preceding such distribution date on which a Trigger Event has occurred until the distribution date on which a Trigger Event no longer exists.

         "Stated Principal Balance" of any mortgage loan means, with respect to any distribution date, is the cut-off date principal balance thereof minus the sum of

         (i) the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during each Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment);\

         (ii) all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all liquidation proceeds to the extent applied by the related servicer as recoveries of principal in accordance with the pooling and servicing agreement that were received by the related servicer as of the close of business on the last day of the Prepayment Period related to such distribution date, and

         (iii) any Realized Loss thereon incurred during the related Prepayment Period.

The Stated Principal Balance of any liquidated mortgage loan is zero.

         "Stepdown Date" means the earlier to occur of

         o the distribution date on which the aggregate Certificate Principal Balance of the Class A Certificates, has been reduced to zero and

         o        the later to occur of


                  (x)      the distribution date occurring in April 2005 and

                  (y) the first distribution date for which the aggregate Certificate Principal Balance of the subordinated certificates plus the Overcollateralization Amount for such distribution date divided by the sum of the Stated Principal Balances of the mortgage loans as of the end of the related Due Period is greater than or equal to approximately 30.50%.

         A "Trigger Event," with respect to a distribution date after the Stepdown Date, exists if

         o the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the sum of the Stated Principal Balances of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the sum of the Stated Principal Balances of all of the mortgage loans as of the last day of the related due period, equals or exceeds

         o 50% of the percentage equivalent of a fraction, the numerator of which is the sum of the Certificate Principal Balances of the subordinated certificates plus the Overcollateralization Amount, in each case after taking into account the distribution of the related Principal Distribution Amounts on such distribution date, and the denominator of which is the sum of the Stated Principal Balances of the mortgage loans as of the last day of the related Due Period.

         "Unpaid Applied Realized Loss Amount," with respect to any class of the subordinated certificates and as to any distribution date, is the excess of:

         o the Applied Realized Loss Amount with respect to such class over

         o the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous distribution dates.

Any amounts distributed to a class of subordinated certificates in respect of any Unpaid Applied Realized Loss Amount will not be applied to reduce the certificate principal balance of such class.

Allocation of Realized Losses

         On any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than the aggregate certificate principal balance of the certificates, the certificate principal balances of one or more classes of the subordinated certificates will be written down, up to the amount of such deficiency, in inverse order of priority, commencing with the Class B Certificates, until the certificate principal balance of each such class has been reduced to zero. After the certificate principal balances of all of the subordinated certificates have been reduced to zero, the principal portion of Realized Losses on a mortgage loan occurring during the related Prepayment Period will not be allocated to the Class A Group.

         No reduction of the certificate principal balance of any class shall be made on any distribution date on account of Realized Losses to the extent that such a reduction would have the effect of reducing the aggregate certificate principal balance of all of the classes of Certificates as of that distribution date to an amount less than the aggregate principal balance of all mortgage loans as of the related due date.

         All allocations of Realized Losses will be accomplished on a distribution date by reducing the certificate principal balance of the applicable classes of certificates by their appropriate shares of any such losses occurring during the month preceding the month of that distribution date and, accordingly, will be taken into account in determining the distributions of principal and interest on the applicable certificates commencing on the following distribution date.

Excess Spread, Overcollateralization and Crosscollateralization Provisions

         Excess Spread will be required to be applied as an Extra Principal Distribution Amount with respect to the offered certificates whenever the Overcollateralization Amount is less than the Specified Overcollateralization Amount. If on any distribution date, after giving effect to allocations of Principal Distribution Amounts, the aggregate Certificate Principal Balances of the offered certificates exceed the Stated Principal Balances of the mortgage loans, the Certificate Principal Balances of the subordinated certificates will be reduced, in inverse order of seniority (beginning with the Class B Certificates) by an amount equal to such excess. Any such reduction is an Applied Realized Loss Amount.

         If, on any distribution date, the Excess Overcollateralization Amount is, or after taking into account all other distributions to be made on such distribution date, would be, greater than zero (i.e., the Overcollateralization Amount is or would be greater than the Specified Overcollateralization Amount), then such Excess Overcollateralization Amount together with any Remaining Excess Spread and Excess Yield Maintenance Amount will be paid as provided in clauses second (D) through eighth as provided in "--Distributions--Allocations of Payments on the Mortgage Loans," above.

         If on any distribution date, all of the senior certificates of a class A group are no longer outstanding, the pro rata portion of the Principal Distribution Amount or the Class A Principal Distribution Amount otherwise allocable to such class A group will be allocated to the remaining class A group. This potential for payment of principal amounts from one loan group to pay principal on the other class A group has the effect of crosscollateralizing the two class A groups.

         If on any distribution date, the pro rata portion of the Principal Distribution Amount or the Class A Principal Distribution Amount allocated to a class A group is insufficient to pay to the related senior certificates the principal to which they are entitled, any Excess Cashflow will be allocated to such Class A Group to make up the deficiency. This use of aggregate Excess Cashflow from one class A group to fund any deficiencies in the other class A group has the effect of crosscollateralizing the two class A groups.

Pass-Through Rates

         Fixed Rate Certificates

         The pass-through rate per annum for each class of offered certificates bearing a fixed rate or rates of interest is the respective per annum fixed rate set forth and described on the cover of this prospectus supplement. In addition, on any distribution date after the optional termination date, the pass-through rate for the Class 1-A4 and Class 1-A5 Certificates will increase to 7.37% and 6.89% per annum, respectively.

         Furthermore, on any distribution date, including after the optional termination date, each such class of certificates is subject to a maximum interest rate cap, in each case called an "Interest Rate Cap," equal to:

         o with respect to the Class A-IO Certificates, the weighted average of the Component 1-AIO Rate and the Component 2-AIO Rate, and

         o with respect to the Class 1-A2, Class 1-A3, Class 1-A4 and Class 1-A5 Certificates, (1) through and including the distribution date in September 2004, the Aggregate Loan Group I Net Rate Cap, and (2) thereafter, the Loan Group I Net Rate Cap.

         The "Component 1-AIO Rate" is equal to the lesser of 8.00% and the weighted average of the net mortgage rates of the mortgage loans in loan group I, and the "Component 2-AIO Rate", is equal to the lesser of 8.00% and the weighted average of the net mortgage rates of the mortgage loans in loan group II.

         The "Aggregate Loan Group I Net Rate Cap" is equal to the weighted average of the net mortgage rates of the mortgage loans in loan group I, minus the interest payable to Component 1-AIO, with respect to each such accrual period expressed as a per annum rate calculated on the basis of the aggregate Stated Principal Balance of the group I loans.

         The "Loan Group I Net Rate Cap" is equal to the weighted average of the net mortgage rates of the mortgage loans in loan group I.

         Adjustable Rate Certificates

         The pass-through rate per annum for each class of offered certificates bearing interest at an adjustable rate will be equal to the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR, calculated as described below under "--Calculation of One-Month LIBOR" plus the applicable per annum pass-through margin for such class set forth below subject to an Interest Rate Cap. The Interest Rate Cap for the Class 1-A1 and Class 2-A Certificates is equal to the lesser of:

         o        11%; or

         o (1) with respect to the Class 1-A1 Certificates, (a) through and including the applicable accrual period for such Class relating to the distribution date in September 2004, the Aggregate Loan Group I Net Rate Cap, and (b) thereafter, the Loan Group I Net Rate Cap, in each case adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis;

              (2) with respect to the Class 2-A Certificates, (a) through and including the applicable accrual period for such Class relating to the distribution date in September 2004, the Aggregate Loan Group II Net Rate Cap, and (b) thereafter, the Loan Group II Net Rate Cap, in each case adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis;

         The Interest Rate Cap for the Class M-1, Class M-2 and Class B Certificates, which we refer to as the "Subordinated Certificates Rate Cap", is equal to the lesser of:

         o        11%; or


              (a) through and including the applicable accrual period for the
                  Class M-1, Class M-2 and Class B Certificates relating to the distribution date in September 2004, the weighted average of the net mortgage rates of the mortgage loans in loan group I and loan group II, minus, in each case, the interest payable to Component 1-AIO and Component 2-AIO, respectively, with respect to each such accrual period, expressed as a per annum rate calculated on the basis of the aggregate mortgage loan balance; and

              (b) thereafter, the lesser of:

                  (1)      the Loan Group I Net Rate Cap,

                  (2)      the Loan Group II Net Rate Cap, and

              (c) in each case adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

         For purposes of calculating the various interest rate caps, the "net mortgage rate" of a mortgage loan is equal to the applicable interest rate borne by the mortgage loan less the sum of the related servicing fee and the related master servicing fee. The per annum pass-through margin for each class of certificates bearing interest at an adjustable rate is:

         o for the Class 1-A1 Certificates, (a) for any distribution date, 0.20%,

         o for the Class 2-A Certificates, (a) for any distribution date on or prior to the optional termination date, 0.32%, and (b) for any distribution date after the optional termination date, 0.64%,

         o for the Class M-1 Certificates, (a) for any distribution date on or prior to the optional termination date, 0.80%, and (b) for any distribution date after the optional termination date, 1.20%,

         o for the Class M-2 Certificates, (a) for any distribution date on or prior to the optional termination date, 1.35%, and (b) for any distribution date after the optional termination date, 2.025%, and

         o for the Class B Certificates, (a) for any distribution date on or prior to the optional termination date, 2.25%, and (b) for any distribution date after the optional termination date, 3.375%.

         The "Aggregate Loan Group II Net Rate Cap" is equal to the weighted average of the net mortgage rates of the mortgage loans in loan group II, minus the interest payable to Component 2-AIO, with respect to each such accrual period expressed as a per annum rate calculated on the basis of the aggregate Stated Principal Balance of the group II loans.

         The "Loan Group II Net Rate Cap" is equal to the weighted average of the net mortgage rates of the mortgage loans in loan group II.

Calculation of One-Month LIBOR

         On the second LIBOR business day preceding the commencement of each accrual period for the offered certificates bearing interest at an adjustable rate, which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for the applicable accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period.

         The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate certificate principal balance of all classes of offered certificates bearing interest at an adjustable rate for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the certificate principal balance of all classes of offered certificates bearing interest at an adjustable rate for such accrual period. As used in this section, "LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

         o        with an established place of business in London,

         o        which have been designated as such by the trustee and

         o which are not controlling, controlled by, or under common control with, the depositor, the seller or either master servicer.

         The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator's calculation of the rate of interest applicable to the classes of offered certificates bearing interest at an adjustable rate for the related accrual period shall, in the absence of manifest error, be final and binding.

The Yield Maintenance Agreements

         On the Closing Date, the trustee will establish an account (the "Yield Maintenance Account") which will be an asset of the trust but not of any REMIC. The trustee will deposit into the Yield Maintenance Account amounts paid pursuant to the Yield Maintenance Agreements. On the Closing Date, the Trustee will enter into four Yield Maintenance Agreements with BSFP, one each with respect to the Class 2-A, Class M-1, Class M-2 and Class B Certificates. There will not be a Yield Maintenance Agreement for the benefit of the Class 1-A1 Certificates.

         With respect to any Distribution Date, each of the Yield Maintenance Agreements will provide for the payment to the trust of an amount equal to the result of multiplying (A) the actual number of days in the applicable interest accrual period divided by 360 by (B) the product of (a) the rate equal to the lesser of (x) the excess, if any, of One-Month LIBOR over the applicable Strike Price for such Yield Maintenance Agreement, and (y) the applicable Cap Rate for such Yield Maintenance Agreement and (b) the lesser of the Projected Principal Balance and the Certificate Principal Balance for the related Class of Certificates with respect to such Interest Accrual Period.

         The "Strike Prices" for the Yield Maintenance Agreements are as follows.

With respect to the Class 2-A Certificates:


           From and Including         To and Including            Strike Price%
           ------------------         ----------------            -------------
               25-Apr-02                  25-Apr-03                   6.400
               25-May-03                  25-Oct-03                   6.000
               25-Nov-03                  25-Oct-04                   5.600
               25-Nov-04                  25-Jun-12                   6.500

With respect to the Class M-1 Certificates:

           From and Including         To and Including            Strike Price%
           ------------------         ----------------            -------------
               25-Apr-02                  25-Apr-03                   6.000
               25-May-03                  25-Oct-03                   5.500
               25-Nov-03                  25-Oct-04                   5.000
               25-Nov-04                  25-Jun-12                   6.000

With respect to the Class M-2 Certificates:

           From and Including         To and Including            Strike Price%
           ------------------         ----------------            -------------
               25-Apr-02                  25-Apr-03                   5.500
               25-May-03                  25-Oct-03                   5.000
               25-Nov-03                  25-Oct-04                   4.600
               25-Nov-04                  25-Jun-12                   5.500

With respect to the Class B Certificates:

           From and Including         To and Including            Strike Price%
           ------------------         ----------------            -------------
               25-Apr-02                  25-Apr-03                   4.500
               25-May-03                  25-Oct-04                   4.000
               25-Nov-04                  25-Jun-12                   4.600

         The "Cap Rates" for the Yield Maintenance Agreements with respect to the Class 2-A, Class M-1, Class M-2 and Class B Certificates 10.68%, 10.20%, 9.65% and 8.75%, respectively.

         The "Projected Principal Balances" for the Yield Maintenance Agreements for each applicable distribution date are set forth on Schedule B to this prospectus supplement. They have been calculated assuming a prepayment rate on the related mortgage loans of approximately 18 CPR. We can give you no assurance that the mortgage loans will pay at that rate or at any other rate.

         With respect to each distribution date on which a payment is received under a Yield Maintenance Agreement, the trustee will pay to the holders of the related Class 2-A, Class M-1, Class M-2 or Class B Certificates the lesser of:
(1) the amount received under such Yield Maintenance Agreement, and (2) the amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable pass-through rate been calculated at the lesser of (A) One-Month LIBOR plus the applicable margin for the related accrual period and (B) 11% per annum to the extent not otherwise paid from Interest Funds. In the event that amounts received by the trustee pursuant to subclause (1) exceed the amount required under subclause (2) above, such amount would constitute an Excess Yield Maintenance Amount and would be distributed on such distribution date in the manner set forth under "Description of the Certificates--Distributions--Allocation of Payments on the Mortgage Loans" above.

Reports to Certificateholders

         On each distribution date, the securities administrator will make available to each certificateholder, each master servicer, each servicer and the depositor a statement generally setting forth, among other information:

                  1. the amount of the related distribution to holders of the offered certificates allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount included therein;

                  2. the amount of such distribution to holders of the offered certificates allocable to interest and the portion thereof, if any, provided by a Yield Maintenance Agreement;

                  3. any Interest Carry Forward Amounts and any Basis Risk Shortfall Carry Forward Amounts for each class of offered certificates (other than the Residual Certificates), if any;

                  4. the Certificate Principal Balance or notional balance of the offered certificates before and after giving effect to the distribution of principal and allocation of Applied Realized Loss Amounts on such distribution date;

                  5. the cumulative amount of Applied Realized Loss Amounts to date and the Unpaid Applied Realized Loss Amounts for each class of offered certificates after giving effect to the distribution of principal and allocation of Applied Realized Loss Amounts on such Distribution Date.

                  6. the pass-through rate for each class of offered certificates for such distribution date and whether such rate was based on an interest rate cap;

                  7. the amount of any Excess Cashflow Amount and any Excess Yield Maintenance Amount;

                  8. the Stated Principal Balance of all the mortgage loans in the aggregate and separately for each of loan group I and loan group II for the following distribution date;

                  9. the amount of the master servicing fee paid to Wells Fargo and the servicing fee paid to or retained by each servicer for the related due period;

                  10. the amount of advances included in the distribution on such distribution date;

                  11. the number and aggregate principal amounts of the mortgage loans in each loan group (A) delinquent, exclusive of related mortgage loans in foreclosure, (1) 31-60 days, (2) 61-90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31-60 days, (2) 61-90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such distribution date;

                  12. with respect to any mortgage loan in each loan group that was liquidated during the preceding calendar month, the loan number and stated principal balance of, and Realized Loss on, such mortgage loan as of the end of the related prepayment period;

                  13. whether a Trigger Event exists;

                  14. the total number and principal balance of any real estate owned, or REO properties in each loan group as of the end of the related prepayment period;

                  15. the cumulative Realized Losses for each loan group through the end of the preceding month; and

                  16. the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the mortgage loans.

         The securities administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the securities administrator's internet website. The securities administrator's internet website shall initially be located at "www.ctslink.com." Assistance in using the website service can be obtained by calling the securities administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

         In addition, within a reasonable period of time after the end of each calendar year, the trustee will prepare and deliver to the master servicer and to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Amendment

         The pooling and servicing agreement may be amended by the depositor, the master servicers, the seller, the securities administrator and the trustee, without the consent of certificateholders,

         o        to cure any ambiguity,

         o to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or

         o to make any other revisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates. The pooling and servicing agreement may also be amended without the consent any of the certificateholders, to change the manner in which the Master Servicer Collection Account is maintained, provided that any such change does not adversely affect the then current rating on any class of certificates. In addition, the pooling and servicing agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund's REMIC elections, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification.

         In addition, the pooling and servicing agreement may be amended by the depositor, master servicers, the seller, the securities administrator and the trustee with the consent of the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

                  (a) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

                  (b) cause any trust REMIC to fail to qualify as a REMIC for federal tax purposes;

                  (c) reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

         The trustee will not be entitled to consent to any amendment to the pooling and servicing agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the pooling and servicing agreement and will not cause the trust fund's REMIC elections to fail to qualify.

Voting Rights

         As of any date of determination,

         o holders of the offered certificates other than the Class A-IO Certificates will be allocated 94% of all voting rights, allocated among such offered certificates in proportion to their respective outstanding certificate principal balances

         o holders of the Class A-IO Certificates will be allocated 1% of all voting rights, and

         o holders of the Class B-IO Certificates will be allocated 2% of all voting rights until the Class A-IO has been paid in full and then 3%; and.

         o holders of each class of Class R Certificate will be allocated 1% of all voting rights.

         Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

Optional Termination

         EMC Mortgage Corporation, as a master servicer, will have the right to purchase all remaining mortgage loans and REO properties, and thereby effect early retirement of all the certificates, subject to the stated principal balance of the mortgage loans and REO properties at the time of repurchase being less than or equal to 10% of cut-off date principal balance of the mortgage loans. We refer to such date as the optional termination date. In the event that EMC Mortgage Corporation, exercises such option, it will effect such repurchase at a price equal to the sum of

         o 100% of the stated principal balance of each mortgage loan plus accrued interest thereon at the applicable mortgage rate,

         o the appraised value of any REO property, up to the stated principal balance of the related mortgage loan, and

         o any unreimbursed out-of-pocket costs and expenses of the trustee, the related servicer or related master servicer and the principal portion of any unreimbursed advances previously incurred by the related servicer or related master servicer, as the case may be, in the performance of their respective servicing obligations.

Proceeds from such purchase will be distributed to the certificateholders in the priority described above in "Description of the Certificates--Distributions." The proceeds from any such distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any REO property and such appraised value is less than the stated principal balance of the related mortgage loan. Any purchase of the mortgage loans and REO properties will result in an early retirement of the certificates.

Optional Purchase of Defaulted Loans

         As to any mortgage loan which as of the first day of a calendar quarter is delinquent in payment by 91 days or more, EMC Mortgage Corporation may, at its option, purchase such mortgage loan at a price equal to 100% of the stated principal balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed; provided that such mortgage loan is still delinquent in payment by 91 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of such calendar quarter. Such option, if not exercised, shall not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 91 days or more. In that event, the option shall again become exercisable on the first date of the subsequent calendar quarter.

Events of Default

         Events of default under the pooling and servicing agreement include:

         o any failure by Wells Fargo, as a master servicer, to deposit in the Master Servicer Collection Account the required amounts or any failure by either master servicer to remit to the trustee any payment, including an advance required to be made under the terms of the pooling and servicing agreement, which continues unremedied for five business days after written notice of such failure shall have been given to such master servicer by the trustee or the depositor, or to such master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

         o any failure by either master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by such master servicer, in the pooling and servicing agreement, which continues unremedied for 60 days after the giving of written notice of such failure to such master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

         o insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of either master servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

         So long as an event of default under the pooling and servicing agreement remains unremedied, the trustee shall, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates, terminate all of the rights and obligations of the applicable master servicer under the pooling and servicing agreement and in and to the mortgage loans, whereupon in the case of a termination of Wells Fargo Bank Minnesota, National Association, EMC Mortgage Corporation will succeed and, in the case of a termination of EMC Mortgage Corporation, Wells Fargo Bank Minnesota, National Association will succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of such master servicer under the pooling and servicing agreement, including the limited obligation to make advances. No assurance can be given that termination of the rights and obligations of the master servicer under the pooling and servicing agreement would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee and the successor master servicer in connection with the termination of the master servicer, appointment of a successor master servicer and the transfer of servicing, to the extent not paid by the terminated master servicer, will be paid by the trust fund.

         No certificateholder, solely by virtue of such holder's status as a certificateholder, will have any right under the pooling and servicing agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

The Trustee

         Bank One, National Association will be the trustee under the pooling and servicing agreement. The depositor and either master servicer may maintain other banking relationships in the ordinary course of business with the trustee. The trustee's corporate trust office located at 153 West 51st Street, New York, New York 10019, Attention: Corporate Trust, BSABS 2002-1, or at such other address as the trustee may designate from time to time.

         Wells Fargo Bank Minnesota, National Association, in its capacity as master servicer, will pay to the trustee on each distribution date, a trustee fee in an amount separately agreed upon between the trustee and such master servicer.

The Securities Administrator

         Wells Fargo Bank Minnesota, National Association will be the securities administrator under the pooling and servicing agreement. The securities administrator's corporate trust office is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Bear Stearns Asset Backed Securities, Inc., Series 2002-1 and after May 1, 2002, will be located at 9062 Old Annapolis Road, Columbia, Maryland 21045 or at such other address as the securities administrator may designate from time to time. The securities administrator will be paid compensation by Wells Fargo Bank Minnesota, National Association, in its capacity as Master Servicer.

         The securities administrator may resign at any time, in which event the trustee will be obligated to appoint a successor securities administrator. The trustee may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the pooling and servicing agreement or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the securities administrator or its property. Upon such resignation or removal of the securities administrator, the trustee will be entitled to appoint a successor securities administrator. The securities administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. In the event that the certificateholders remove the securities administrator, the compensation of any successor securities administrator shall be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the trustee and the securities administrator. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

Yield Maintenance Provider

         Bear Stearns Financial Products Inc. will be the counterparty for the Yield Maintenance Agreement. BSFP is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP maintains a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's. BSFP will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP. Requests for such information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, New York, New York 10179. BSFP is an affiliate of Bear, Stearns & Co. Inc., the seller and the depositor.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

         The weighted average life of, and the yield to maturity on, each class of offered certificates generally will be directly related to the rate of payment of principal, including prepayments, of the mortgage loans in the related loan group or groups. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. Not more than 6.0% of the mortgage loans, by cut-off date principal balance, still provide for the payment by the borrower of a prepayment charge on voluntary prepayments typically made within up to five years from the date of the execution of the related mortgage note. These penalties, if enforced by a servicer or a master servicer, would typically discourage prepayments on the mortgage loans.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

         Certain of the mortgage loans are considered subprime mortgage loans. The prepayment behavior of subprime mortgage loans may differ from that of prime mortgage loans in that the prepayment rate may be influenced more by the rate of defaults and liquidations than by voluntary refinancings. Subprime mortgage loans may experience greater defaults in a rising interest rate environment as the borrower's resources are stretched, thereby producing prepayments at a time when prepayments would normally be expected to decline. Alternatively, some borrowers may be able to re-establish or improve their credit rating thereby permitting them to refinance into a lower cost mortgage loan. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the offered certificates. The depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

         The weighted average life and yield to maturity of each class of offered certificates will also be influenced by the amount of Excess Spread generated by the mortgage loans and applied in reduction of the certificate principal balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate principal balances of the offered certificates will be influenced by, among other factors,

         o the overcollateralization level of the assets in the mortgage pool at such time, i.e., the extent to which interest on the mortgage loans is accruing on a higher stated principal balance than the certificate principal balance of the offered certificates;

         o        the delinquency and default experience of the mortgage loans,

         o the provisions of the pooling and servicing agreement that permit principal collections to be distributed to the Class B-IO Certificates and the residual certificates in each case as provided in the pooling and servicing agreement when required overcollateralization levels have been met.

         To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of offered certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

         The principal payment rules require that, after certain classes of Class A Certificates are no longer outstanding, principal payments from the related loan group will be allocated to the Class A Certificates relating to the other loan group. To the extent a class of Class A Certificates receives such additional amounts, the weighted average life thereof can be expected to shorten.

         We refer you to "Description of the Certificates -- Distributions" and " - Excess Spread, Overcollateralization and Crosscollateralization Provisions" in this prospectus supplement.

         The yields to maturity of the offered certificates and, in particular the subordinated certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the mortgage loans. If an Applied Realized Loss Amount is allocated to a class of subordinated certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance. Although the Applied Realized Loss Amount so allocated may be recovered on future distribution dates to the extent Excess Cashflow is available for that purpose, there can be no assurance that those amounts will be available or sufficient.

Prepayments and Yields of Offered Certificates

         The extent to which the yield to maturity of an offered certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans in the related loan group or groups. In particular, in the case of an offered certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans in the related loan group or groups could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans in the related loan group or groups could result in an actual yield to such investor that is lower than the anticipated yield.

         The effective yield to the holders of the certificates bearing interest at a fixed rate will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such certificates because monthly distributions will not be payable to such holders until the 25th day or, if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

         All of the mortgage loans in loan group I bear fixed rates of interest. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

         Mortgage loans with higher mortgage rates may prepay faster than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayment of mortgage loans may reduce the interest rate cap applicable to a class or classes of certificates.

         To the extent that the pass-through rate on a class of adjustable rate certificates is limited by the applicable interest rate cap, the difference between (x) the interest amount payable to such class at the applicable pass-through rate without regard to the related interest rate cap, and (y) the Current Interest payable to such class on an applicable distribution date will create a Basis Risk Shortfall. Such Basis Risk Shortfall with respect to the adjustable rate certificates other than the Class 1-A1 Certificates will be payable to the extent of payments made under the applicable Yield Maintenance Agreement on the applicable distribution date. Payments under the Yield Maintenance Agreements are based on the lesser of the Certificate Principal Balance of the applicable class and an assumed Certificate Principal Balance of the applicable class that would have resulted if the prepayment rate of the applicable mortgage loans was approximately 18% CPR, as described below. A slower prepayment speed may result in the applicable Yield Maintenance Agreement providing insufficient funds to cover fully such shortfalls. Certain additional funds may be available to cover Basis Risk Shortfall as described under "Description of the Certificates - Distributions - Allocation of Payments on the Mortgage Loans."

         The "last scheduled distribution date" for each class of the offered certificates, other than the Class A-IO Certificates, is the distribution date in December 2034, which is the thirty-fifth month following the latest maturing mortgage loan. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because

         o prepayments are likely to occur which will be applied to the payment of the certificate principal balances thereof,

         o Excess Spread to the extent available will be applied as an accelerated payment of principal on the offered certificates to the extent described herein and

         o EMC may purchase all the mortgage loans when the outstanding aggregate Stated Principal Balance thereof has declined to 10% or less of the cut-off date principal balance of the mortgage loans and may purchase mortgage loans in certain other circumstances as described herein.

         The "last scheduled distribution date" for the Class A-IO Certificates is the distribution date in September 2004.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, which we refer to as the prepayment model, is a prepayment assumption which represents a constant assumed rate of prepayment, which we abbreviate as CPR, each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans in each loan group for the life of such mortgage loans. For example, 25% CPR assumes a constant prepayment rate of 25% per annum.

         There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors, housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

         The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

         o        the mortgage loans prepay at the indicated percentages of CPR;

         o distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in April 2002, in accordance with the payment priorities defined herein;

         o no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

         o scheduled payments are assumed to be received on the first day of each month commencing in April 2002, there are no shortfalls in the payment of interest and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in March 2002, and include 30 days, interest thereon;

         o the level of One-Month LIBOR remains constant at 1.90% per annum;

         o        the closing date for the Certificates is March 28, 2002;

         o each index for the adjustable rate mortgage loans remains constant at the following levels:


                 Index                                 Rate
                 -----                                 ----

                 1-year CMT                            2.641%
                 6-month LIBOR                         2.29625%
                 11th Dist. COFI                       2.823%


         o the mortgage rate on each adjustable rate mortgage loan will be adjusted on each interest adjustment date to a rate equal to the applicable related index (as described above) plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable),

         o other than mortgage loans that are balloon mortgage loans scheduled monthly payments of principal and interest on each adjustable rate mortgage loan will be adjusted on each payment adjustment date to equal a fully amortizing payment, subject to periodic payment caps, as applicable.

         o other than mortgage loans that are balloon loans, scheduled monthly payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities;

         o except as indicated with respect to the weighted average lives, EMC does not exercise its right to purchase the assets of the trust fund on the optional termination date; and

         o each loan group consists of mortgage loans having the approximate characteristics described below:


                                                                                          Remaining           Remaining
              Mortgage Loan        Current            Gross          Net Mortgage       Balloon Term      Amortization Term
 Loan Group       Number           Balance        Mortgage Rate          Rate            (in months)         (in months)
-------------------------------------------------------------------------------------------------------------------------------
     1               1         $2,878,118.38         10.556%            10.041%              161                 317
     1               2         20,884,149.92          6.614              6.258               293                 293
     1               3         25,206,673.73          7.175              6.817               319                 319
     1               4         29,155,763.73          7.630              7.201               319                 319
     1               5         16,365,338.08          8.184              7.796               328                 328
     1               6         15,584,718.95          8.666              8.266               321                 321
     1               7          9,392,625.93          9.149              8.733               325                 325
     1               8          7,971,394.49          9.637              9.219               326                 326
     1               9          4,566,026.02         10.220              9.728               218                 218
     1              10          5,651,187.76         10.751             10.258               210                 210
     1              11          6,188,778.03         11.214             10.701               168                 168
     1              12          8,904,019.28         11.746             11.231               189                 189
     1              13          5,216,483.84         12.209             11.701               182                 182
     1              14         12,037,632.07         13.328             12.814               158                 158
     1              15          8,142,161.56         12.079             11.564               172                 349
     1              16          1,693,876.61          6.431              6.034               289                 289
     1              17          5,497,475.37          7.162              6.811               296                 296
     1              18          8,187,407.08          7.678              7.264               347                 347
     1              19          5,258,453.43          8.183              7.812               339                 339
     1              20          4,544,182.22          8.629              8.241               320                 320
     1              21          4,883,533.68          9.082              8.653               319                 319
     1              22          1,612,787.92          9.540              9.124               295                 295
     1              23          2,723,100.23         10.261              9.775               277                 277
     1              24          1,252,372.78         10.682             10.167               192                 192
     1              25          1,949,076.12         11.240             10.725               151                 151
     1              26          2,455,377.77         11.825             11.310               139                 139
     1              27          1,306,419.33         12.189             11.674               147                 147
     1              28          8,284,533.23         13.753             13.238               156                 156
     2              29         11,147,346.80          6.998              6.494               266                 266
     2              30            927,911.94          8.069              7.554               262                 262
     2              31          3,509,112.28          8.264              7.918               337                 337
     2              32          8,089,240.22          7.146              6.804               344                 344
     2              33          2,221,418.72          7.264              6.982               348                 348
     2              34          4,983,259.91          7.553              7.113               261                 261
     2              35          4,374,558.41          7.086              6.588               319                 319
     2              36          1,900,169.30          7.987              7.630               322                 322
     2              37          3,142,610.48          6.711              6.446               340                 340
     2              38          7,908,169.65          7.148              6.830               343                 343
     2              39          2,824,559.14          6.897              6.586               350                 350
     2              40            245,995.61          7.535              7.020               243                 243
     2              41             57,333.68          6.250              5.735               198                 198
     2              42          4,216,356.90         10.323              9.857               347                 347
     2              43            805,735.62         11.796             11.305               347                 347
     2              44          2,305,275.07          7.062              6.547               260                 260
     2              45         29,288,619.59          9.879              9.367               277                 277
     2              46          2,022,761.70         10.599             10.097               348                 348
     2              47            401,516.56         12.813             12.298               346                 346
     2              48          1,939,835.31          7.554              7.144               317                 317
     2              49         13,031,377.12         10.343              9.828               261                 261


                                                                              Number of Months
                     Mortgage Loan                                              to Next Rate        Months Between
   Loan Group            Number              Index          Gross Margin       Adjustment Date     Rate Adjustments
------------------ ------------------- ------------------ ------------------ -------------------- --------------------
        1                   1                 --                 --                  --                   --
        1                   2                 --                 --                  --                   --
        1                   3                 --                 --                  --                   --
        1                   4                 --                 --                  --                   --
        1                   5                 --                 --                  --                   --
        1                   6                 --                 --                  --                   --
        1                   7                 --                 --                  --                   --
        1                   8                 --                 --                  --                   --
        1                   9                 --                 --                  --                   --
        1                  10                 --                 --                  --                   --
        1                  11                 --                 --                  --                   --
        1                  12                 --                 --                  --                   --
        1                  13                 --                 --                  --                   --
        1                  14                 --                 --                  --                   --
        1                  15                 --                 --                  --                   --
        1                  16                 --                 --                  --                   --
        1                  17                 --                 --                  --                   --
        1                  18                 --                 --                  --                   --
        1                  19                 --                 --                  --                   --
        1                  20                 --                 --                  --                   --
        1                  21                 --                 --                  --                   --
        1                  22                 --                 --                  --                   --
        1                  23                 --                 --                  --                   --
        1                  24                 --                 --                  --                   --
        1                  25                 --                 --                  --                   --
        1                  26                 --                 --                  --                   --
        1                  27                 --                 --                  --                   --
        1                  28                 --                 --                  --                   --
        2                  29             1-Year CMT             2.858%              13                   12
        2                  30             1-Year CMT             2.805               53                   12
        2                  31             1-Year CMT             4.287               18                   12
        2                  32             1-Year CMT             2.768               44                   12
        2                  33             1-Year CMT             2.750               73                   12
        2                  34             1-Year CMT             2.955                7                   12
        2                  35             1-Year CMT             2.750               51                   12
        2                  36             1-Year CMT             2.750               82                   12
        2                  37             1-Year CMT             2.750               16                   12
        2                  38             1-Year CMT             2.750               42                   12
        2                  39             1-Year CMT             2.750               74                   12
        2                  40           11th Dist. COFI          2.625                3                    6
        2                  41           11th Dist. COFI          2.500                6                    6
        2                  42            6-month LIBOR           6.248               12                    6
        2                  43            6-month LIBOR           7.296               23                    6
        2                  44            6-month LIBOR           2.500                4                    6
        2                  45            6-month LIBOR           5.241                4                    6
        2                  46            6-month LIBOR           6.900               12                    6
        2                  47            6-month LIBOR           7.199               22                    6
        2                  48            6-month LIBOR           3.348               15                    6
        2                  49            6-month LIBOR           5.238                5                    6



                                        Subsequent
                   Mortgage Loan     Initial Periodic         Periodic         Maximum Interest     Minimum Interest
  Loan Group          Number             Rate Cap             Rate Cap               Rate                 Rate
---------------- ------------------ -------------------- -------------------- -------------------- -------------------
       1                 1                  --                   --                   --                   --
       1                 2                  --                   --                   --                   --
       1                 3                  --                   --                   --                   --
       1                 4                  --                   --                   --                   --
       1                 5                  --                   --                   --                   --
       1                 6                  --                   --                   --                   --
       1                 7                  --                   --                   --                   --
       1                 8                  --                   --                   --                   --
       1                 9                  --                   --                   --                   --
       1                10                  --                   --                   --                   --
       1                11                  --                   --                   --                   --
       1                12                  --                   --                   --                   --
       1                13                  --                   --                   --                   --
       1                14                  --                   --                   --                   --
       1                15                  --                   --                   --                   --
       1                16                  --                   --                   --                   --
       1                17                  --                   --                   --                   --
       1                18                  --                   --                   --                   --
       1                19                  --                   --                   --                   --
       1                20                  --                   --                   --                   --
       1                21                  --                   --                   --                   --
       1                22                  --                   --                   --                   --
       1                23                  --                   --                   --                   --
       1                24                  --                   --                   --                   --
       1                25                  --                   --                   --                   --
       1                26                  --                   --                   --                   --
       1                27                  --                   --                   --                   --
       1                28                  --                   --                   --                   --
       2                29                 1.000%                1.694%             12.581%              2.877%
       2                30                 3.832                 2.331              13.094               2.805
       2                31                 2.340                 2.064              12.162               5.532
       2                32                 3.258                 2.157              11.222               2.818
       2                33                 3.000                 3.008               9.883               2.750
       2                34                 2.004                 1.667              13.183               3.786
       2                35                 1.000                 1.403              12.837               2.660
       2                36                 5.000                 2.000              12.990               2.750
       2                37                 1.484                 1.484              11.494               2.750
       2                38                 3.000                 2.206               9.427               2.750
       2                39                 5.000                 3.760               8.190               2.750
       2                40                 1.000                 1.000              13.142               2.625
       2                41                 1.000                 1.000              11.880               2.500
       2                42                 2.955                 1.490              14.801               9.299
       2                43                 3.000                 1.188              19.008              11.797
       2                44                 2.122                 2.122              13.138               4.803
       2                45                 3.000                 1.118              15.815               9.317
       2                46                 2.591                 1.318              16.504               9.753
       2                47                 3.000                 1.000              18.813              12.613
       2                48                 3.815                 1.024              13.310               5.152
       2                49                 3.000                 1.020              16.349              10.270


         While it is assumed that each of the mortgage loans prepays at the indicated percentages of CPR, this is not likely to be the case.

         Discrepancies will exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables. To the extent that the mortgage loans have characteristics which differ from those assumed in preparing the tables, the certificates may mature earlier or later than indicated by the tables.

         Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of offered certificates (other than the Class R Certificates) and set forth the percentages of the initial current principal amount of each such class that would be outstanding after the distribution date in March of each of the years indicated, assuming that the mortgage loans prepay at the indicated percentages of CPR. Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans securitized in connection with the issuance of the certificates. Variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentage of initial current principal amount (and weighted average life) shown in the following tables. These variations may occur even if the average prepayment experience of all such mortgage loans equals any of the specified percentages of CPR.

          Percent of Initial Class 1-A1 Certificate Principal Balance
                      at the Respective Percentages of CPR


                                                                Class 1-A1 Certificates
                           --------------------------------------------------------------------------------------------------
Distribution Date               0%            15%           20%            25%           30%            35%            40%
-----------------          ----------    -----------    -----------   -----------    -----------   -----------    -----------
Initial ...............        100%           100%          100%           100%          100%           100%           100%
March 25, 2003 ........         94             65            55             45            36             26             16
March 25, 2004 ........         91             38            22              7             0              0              0
March 25, 2005 ........         87             14             0              0             0              0              0
March 25, 2006 ........         83              0             0              0             0              0              0
March 25, 2007 ........         79              0             0              0             0              0              0
March 25, 2008 ........         74              0             0              0             0              0              0
March 25, 2009 ........         69              0             0              0             0              0              0
March 25, 2010 ........         66              0             0              0             0              0              0
March 25, 2011 ........         61              0             0              0             0              0              0
March 25, 2012 ........         56              0             0              0             0              0              0
March 25, 2013 ........         49              0             0              0             0              0              0
March 25, 2014 ........         42              0             0              0             0              0              0
March 25, 2015 ........         34              0             0              0             0              0              0
March 25, 2016 ........         26              0             0              0             0              0              0
March 25, 2017 ........         14              0             0              0             0              0              0
March 25, 2018 ........          8              0             0              0             0              0              0
March 25, 2019 ........          4              0             0              0             0              0              0
March 25, 2020 ........          0              0             0              0             0              0              0
March 25, 2021 ........          0              0             0              0             0              0              0
March 25, 2022 ........          0              0             0              0             0              0              0
March 25, 2023 ........          0              0             0              0             0              0              0
March 25, 2024 ........          0              0             0              0             0              0              0
March 25, 2025 ........          0              0             0              0             0              0              0
March 25, 2026 ........          0              0             0              0             0              0              0
March 25, 2027 ........          0              0             0              0             0              0              0
March 25, 2028 ........          0              0             0              0             0              0              0
March 25, 2029 ........          0              0             0              0             0              0              0
March 25, 2030 ........          0              0             0              0             0              0              0
March 25, 2031 ........          0              0             0              0             0              0              0
Weighted Average Life
  (in years)(1)........       9.89           1.67          1.26           1.00          0.82           0.69           0.59
Weighted Average Life
  (in years)(1)(2).....       9.89           1.67          1.26           1.00          0.82           0.69           0.59

---------------
(1) The weighted average life of the offered certificates is determined by
    (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2) To the optional termination date.
 *  Less than 0.50% but greater than 0%.

          Percent of Initial Class 1-A2 Certificate Principal Balance
                      at the Respective Percentages of CPR


                                                                Class 1-A2 Certificates
                           --------------------------------------------------------------------------------------------------
Distribution Date                0%           15%           20%            25%           30%            35%            40%
-----------------          ----------    -----------    -----------   -----------    -----------   -----------    -----------
Initial ...............         100%          100%          100%           100%          100%           100%           100%
March 25, 2003 ........         100           100           100            100           100            100            100
March 25, 2004 ........         100           100           100            100            77             36              0
March 25, 2005 ........         100           100            85             31             0              0              0
March 25, 2006 ........         100            93            47              9             0              0              0
March 25, 2007 ........         100            61            17              0             0              0              0
March 25, 2008 ........         100            38             0              0             0              0              0
March 25, 2009 ........         100            21             0              0             0              0              0
March 25, 2010 ........         100            16             0              0             0              0              0
March 25, 2011 ........         100             7             0              0             0              0              0
March 25, 2012 ........         100             0             0              0             0              0              0
March 25, 2013 ........         100             0             0              0             0              0              0
March 25, 2014 ........         100             0             0              0             0              0              0
March 25, 2015 ........         100             0             0              0             0              0              0
March 25, 2016 ........         100             0             0              0             0              0              0
March 25, 2017 ........         100             0             0              0             0              0              0
March 25, 2018 ........         100             0             0              0             0              0              0
March 25, 2019 ........         100             0             0              0             0              0              0
March 25, 2020 ........          97             0             0              0             0              0              0
March 25, 2021 ........          83             0             0              0             0              0              0
March 25, 2022 ........          68             0             0              0             0              0              0
March 25, 2023 ........          51             0             0              0             0              0              0
March 25, 2024 ........          33             0             0              0             0              0              0
March 25, 2025 ........          13             0             0              0             0              0              0
March 25, 2026 ........           0             0             0              0             0              0              0
March 25, 2027 ........           0             0             0              0             0              0              0
March 25, 2028 ........           0             0             0              0             0              0              0
March 25, 2029 ........           0             0             0              0             0              0              0
March 25, 2030 ........           0             0             0              0             0              0              0
March 25, 2031 ........           0             0             0              0             0              0              0
Weighted Average Life
  (in years)(1)........       20.97          5.91          4.06           3.00          2.31           1.93           1.64
Weighted Average Life
  (in years)(1)(2).....       20.97          5.91          4.06           3.00          2.31           1.93           1.64

---------------
(1) The weighted average life of the offered certificates is determined by
    (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2) To the optional termination date.
 *  Less than 0.50% but greater than 0%.

          Percent of Initial Class 1-A3 Certificate Principal Balance
                      at the Respective Percentages of CPR


                                                                Class 1-A3 Certificates
                           --------------------------------------------------------------------------------------------------
Distribution Date                0%           15%           20%            25%           30%            35%            40%
-----------------          ----------    -----------    -----------   -----------    -----------   -----------    -----------
Initial ...............         100%          100%          100%           100%          100%           100%           100%
March 25, 2003 ........         100           100           100            100           100            100            100
March 25, 2004 ........         100           100           100            100           100            100             95
March 25, 2005 ........         100           100           100            100            49              0              0
March 25, 2006 ........         100           100           100            100            22              0              0
March 25, 2007 ........         100           100           100             42             0              0              0
March 25, 2008 ........         100           100            91              0             0              0              0
March 25, 2009 ........         100           100            49              0             0              0              0
March 25, 2010 ........         100           100            46              0             0              0              0
March 25, 2011 ........         100           100            28              0             0              0              0
March 25, 2012 ........         100            89             5              0             0              0              0
March 25, 2013 ........         100            57             0              0             0              0              0
March 25, 2014 ........         100            28             0              0             0              0              0
March 25, 2015 ........         100             3             0              0             0              0              0
March 25, 2016 ........         100             0             0              0             0              0              0
March 25, 2017 ........         100             0             0              0             0              0              0
March 25, 2018 ........         100             0             0              0             0              0              0
March 25, 2019 ........         100             0             0              0             0              0              0
March 25, 2020 ........         100             0             0              0             0              0              0
March 25, 2021 ........         100             0             0              0             0              0              0
March 25, 2022 ........         100             0             0              0             0              0              0
March 25, 2023 ........         100             0             0              0             0              0              0
March 25, 2024 ........         100             0             0              0             0              0              0
March 25, 2025 ........         100             0             0              0             0              0              0
March 25, 2026 ........          74             0             0              0             0              0              0
March 25, 2027 ........          10             0             0              0             0              0              0
March 25, 2028 ........           0             0             0              0             0              0              0
March 25, 2029 ........           0             0             0              0             0              0              0
March 25, 2030 ........           0             0             0              0             0              0              0
March 25, 2031 ........           0             0             0              0             0              0              0
Weighted Average Life
  (in years)(1)........       24.41         11.33          7.76           5.00          3.46           2.54           2.16
Weighted Average Life
  (in years)(1)(2).....       24.36         11.14          7.64           5.00          3.46           2.54           2.16

---------------
(1) The weighted average life of the offered certificates is determined by
    (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2) To the optional termination date.
 *  Less than 0.50% but greater than 0%.

          Percent of Initial Class 1-A4 Certificate Principal Balance
                      at the Respective Percentages of CPR


                                                                Class 1-A4 Certificates
                           --------------------------------------------------------------------------------------------------
Distribution Date                0%           15%            20%           25%           30%            35%            40%
-----------------          ----------    -----------    -----------   -----------    -----------   -----------    -----------
Initial ...............         100%          100%           100%          100%          100%           100%           100%
March 25, 2003 ........         100           100            100           100           100            100            100
March 25, 2004 ........         100           100            100           100           100            100            100
March 25, 2005 ........         100           100            100           100           100             16              0
March 25, 2006 ........         100           100            100           100           100             16              0
March 25, 2007 ........         100           100            100           100            52              0              0
March 25, 2008 ........         100           100            100            97            26              0              0
March 25, 2009 ........         100           100            100            70            18              0              0
March 25, 2010 ........         100           100            100            70            18              0              0
March 25, 2011 ........         100           100            100            67            18              0              0
March 25, 2012 ........         100           100            100            54            18              0              0
March 25, 2013 ........         100           100             83            40            16              0              0
March 25, 2014 ........         100           100             63            29             8              0              0
March 25, 2015 ........         100           100             47            19             2              0              0
March 25, 2016 ........         100            81             34            10             0              0              0
March 25, 2017 ........         100            60             24             3             0              0              0
March 25, 2018 ........         100            47             16             0             0              0              0
March 25, 2019 ........         100            37              9             0             0              0              0
March 25, 2020 ........         100            29              4             0             0              0              0
March 25, 2021 ........         100            22              *             0             0              0              0
March 25, 2022 ........         100            14              0             0             0              0              0
March 25, 2023 ........         100             8              0             0             0              0              0
March 25, 2024 ........         100             2              0             0             0              0              0
March 25, 2025 ........         100             0              0             0             0              0              0
March 25, 2026 ........         100             0              0             0             0              0              0
March 25, 2027 ........         100             0              0             0             0              0              0
March 25, 2028 ........          46             0              0             0             0              0              0
March 25, 2029 ........           0             0              0             0             0              0              0
March 25, 2030 ........           0             0              0             0             0              0              0
March 25, 2031 ........           0             0              0             0             0              0              0
Weighted Average Life
  (in years)(1)........       25.97         16.53          13.34         10.13          6.33           3.11           2.47
Weighted Average Life
  (in years)(1)(2).....       24.82         11.91           9.24          7.18          5.27           3.11           2.47

---------------
(1) The weighted average life of the offered certificates is determined by
    (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2) To the optional termination date.
 *  Less than 0.50% but greater than 0%.

          Percent of Initial Class 1-A5 Certificate Principal Balance
                      at the Respective Percentages of CPR


                                                                Class 1-A5 Certificates
                           --------------------------------------------------------------------------------------------------
Distribution Date                0%           15%           20%            25%           30%            35%            40%
-----------------          ----------    -----------    -----------   -----------    -----------   -----------    -----------
Initial ...............         100%          100%          100%           100%          100%           100%           100%
March 25, 2003 ........         100           100           100            100           100            100            100
March 25, 2004 ........         100           100           100            100           100            100            100
March 25, 2005 ........         100           100           100            100           100            100             52
March 25, 2006 ........          99            90            90             92            95            100             52
March 25, 2007 ........          97            82            81             80            80             73             49
March 25, 2008 ........          95            71            66             62            59             46             28
March 25, 2009 ........          91            58            51             45            40             29             16
March 25, 2010 ........          79            31            24             23            24             18              9
March 25, 2011 ........          68            17            11              9            13             11              3
March 25, 2012 ........          56             9             5              3             6              5              0
March 25, 2013 ........          45             4             2              1             1              1              0
March 25, 2014 ........          34             2             1              *             *              0              0
March 25, 2015 ........          25             1             *              *             *              0              0
March 25, 2016 ........          18             *             *              *             0              0              0
March 25, 2017 ........          10             *             *              *             0              0              0
March 25, 2018 ........           7             *             *              0             0              0              0
March 25, 2019 ........           6             *             *              0             0              0              0
March 25, 2020 ........           4             *             *              0             0              0              0
March 25, 2021 ........           3             *             0              0             0              0              0
March 25, 2022 ........           2             *             0              0             0              0              0
March 25, 2023 ........           1             *             0              0             0              0              0
March 25, 2024 ........           1             *             0              0             0              0              0
March 25, 2025 ........           *             0             0              0             0              0              0
March 25, 2026 ........           *             0             0              0             0              0              0
March 25, 2027 ........           *             0             0              0             0              0              0
March 25, 2028 ........           *             0             0              0             0              0              0
March 25, 2029 ........           0             0             0              0             0              0              0
March 25, 2030 ........           0             0             0              0             0              0              0
March 25, 2031 ........           0             0             0              0             0              0              0
Weighted Average Life
  (in years)(1)........       10.94          7.16          6.80           6.66          6.71           6.35           4.76
Weighted Average Life
  (in years)(1)(2).....       10.94          7.13          6.70           6.28          5.66           5.02           3.65

---------------
(1) The weighted average life of the offered certificates is determined by
    (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2) To the optional termination date.
 *  Less than 0.50% but greater than 0%.

           Percent of Initial Class 2-A Certificate Principal Balance
                      at the Respective Percentages of CPR


                                                                          Class 2-A Certificates
                                --------------------------------------------------------------------------------------------------
Distribution Date                     0%           15%           20%            25%           30%            35%            40%
-----------------               ----------    -----------    -----------   -----------    -----------   -----------    -----------
Initial....................         100%          100%          100%           100%           100%          100%           100%
March 25, 2003.............          97            80            74             68             63            57             51
March 25, 2004.............          95            64            55             46             38            30             23
March 25, 2005.............          94            50            39             29             20            13              6
March 25, 2006.............          91            40            31             24             18            13              6
March 25, 2007.............          89            33            24             18             13             9              6
March 25, 2008.............          87            27            19             13              9             6              3
March 25, 2009.............          84            23            15              9              6             4              2
March 25, 2010.............          81            19            12              7              4             2              1
March 25, 2011.............          78            15             9              5              3             1              *
March 25, 2012.............          74            13             7              4              2             1              0
March 25, 2013.............          70            10             5              3              1             *              0
March 25, 2014.............          66             8             4              2              1             0              0
March 25, 2015.............          62             7             3              1              *             0              0
March 25, 2016.............          58             5             2              1              0             0              0
March 25, 2017.............          53             4             2              *              0             0              0
March 25, 2018.............          48             3             1              0              0             0              0
March 25, 2019.............          44             3             1              0              0             0              0
March 25, 2020.............          39             2             *              0              0             0              0
March 25, 2021.............          35             2             *              0              0             0              0
March 25, 2022.............          30             1             0              0              0             0              0
March 25, 2023.............          24             1             0              0              0             0              0
March 25, 2024.............          19             *             0              0              0             0              0
March 25, 2025.............          14             0             0              0              0             0              0
March 25, 2026.............          12             0             0              0              0             0              0
March 25, 2027.............          10             0             0              0              0             0              0
March 25, 2028.............           8             0             0              0              0             0              0
March 25, 2029.............           5             0             0              0              0             0              0
March 25, 2030.............           1             0             0              0              0             0              0
March 25, 2031.............           0             0             0              0              0             0              0
Weighted Average Life (in
  years)(1)................       15.21          4.62          3.55           2.82           2.27          1.84           1.48
Weighted Average Life (in
  years)(1)(2).............       14.99          4.29          3.26           2.58           2.08          1.68           1.35

---------------
(1) The weighted average life of the offered certificates is determined by
    (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2) To the optional termination date.
 *  Less than 0.50% but greater than 0%.

           Percent of Initial Class M-1 Certificate Principal Balance
                      at the Respective Percentages of CPR


                                                                 Class M-1 Certificates
                           --------------------------------------------------------------------------------------------------
Distribution Date                0%           15%           20%            25%           30%            35%            40%
-----------------          ----------    -----------    -----------   -----------    -----------   -----------    -----------
Initial ...............         100%          100%          100%           100%          100%           100%           100%
March 25, 2003 ........         100           100           100            100           100            100            100
March 25, 2004 ........         100           100           100            100           100            100            100
March 25, 2005 ........         100           100           100            100           100            100            100
March 25, 2006 ........         100            97            76             59            45             47             86
March 25, 2007 ........         100            81            60             43            31             21             14
March 25, 2008 ........         100            67            46             31            21             13              8
March 25, 2009 ........         100            55            36             23            14              8              5
March 25, 2010 ........         100            45            28             17            10              5              0
March 25, 2011 ........         100            37            21             12             6              *              0
March 25, 2012 ........         100            30            16              9             3              0              0
March 25, 2013 ........         100            24            12              6             0              0              0
March 25, 2014 ........         100            19             9              3             0              0              0
March 25, 2015 ........         100            15             7              0             0              0              0
March 25, 2016 ........         100            12             5              0             0              0              0
March 25, 2017 ........         100             9             1              0             0              0              0
March 25, 2018 ........          97             7             0              0             0              0              0
March 25, 2019 ........          90             6             0              0             0              0              0
March 25, 2020 ........          81             3             0              0             0              0              0
March 25, 2021 ........          73             *             0              0             0              0              0
March 25, 2022 ........          64             0             0              0             0              0              0
March 25, 2023 ........          54             0             0              0             0              0              0
March 25, 2024 ........          44             0             0              0             0              0              0
March 25, 2025 ........          35             0             0              0             0              0              0
March 25, 2026 ........          26             0             0              0             0              0              0
March 25, 2027 ........          19             0             0              0             0              0              0
March 25, 2028 ........          11             0             0              0             0              0              0
March 25, 2029 ........           3             0             0              0             0              0              0
March 25, 2030 ........           0             0             0              0             0              0              0
March 25, 2031 ........           0             0             0              0             0              0              0
Weighted Average Life
  (in years)(1)........       21.51          8.61          6.68           5.51          4.85           4.57           4.65
Weighted Average Life
  (in years)(1)(2).....       21.25          7.96          6.11           5.03          4.45           4.23           4.28

---------------
(1) The weighted average life of the offered certificates is determined by
    (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2) To the optional termination date.
 *  Less than 0.50% but greater than 0%.

           Percent of Initial Class M-2 Certificate Principal Balance
                      at the Respective Percentages of CPR


                                                                 Class M-2 Certificates
                           --------------------------------------------------------------------------------------------------
Distribution Date                0%           15%           20%            25%           30%            35%            40%
-----------------          ----------    -----------    -----------   -----------    -----------   -----------    -----------
Initial ...............         100%          100%          100%           100%          100%           100%           100%
March 25, 2003 ........         100           100           100            100           100            100            100
March 25, 2004 ........         100           100           100            100           100            100            100
March 25, 2005 ........         100           100           100            100           100            100            100
March 25, 2006 ........         100            97            76             59            45             33             24
March 25, 2007 ........         100            81            60             43            31             21             14
March 25, 2008 ........         100            67            46             31            21             13              7
March 25, 2009 ........         100            55            36             23            14              7              0
March 25, 2010 ........         100            45            28             17            10              1              0
March 25, 2011 ........         100            37            21             12             3              0              0
March 25, 2012 ........         100            30            16              8             0              0              0
March 25, 2013 ........         100            24            12              2             0              0              0
March 25, 2014 ........         100            19             9              0             0              0              0
March 25, 2015 ........         100            15             4              0             0              0              0
March 25, 2016 ........         100            12             1              0             0              0              0
March 25, 2017 ........         100             9             0              0             0              0              0
March 25, 2018 ........          97             5             0              0             0              0              0
March 25, 2019 ........          90             2             0              0             0              0              0
March 25, 2020 ........          81             0             0              0             0              0              0
March 25, 2021 ........          73             0             0              0             0              0              0
March 25, 2022 ........          64             0             0              0             0              0              0
March 25, 2023 ........          54             0             0              0             0              0              0
March 25, 2024 ........          44             0             0              0             0              0              0
March 25, 2025 ........          35             0             0              0             0              0              0
March 25, 2026 ........          26             0             0              0             0              0              0
March 25, 2027 ........          19             0             0              0             0              0              0
March 25, 2028 ........          11             0             0              0             0              0              0
March 25, 2029 ........           0             0             0              0             0              0              0
March 25, 2030 ........           0             0             0              0             0              0              0
March 25, 2031 ........           0             0             0              0             0              0              0
Weighted Average Life
  (in years)(1)........       21.48          8.50          6.60           5.40          4.67           4.25           4.06
Weighted Average Life
  (in years)(1)(2).....       21.25          7.96          6.11           5.00          4.33           3.96           3.82

---------------
(1) The weighted average life of the offered certificates is determined by
    (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2) To the optional termination date.
 *  Less than 0.50% but greater than 0%.

            Percent of Initial Class B Certificate Principal Balance
                      at the Respective Percentages of CPR


                                                                  Class B Certificates
                           --------------------------------------------------------------------------------------------------
Distribution Date                0%           15%           20%            25%           30%            35%            40%
-----------------          ----------    -----------    -----------   -----------    -----------   -----------    -----------
Initial ...............         100%          100%          100%           100%          100%           100%           100%
March 25, 2003 ........         100           100           100            100           100            100            100
March 25, 2004 ........         100           100           100            100           100            100            100
March 25, 2005 ........         100           100           100            100           100            100            100
March 25, 2006 ........         100            97            76             59            45             31             19
March 25, 2007 ........         100            81            60             43            28             15              6
March 25, 2008 ........         100            67            46             29            15              5              0
March 25, 2009 ........         100            55            35             18             6              0              0
March 25, 2010 ........         100            45            24              9             *              0              0
March 25, 2011 ........         100            36            16              3             0              0              0
March 25, 2012 ........         100            27             9              0             0              0              0
March 25, 2013 ........         100            19             4              0             0              0              0
March 25, 2014 ........         100            13             0              0             0              0              0
March 25, 2015 ........         100             8             0              0             0              0              0
March 25, 2016 ........         100             3             0              0             0              0              0
March 25, 2017 ........         100             0             0              0             0              0              0
March 25, 2018 ........          97             0             0              0             0              0              0
March 25, 2019 ........          90             0             0              0             0              0              0
March 25, 2020 ........          81             0             0              0             0              0              0
March 25, 2021 ........          73             0             0              0             0              0              0
March 25, 2022 ........          64             0             0              0             0              0              0
March 25, 2023 ........          54             0             0              0             0              0              0
March 25, 2024 ........          44             0             0              0             0              0              0
March 25, 2025 ........          33             0             0              0             0              0              0
March 25, 2026 ........          22             0             0              0             0              0              0
March 25, 2027 ........          12             0             0              0             0              0              0
March 25, 2028 ........           2             0             0              0             0              0              0
March 25, 2029 ........           0             0             0              0             0              0              0
March 25, 2030 ........           0             0             0              0             0              0              0
March 25, 2031 ........           0             0             0              0             0              0              0
Weighted Average Life
  (in years)(1)........       21.27          8.03          6.19           5.03          4.31           3.86           3.59
Weighted Average Life
  (in years)(1)(2).....       21.17          7.85          6.02           4.90          4.20           3.76           3.51

---------------
(1) The weighted average life of the offered certificates is determined by
    (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2) To the optional termination date.
 *  Less than 0.50% but greater than 0%.

Additional Information

         The depositor intends to file certain additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                 USE OF PROCEEDS

         The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans due to the seller.

                         FEDERAL INCOME TAX CONSEQUENCES

         The pooling and servicing agreement provides that multiple REMIC elections will be made with respect to the assets in the trust fund, creating a tiered REMIC structure.

         Upon the issuance of the offered certificates, Stroock & Stroock & Lavan LLP ("Tax Counsel") will deliver its opinion concluding that for federal income tax purposes and assuming compliance with the pooling and servicing agreement, each REMIC comprising the trust fund will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code") and the offered certificates, other than the Class R Certificates, will represent regular interests in a REMIC and the Class R Certificates will each represent the residual interest in a REMIC.

Taxation of Regular Interests

         A holder of an offered certificate will be treated for federal income tax purposes as owning a regular interest in a REMIC.

         Assuming that an offered certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on its disposition should generally, subject to the limitation described below, be capital gain or loss. Gain will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder's gross income with respect to the regular interest had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the offered certificate over (y) the amount actually included in such holder's income with respect to the regular interest.

         Interest on a regular interest must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, a regular interest could be considered to have been issued with original issue discount, known as OID. The Class A-IO Certificates will be issued with OID. We refer you to "Material Federal Income Tax Considerations - Taxation of Debt Securities" in the prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount, or bond premium, if any, will be a rate equal to 25% CPR as described above. No representation is made that the mortgage loans will prepay at such rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

Status of the offered certificates

         Each holder of an offered certificate (other than the residual certificates) is deemed to own an undivided beneficial ownership interest in a REMIC Regular Interest and in the case of a Class 2-A, Class M-1, Class M-2 and Class B Certificate, in the related Yield Maintenance Agreement. No Yield Maintenance Agreement is included in any REMIC. The treatment of amounts received by a related Certificateholder, with respect to such Certificateholder's right to receive the related yield maintenance payment as a result of the application of the related Interest Rate Cap, will depend upon the portion of such Certificateholder's purchase price allocable thereto. Under the REMIC regulations, each Certificateholder who has an interest in the related Yield Maintenance Agreement must allocate its purchase price for its Certificate between its undivided interest in the related REMIC Regular Interest and its interest in the related Yield Maintenance Agreement in accordance with the relative fair market values of each property right. No representation is or will be made as to the relative fair market values. Generally, payments made to Certificates under a Yield Maintenance Agreement will be included in income based on, and the purchase price allocated to the related Yield Maintenance Agreement may be amortized in accordance with, the regulations relating to notional principal contracts. In the case of non-corporate holders of the Class 2-A, Class M-1, Class M-2 or Class B Certificates, as applicable, the amortization of the purchase price may be subject to limitations as an itemized deduction.

         The portion of the offered certificates treated as REMIC regular interests (but not the portion of an offered certificate consisting of the right to receive yield maintenance payments) will be assets described in Section 7701(a)(19)(C) of the Code, and "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust fund would be so treated. In addition, to the extent a regular interest represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that regular interest would be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code in that proportion.

Prohibited Transactions Tax and Other Taxes

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions," called the "Prohibited Transactions Tax." In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that any REMIC comprising the trust fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property, called the "Contributions Tax." None of the REMICs comprising the trust fund will accept contributions that would subject it to such tax.

         In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property held as inventory.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the pooling and servicing agreement or in respect of compliance with then applicable law, such tax will be borne by the master servicer or trustee in either case out of its own funds. In the event that either the master servicer or the trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the relevant REMIC within the trust fund with amounts otherwise distributable to the holders of Certificates in the manner provided in the pooling and servicing agreement.

         For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to "Material Federal Income Tax Considerations" in the prospectus.

                                   STATE TAXES

         None of the depositor, either master servicer, the trustee or the securities administrator makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

                              ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in the certificates will cause the assets of the trust to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to such assets and the trustee or the master servicer to the fiduciary investments standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to such assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the certificates.

         Prohibited Transaction Exemption ("PTE") 90-30 (the "Exemption"), as recently amended by PTE 2000-58, will not be met with respect to the offered certificates because the combined loan-to-value ratios of certain mortgage loans are in excess of 125%, as computed for purposes of ERISA. See "ERISA Considerations" in the prospectus. However, the offered certificates may be acquired for or on behalf of a purchaser which is acquiring such certificates directly or indirectly for or on behalf of a Plan, provided that neither the proposed transfer and/or holding of a certificate nor the servicing, management and operation of the trust (i) will result in a prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code which will not be covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Exemption ("PTE") 84-14 (class exemption for plan asset transaction determined by independent qualified professional asset managers); PTE 91-38 (class exemption for certain transactions involving bank collective investment funds); PTE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts); PTE 95-60 (class exemption for certain transactions involving insurance company general accounts); and PTCE 96-23 (class exemption for plan asset transactions determined by in-house asset managers) ("Investor-Based Exemptions") nor (ii) will give rise to any additional fiduciary duties under ERISA on the part of the master servicer or the trustee, which will be deemed represented by an owner of a book-entry certificate and will be evidenced by representations to such effect by or on behalf of a holder of a physical certificate.

         Any Plan fiduciary which proposes to cause a Plan to purchase offered certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the offered certificates. Assets of a Plan should not be invested in offered certificates unless it is clear that an Investor-Based Exemption will apply and exempt all potential prohibited transactions.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to Federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any such similar law.

                      RESTRICTIONS ON PURCHASE AND TRANSFER
                          OF THE RESIDUAL CERTIFICATES

         The residual certificates are not offered for sale to any investor that is a "disqualified organization" as described in "Material Federal Income Tax Considerations--Taxation of Holders of Residual Interest
Securities--Restrictions on Transfer of Residual Interest Securities" in the prospectus.

         As a prerequisite to any transfer of a residual certificate, the proposed transferee must provide an affidavit that the proposed transferee is not a disqualified organization or publicly traded partnership and that it is a U.S. Person. In the event that legislation is enacted which would subject the trust fund to tax (or disqualify any REMIC as a REMIC) on the transfer of an interest in a residual certificate to any other person or persons, the pooling and servicing agreement may be amended, without certificateholder consent, to restrict or prohibit prospectively such transfer. A transfer in violation of the restrictions set forth herein may subject a holder of a residual certificate to taxation. Moreover, certain transfers of a residual certificate that are effective to transfer legal ownership may nevertheless be ineffective to transfer ownership for federal income tax purposes, if at the time of the transfer a residual certificate represents a "noneconomic residual interest" as defined in the REMIC Regulations and if avoiding or impeding the assessment or collection of tax is a significant purpose of the transfer. See "Material Federal Income Tax Considerations--Taxation of Holders of Residual Interest Securities--Restrictions on Transfer of Residual Interest Securities" in the Prospectus. Further, unless permitted under the pooling and servicing agreement, a residual certificate (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a "United States person," as such term is defined in Section 7701(a)(30) of the Code (a "U.S. Person").

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, dated March 27, 2002, among the depositor, Bear, Stearns & Co. Inc., as an underwriter, and First Union Securities, Inc., as an underwriter (collectively, the "underwriters"), the depositor has agreed to sell all of the offered certificates to Bear, Stearns & Co. Inc., except for $5,727,000 initial principal amount of the Class 1-A1 Certificates, which will be purchased by First Union Securities, Inc., and the underwriters have severally and not jointly agreed to purchase such amounts of offered certificates from the depositor.

         The offered certificates will be offered by the underwriters when, as and if issued and sold by the depositor to the underwriters, subject to the underwriters' right to reject any subscription, in whole or in part. Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts. It is expected that the proceeds to the depositor from the sale of the offered certificates will be approximately $335,365,000 plus accrued interest, before deducting issuance expenses payable by the depositor, estimated to be approximately $500,000.

         The depositor has been advised by the underwriters they intend to make a market in the offered certificates, but the underwriters have no obligation to do so. There can be no assurance that a secondary market for the offered certificates, or any particular class thereof, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

         First Union Securities, Inc. is an indirect, wholly-owned subsidiary of Wachovia Corporation. Wachovia Corporation conducts its investment banking, institutional, and capital markets businesses through its various bank, broker-dealer and nonbank subsidiaries under the trade name of Wachovia Securities. Any references to Wachovia Securities, however, do not include Wachovia Securities, Inc., member NASD/SIPC a separate broker-dealer subsidiary of Wachovia Corporation and sister affiliate of First Union Securities, Inc.

         The depositor has agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. Bear, Stearns & Co. Inc. is an affiliate of the depositor, EMC and BSFP. From time to time the underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, the depositor and the seller, and other affiliates of the depositor and the seller.

         The depositor has agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                  LEGAL MATTERS

         The validity of the certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP, New York, New York, will also pass upon certain legal matters on behalf of the seller, the depositor and the underwriters.

                                     RATINGS

         It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned the ratings designated below by Moody's and Standard & Poor's.

                                         Rating
                           -------------------------------------
    Class                  Moody's           Standard and Poor's
    -----                  -------           -------------------
    1-A1                     Aaa                     AAA
    1-A2                     Aaa                     AAA
    1-A3                     Aaa                     AAA
    1-A4                     Aaa                     AAA
    1-A5                     Aaa                     AAA
    2-A                      Aaa                     AAA
    A-IO                     Aaa                     AAA
    M-1                      Aa2                     AA
    M-2                      A2                       A
    B                       Baa2                     BBB
    R-1                      --                      AAA
    R-2                      --                      AAA
    R-3                      --                      AAA

         The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

         The ratings do not reflect the likelihood of payment of any Basis Risk Shortfall Carry Forward Amounts to any class.

         The depositor has not requested ratings of the offered certificates by any rating agency other than Moody's and Standard & Poor's. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

                             INDEX OF DEFINED TERMS


1-Year CMT.................................................................S-37
6-month LIBOR..............................................................S-37
Aggregate Loan Group I Net Rate Cap........................................S-78
Aggregate Loan Group II Net Rate Cap.......................................S-79
Applied Realized Loss Amount...............................................S-68
balloon loans..............................................................S-24
Basis Risk Shortfall Carry Forward Amount..................................S-68
Certificate Principal Balance..............................................S-69
Certificates................................................................S-4
Class 1-A5 Lockout Percentage..............................................S-69
Class 1-A5 Share...........................................................S-69
Class A Certificates.......................................................S-69
Class A Principal Distribution Amount......................................S-70
Class A-I Group............................................................S-69
Class A-II Group...........................................................S-69
Class B Principal Distribution Amount......................................S-70
Class M-1 Principal Distribution Amount....................................S-71
Class M-2 Principal Distribution Amount....................................S-71
Clearstream................................................................S-59
Closing Date................................................................S-5
Code......................................................................S-108
Compensating Interest......................................................S-55
Component 1-AIO Rate.......................................................S-78
Component 2-AIO Rate.......................................................S-78
credit life insurance......................................................S-28
Current Interest...........................................................S-71
Cut-Off Date................................................................S-5
Depositor...................................................................S-4
Distribution Account.......................................................S-54
Distribution Dates.........................................................S-10
DTC........................................................................S-59
Due Period.................................................................S-72
EMC........................................................................S-44
ERISA.....................................................................S-111
Euroclear..................................................................S-59
Excess Cashflow............................................................S-72
Excess Overcollateralization Amount........................................S-72
Excess Spread..............................................................S-72
Excess Yield Maintenance Amount............................................S-72
Exemption.................................................................S-111
Extra Principal Distribution Amount........................................S-72

Insurance Proceeds.........................................................S-72
interest adjustment date...................................................S-36
Interest Carry Forward Amount..............................................S-73
Interest Funds.............................................................S-73
Interest Payments..........................................................S-10
Interest Rate Cap..........................................................S-78
Last Scheduled Distribution Date...........................................S-92
LIBOR......................................................................S-37
LIBOR business day.........................................................S-80
Liquidation Proceeds.......................................................S-73
Loan Group I................................................................S-6
Loan Group I Net Rate Cap..................................................S-78
Loan Group II...............................................................S-7
Loan Group II Net Rate Cap.................................................S-79
Master Servicer Collection Account.........................................S-54
Master Servicers............................................................S-4
Method of Distribution....................................................S-112
Moody's....................................................................S-14
Mortgage Loans..............................................................S-5
net mortgage rate..........................................................S-78
Originators.................................................................S-4
Overcollateralization Amount...............................................S-74
Overcollateralization Floor................................................S-74
Pass-Through Rates..........................................................S-8
Plan Asset Regulations....................................................S-111
Plan(s)...................................................................S-111
Pooling and Servicing Agreement.............................................S-5
Prepayment Interest Shortfall..............................................S-55
Prepayment Period..........................................................S-74
Principal Distribution Amount..............................................S-74
Principal Funds............................................................S-74
Principal Payments.........................................................S-11
Prohibited Transactions...................................................S-110
Prohibited Transactions Tax...............................................S-110
Projected Principal Balances...............................................S-82
PTE.......................................................................S-111
Realized Loss..............................................................S-75
Relief Act.................................................................S-75
Remaining Excess Spread....................................................S-75
Securities Administrator....................................................S-5
Seller......................................................................S-4
senior certificates........................................................S-11
Servicers...................................................................S-5

Specified Overcollateralization Amount.....................................S-75
Standard & Poor's..........................................................S-14
Stated Principal Balance...................................................S-75
Stepdown Date..............................................................S-75
subordinated certificates..................................................S-11
Subordinated Certificates Rate Cap.........................................S-78
Trigger Event..............................................................S-76
Trustee.....................................................................S-5
underwriters..............................................................S-112
Unpaid Applied Realized Loss Amount........................................S-76
Wells Fargo................................................................S-43
WFHM.......................................................................S-42
Yield Maintenance Account..................................................S-80
Yield Maintenance Agreements...............................................S-12
Yield Maintenance Provider..................................................S-5

                                                                     Schedule A

                         Mortgage Loan Statistical Data

   The following information sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of the mortgage loans. The sum of the respective columns may not equal the total indicated due to rounding.

 Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in the Total Pool


                                                                          Aggregate
                                                                       Scheduled Balance
                                                        Number of      Outstanding as of        % of
Mortgage Interest Rate                                Mortgage Loans      Cut-Off Date      Mortgage Pool
----------------------                                --------------      ------------      -------------
 4.001% -  4.500%...............................             1          $     41,176            0.01%
 4.501% -  5.000%...............................             5               656,310            0.20
 5.001% -  5.500%...............................             6               256,202            0.08
 5.501% -  6.000%...............................            36             4,643,793            1.39
 6.001% -  6.500%...............................            93            13,398,546            4.02
 6.501% -  7.000%...............................           292            42,918,429           12.88
 7.001% -  7.500%...............................           371            52,693,522           15.82
 7.501% -  8.000%...............................           266            34,444,093           10.34
 8.001% -  8.500%...............................           235            26,752,795            8.03
 8.501% -  9.000%...............................           224            24,565,699            7.37
 9.001% -  9.500%...............................           191            18,520,835            5.56
 9.501% - 10.000%...............................           217            15,027,371            4.51
10.001% - 10.501%...............................           370            22,041,364            6.62
10.501% - 11.000%...............................           336            17,276,380            5.19
11.001% - 11.500%...............................           291            12,167,323            3.65
11.501% - 12.000%...............................           408            14,418,744            4.33
12.001% - 12.500%...............................           276             9,876,412            2.96
12.501% - 13.000%...............................           265             8,546,491            2.57
13.001% - 13.500%...............................           208             5,753,769            1.73
13.501% - 14.000%...............................           203             4,246,267            1.27
14.001% - 14.500%...............................            80             1,841,012            0.55
14.501% - 15.000%...............................            68             1,935,796            0.58
15.001% - 15.500%...............................            20               506,664            0.15
15.501% - 16.000%...............................            15               213,580            0.06
16.001% - 16.500%...............................             6               125,679            0.04
16.501% - 17.000%...............................            12               251,955            0.08
17.501% - 18.000%...............................             1                16,623            0.00
                                                         -----          ------------          ------
 Total..........................................         4,496          $333,136,832          100.00%
                                                         =====          ============          ======


As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans in the total pool was approximately 8.978% per annum.

                 Original Loan-to-Value Ratio in the Total Pool


                                                                           Aggregate
                                                                       Scheduled Balance
                                                        Number of      Outstanding as of        % of
Loan-to-Value Ratios                                  Mortgage Loans      Cut-Off Date      Mortgage Pool
--------------------                                  --------------      ------------      -------------
Not Available.....................................          166           $  3,970,677           1.19%
  0.01% -  10.00%.................................            1                 13,096           0.00
 10.01% -  20.00%.................................           23                900,818           0.27
 20.01% -  30.00%.................................           40              1,133,747           0.34
 30.01% -  40.00%.................................           84              3,910,181           1.17
 40.01% -  50.00%.................................          127              4,880,739           1.47
 50.01% -  60.00%.................................          210             13,191,605           3.96
 60.01% -  70.00%.................................          486             35,058,472          10.52
 70.01% -  80.00%.................................        1,085            100,280,153          30.10
 80.01% -  90.00%.................................        1,181             91,500,722          27.47
 90.01% - 100.00%.................................        1,007             68,876,357          20.68
100.01% - 125.00%.................................           86              9,420,265           2.83
                                                          -----           ------------         ------
 Total............................................        4,496           $333,136,832         100.00%
                                                          =====           ============         ======


As of the Cut-off Date, the weighted average Loan-to-Value ratio of the Mortgage Loans in the total pool was approximately 81.56%.

               Scheduled Principal Balances of the Mortgage Loans
             as of the Mortgage Loan Cut-Off Date in the Total Pool

                                                                           Aggregate
                                                                       Scheduled Balance
                                                        Number of      Outstanding as of        % of
Scheduled Principal Balance                           Mortgage Loans      Cut-Off Date      Mortgage Pool
---------------------------                           --------------      ------------      -------------
$   0.01 - $ 50,000...............................        2,420           $ 61,419,550          18.44%
$ 50,001 - $100,000...............................        1,036             72,621,416          21.80
$100,001 - $150,000...............................          485             58,952,530          17.70
$150,001 - $200,000...............................          222             38,639,838          11.60
$200,001 - $250,000...............................          139             30,922,191           9.28
$250,001 - $300,000...............................           87             23,860,590           7.16
$300,001 - $350,000...............................           41             13,197,135           3.96
$350,001 - $400,000...............................           27             10,194,589           3.06
$400,001 - $450,000...............................            9              3,874,104           1.16
$450,001 - $500,000...............................            5              2,395,924           0.72
$500,001 - $550,000...............................            6              3,114,237           0.93
$550,001 - $600,000...............................            7              4,034,265           1.21
$600,001 - $650,000...............................            6              3,785,740           1.14
$650,001 - $700,000...............................            1                674,250           0.20
$800,001 or Greater...............................            5              5,450,471           1.64
                                                          -----           ------------         ------
 Total............................................        4,496           $333,136,832         100.00%
                                                          =====           ============         ======


As of the Cut-off Date, the average Principal Balance of the Mortgage Loans in the total pool was approximately $74,096.

             Credit Score for the Mortgage Loans in the Total Pool


                                                                           Aggregate
                                                                       Scheduled Balance
                                                        Number of      Outstanding as of        % of
Credit Score Range                                    Mortgage Loans      Cut-Off Date      Mortgage Pool
------------------                                    --------------      ------------      -------------
No Fico Available.................................          186           $ 20,802,083           6.24%
  1 - 500.........................................          399             23,094,216           6.93
501 - 520.........................................          313             18,920,530           5.68
521 - 540.........................................          408             23,849,275           7.16
541 - 560.........................................          370             24,247,725           7.28
561 - 580.........................................          298             20,098,589           6.03
581 - 600.........................................          301             20,524,197           6.16
601 - 620.........................................          281             16,751,309           5.03
621 - 640.........................................          296             19,404,900           5.82
641 - 660.........................................          339             24,725,060           7.42
661 - 680.........................................          288             20,972,287           6.30
681 - 700.........................................          249             21,105,691           6.34
701 - 720.........................................          196             20,647,796           6.20
721 - 740.........................................          153             13,989,885           4.20
741 - 760.........................................          127             14,035,768           4.21
761 - 780.........................................          145             18,257,530           5.48
781 - 800.........................................          115             10,027,445           3.01
Greater than 801..................................           32              1,682,547           0.51
                                                          -----           ------------         ------
 Total............................................        4,496           $333,136,832         100.00%
                                                          =====           ============         ======


As of the Cut-off Date, the weighted average Credit Score of the Mortgage Loans in the total pool for which Credit Scores are available is approximately 628.

     Geographic Distribution of the Mortgaged Properties in the Total Pool


                                                                           Aggregate
                                                                       Scheduled Balance
                                                        Number of      Outstanding as of        % of
State                                                 Mortgage Loans      Cut-Off Date      Mortgage Pool
-----                                                 --------------      ------------      -------------
Alaska............................................            2           $    236,646           0.07%
Alabama...........................................          177              5,168,441           1.55
Arkansas..........................................           61              1,774,324           0.53
Arizona...........................................           83              7,894,790           2.37
California........................................          493             70,690,327          21.22
Colorado..........................................           49              7,405,976           2.22
Connecticut.......................................           30              2,607,738           0.78
District of Columbia..............................           15              1,105,761           0.33
Delaware..........................................            7                523,474           0.16
Florida...........................................          344             20,531,726           6.16
Georgia...........................................          134              8,176,467           2.45
Hawaii............................................           13              1,775,239           0.53
Iowa..............................................           39              2,746,711           0.82
Idaho.............................................           21              2,160,548           0.65
Illinois..........................................          121             10,415,973           3.13
Indiana...........................................          113              4,655,023           1.40
Kansas............................................           20              1,405,495           0.42
Kentucky..........................................           50              2,786,396           0.84
Louisiana.........................................          264              7,724,324           2.32
Maine.............................................           17                982,805           0.30
Maryland..........................................           99              9,309,096           2.79
Massachusetts.....................................           37              4,973,739           1.49
Michigan..........................................          157              6,462,012           1.94
Minnesota.........................................          145              9,723,151           2.92
Mississippi.......................................          114              3,147,599           0.94
Missouri..........................................           99              5,164,211           1.55
Montana...........................................           14              1,610,017           0.48
North Carolina....................................          166             11,986,091           3.60
North Dakota......................................            1                 80,963           0.02
Nebraska..........................................           11                955,627           0.29
New Hampshire.....................................           15              1,021,492           0.31
New Jersey........................................          110             14,385,494           4.32
New Mexico........................................           22              2,012,132           0.60
Nevada............................................           31              5,520,417           1.66
New York..........................................          157             16,846,928           5.06
Ohio..............................................          193             10,220,610           3.07
Oklahoma..........................................           79              3,054,704           0.92
Oregon............................................           37              3,777,777           1.13
Pennsylvania......................................          259             11,890,232           3.57
Rhode Island......................................           15              1,629,272           0.49
South Carolina....................................          152              6,116,246           1.84
South Dakota......................................            2                158,811           0.05
Tennessee.........................................          101              4,445,238           1.33
Texas.............................................          128             11,905,637           3.57
Utah..............................................           34              4,168,649           1.25
Virginia..........................................          105              8,098,114           2.43
Vermont...........................................           11                441,326           0.13
Washington........................................           70              8,288,957           2.49
Wisconsin.........................................           48              2,509,300           0.75
West Virginia.....................................           28              1,162,604           0.35
Wyoming...........................................            3              1,302,201           0.39
                                                          -----           ------------         ------
 Total............................................        4,496           $333,136,832         100.00%
                                                          =====           ============         ======

            Property Types of Mortgaged Properties in the Total Pool


                                                                           Aggregate
                                                                       Scheduled Balance
                                                        Number of      Outstanding as of        % of
Property Type                                         Mortgage Loans      Cut-Off Date      Mortgage Pool
-------------                                         --------------      ------------      -------------
2 - 4 Family......................................          328           $ 26,842,875           8.06%
Co-op.............................................            9              1,034,998           0.31
Condo.............................................          211             18,958,016           5.69
Mobile/Manufactured Home..........................          195              5,489,609           1.65
Multifamily.......................................            3                213,763           0.06
Pud...............................................          114             12,601,391           3.78
Single Family.....................................        3,496            260,690,820          78.25
Townhouse.........................................          131              6,579,128           1.97
Unknown...........................................            9                726,231           0.22
                                                          -----           ------------         ------
 Total............................................        4,496           $333,136,832         100.00%
                                                          =====           ============         ======


           Occupancy Status of Mortgaged Properties in the Total Pool


                                                                            Aggregate
                                                                        Scheduled Balance
                                                         Number of      Outstanding as of        % of
Occupancy Status                                       Mortgage Loans      Cut-Off Date      Loan Purpose
----------------                                       --------------      ------------      ------------
Investor...........................................          455           $ 22,622,823           6.79%
Primary............................................        3,914            297,098,891          89.18
Second Home........................................          126             13,117,589           3.94
Unknown............................................            1                297,529           0.09
 Total.............................................        4,496           $333,136,832         100.00%
                                                           =====           ============         ======


Based upon representation of the related mortgagors at the time of origination.

  Remaining Terms to Stated Maturity for the Mortgage Loans in the Total Pool


                                                                                                      Aggregate
                                                                                                  Scheduled Balance
Stated Remaining                                                                   Number of      Outstanding as of        % of
Term to Maturity                                                                Mortgage Loans      Cut-Off Date      Mortgage Pool
----------------                                                                --------------      ------------      -------------
No Remaining Months.........................................................             3          $     36,751            0.01%
  1 -  60 Months............................................................           353             4,327,693            1.30
 61 - 120 Months............................................................         1,145            33,194,351            9.96
121 - 180 Months............................................................           756            35,705,058           10.72
181 - 240 Months............................................................           114             8,064,146            2.42
241 - 300 Months............................................................           840            64,590,931           19.39
301 - 360 Months............................................................         1,285           187,217,902           56.20
                                                                                     -----          ------------          ------
 Total......................................................................         4,496          $333,136,832          100.00%
                                                                                     =====          ============          ======


As of the Cut-off Date, the weighted average Remaining Months to Scheduled Maturity of the Mortgage Loans in the total pool was approximately 280 months.

             Loan Purpose for the Mortgage Loans in the Total Pool


                                                                           Aggregate
                                                                       Scheduled Balance
                                                        Number of      Outstanding as of        % of
Loan Purpose                                          Mortgage Loans      Cut-Off Date      Mortgage Pool
------------                                          --------------      ------------      -------------
Cash-Out Refinancing..............................        2,353           $136,100,986          40.85%
Construction (Bridge Loan)........................            2                178,551           0.05
Construction Permanent............................            6                518,910           0.16
Purchase..........................................        1,692            144,569,383          43.40
Rate/Term Refinancing.............................          442             51,634,362          15.50
Unknown...........................................            1                134,639           0.04
                                                          -----           ------------         ------
 Total............................................        4,496           $333,136,832         100.00%
                                                          =====           ============         ======

  Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Loan Group I


                                                                           Aggregate
                                                                       Scheduled Balance
                                                        Number of      Outstanding as of        % of
Mortgage Interest Rate                                Mortgage Loans      Cut-Off Date      Mortgage Pool
----------------------                                --------------      ------------      -------------
 4.501% -  5.000%.................................            3           $    181,471           0.08%
 5.001% -  5.500%.................................            6                256,202           0.11
 5.501% -  6.000%.................................           22              2,294,773           1.01
 6.001% -  6.500%.................................           42              4,744,883           2.08
 6.501% -  7.000%.................................          186             25,324,647          11.12
 7.001% -  7.500%.................................          306             38,761,564          17.02
 7.501% -  8.000%.................................          213             26,712,797          11.73
 8.001% -  8.500%.................................          201             22,325,110           9.80
 8.501% -  9.000%.................................          177             19,627,507           8.62
 9.001% -  9.500%.................................          115             12,629,301           5.54
 9.501% - 10.000%.................................           84              5,866,127           2.58
10.001% - 10.501%.................................          175              8,422,711           3.70
10.501% - 11.000%.................................          200              8,310,358           3.65
11.001% - 11.500%.................................          235              8,931,378           3.92
11.501% - 12.000%.................................          377             12,884,004           5.66
12.001% - 12.500%.................................          269              9,034,331           3.97
12.501% - 13.000%.................................          251              7,407,751           3.25
13.001% - 13.500%.................................          201              5,316,823           2.33
13.501% - 14.000%.................................          197              3,949,117           1.73
14.001% - 14.500%.................................           79              1,815,756           0.80
14.501% - 15.000%.................................           68              1,935,796           0.85
15.001% - 15.500%.................................           19                453,424           0.20
15.501% - 16.000%.................................           15                213,580           0.09
16.001% - 16.500%.................................            6                125,679           0.06
16.501% - 17.000%.................................           12                251,955           0.11
17.501% - 18.000%.................................            1                 16,623           0.01
                                                          -----           ------------         ------
 Total............................................        3,460           $227,793,668         100.00%
                                                          =====           ============         ======


As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans in Loan Group I was approximately 9.152% per annum.

                  Original Loan-to-Value Ratio in Loan Group I


                                                                           Aggregate
                                                                       Scheduled Balance
                                                        Number of      Outstanding as of        % of
Loan-to-Value Ratios                                  Mortgage Loans      Cut-Off Date      Mortgage Pool
--------------------                                  --------------      ------------      -------------
 Not Available....................................          157           $  3,594,988           1.58%
  0.01% -  10.00%.................................            1                 13,096           0.01
 10.01% -  20.00%.................................           18                725,463           0.32
 20.01% -  30.00%.................................           32                728,625           0.32
 30.01% -  40.00%.................................           72              3,165,824           1.39
 40.01% -  50.00%.................................          107              3,680,205           1.62
 50.01% -  60.00%.................................          160              7,514,999           3.30
 60.01% -  70.00%.................................          345             21,195,260           9.30
 70.01% -  80.00%.................................          801             64,871,282          28.48
 80.01% -  90.00%.................................          859             61,605,517          27.04
 90.01% - 100.00%.................................          837             53,399,586          23.44
100.01% - 125.00%.................................           71              7,298,824           3.20
                                                          -----           ------------         ------
 Total............................................        3,460           $227,793,668         100.00%
                                                          =====           ============         ======


As of the Cut-off Date, the weighted average Loan-to-Value ratio of the Mortgage Loans in Loan Group I was approximately 82.37%.

               Scheduled Principal Balances of the Mortgage Loans
              as of the Mortgage Loan Cut-Off Date in Loan Group I


                                                                           Aggregate
                                                                       Scheduled Balance
                                                        Number of      Outstanding as of        % of
Scheduled Principal Balances                          Mortgage Loans      Cut-Off Date      Mortgage Pool
----------------------------                          --------------      ------------      -------------
$   0.01 - $ 50,000...............................        2,072           $ 50,174,863          22.03%
$ 50,001 - $100,000...............................          683             47,736,737          20.96
$100,001 - $150,000...............................          330             40,244,587          17.67
$150,001 - $200,000...............................          160             28,001,808          12.29
$200,001 - $250,000...............................           97             21,567,634           9.47
$250,001 - $300,000...............................           56             15,315,058           6.72
$300,001 - $350,000...............................           26              8,424,564           3.70
$350,001 - $400,000...............................           19              7,097,256           3.12
$400,001 - $450,000...............................            4              1,748,810           0.77
$450,001 - $500,000...............................            3              1,420,618           0.62
$500,001 - $550,000...............................            3              1,561,891           0.69
$550,001 - $600,000...............................            3              1,726,480           0.76
$600,001 - $650,000...............................            3              1,889,720           0.83
$800,001 or Greater...............................            1                883,641           0.39
                                                          -----           ------------         ------
 Total............................................        3,460           $227,793,668         100.00%
                                                          =====           ============         ======


As of the Cut-off Date, the average Principal Balance of the Mortgage Loans in Loan Group I was approximately $65,836.

              Credit Score for the Mortgage Loans in Loan Group I


                                                                           Aggregate
                                                                       Scheduled Balance
                                                        Number of      Outstanding as of        % of
Credit Score Range                                    Mortgage Loans      Cut-Off Date      Mortgage Pool
------------------                                    --------------      ------------      -------------
No Fico Available.................................          165           $ 18,944,767           8.32%
  1 - 500.........................................          271             12,658,137           5.56
501 - 520.........................................          230             12,501,060           5.49
521 - 540.........................................          296             14,846,719           6.52
541 - 560.........................................          265             13,617,094           5.98
561 - 580.........................................          212             11,960,753           5.25
581 - 600.........................................          216             12,614,705           5.54
601 - 620.........................................          223             11,628,203           5.10
621 - 640.........................................          231             12,749,428           5.60
641 - 660.........................................          269             17,493,557           7.68
661 - 680.........................................          237             14,167,439           6.22
681 - 700.........................................          203             15,306,346           6.72
701 - 720.........................................          164             17,216,863           7.56
721 - 740.........................................          133             11,843,528           5.20
741 - 760.........................................          107              9,907,056           4.35
761 - 780.........................................          116             12,350,952           5.42
781 - 800.........................................           97              7,264,947           3.19
Greater than 801..................................           25                722,113           0.32
                                                          -----           ------------         ------
 Total............................................        3,460           $227,793,668         100.00%
                                                          =====           ============         ======


As of the Cut-off Date, the weighted average Credit Score of the Mortgage Loans in Loan Group I for which Credit Scores are available is approximately 636.

      Geographic Distribution of the Mortgaged Properties in Loan Group I


                                                                           Aggregate
                                                                       Scheduled Balance
                                                        Number of      Outstanding as of        % of
State                                                 Mortgage Loans      Cut-Off Date      Mortgage Pool
-----                                                 --------------      ------------      -------------
Alabama...........................................          177           $  5,168,441           2.27%
Alaska............................................            1                167,165           0.07
Arizona...........................................           49              4,947,948           2.17
Arkansas..........................................           57              1,648,957           0.72
California........................................          252             35,980,804          15.80
Colorado..........................................           40              6,041,481           2.65
Connecticut.......................................           25              2,083,877           0.91
Delaware..........................................            5                406,750           0.18
District of Columbia..............................           12                968,832           0.43
Florida...........................................          308             17,810,511           7.82
Georgia...........................................          115              6,539,386           2.87
Hawaii............................................            6                733,767           0.32
Idaho.............................................           13              1,544,318           0.68
Illinois..........................................           89              6,763,610           2.97
Indiana...........................................           82              3,076,033           1.35
Iowa..............................................           20              1,114,800           0.49
Kansas............................................           11                660,077           0.29
Kentucky..........................................           32              1,429,479           0.63
Louisiana.........................................          250              6,987,375           3.07
Maine.............................................           11                666,343           0.29
Maryland..........................................           85              6,473,113           2.84
Massachusetts.....................................           29              4,203,441           1.85
Michigan..........................................          120              4,125,989           1.81
Minnesota.........................................          115              7,107,698           3.12
Mississippi.......................................          107              2,922,001           1.28
Missouri..........................................           73              3,543,073           1.56
Montana...........................................           11              1,268,189           0.56
Nebraska..........................................            6                540,847           0.24
Nevada............................................           20              2,733,929           1.20
New Hampshire.....................................           10                630,584           0.28
New Jersey........................................           92             10,935,751           4.80
New Mexico........................................           19              1,676,046           0.74
New York..........................................          125             13,234,817           5.81
North Carolina....................................          130              7,366,745           3.23
North Dakota......................................            1                 80,963           0.04
Ohio..............................................          141              7,122,502           3.13
Oklahoma..........................................           59              2,122,307           0.93
Oregon............................................           21              2,212,854           0.97
Pennsylvania......................................          191              7,777,048           3.41
Rhode Island......................................            9              1,060,426           0.47
South Carolina....................................          148              5,790,762           2.54
South Dakota......................................            2                158,811           0.07
Tennessee.........................................           84              2,999,201           1.32
Texas.............................................           95              9,656,476           4.24
Utah..............................................           20              2,359,237           1.04
Vermont...........................................            8                318,377           0.14
Virginia..........................................           80              5,724,422           2.51
Washington........................................           48              6,055,016           2.66
West Virginia.....................................           26              1,075,052           0.47
Wisconsin.........................................           29              1,607,042           0.71
Wyoming...........................................            1                170,996           0.08
                                                          -----           ------------         ------
 Total............................................        3,460           $227,793,668         100.00%
                                                          =====           ============         ======

             Property Types of Mortgaged Properties in Loan Group I


                                                                           Aggregate
                                                                       Scheduled Balance
                                                        Number of      Outstanding as of        % of
Property Type                                         Mortgage Loans      Cut-Off Date      Mortgage Pool
-------------                                         --------------      ------------      -------------
2 - 4 Family......................................          271           $ 22,420,956           9.84%
Co-op.............................................            8                953,161           0.42
Condo.............................................          162             14,524,305           6.38
Mobile/Manufactured Home..........................          192              5,303,482           2.33
Multifamily.......................................            3                213,763           0.09
Pud...............................................          103             10,251,562           4.50
Single Family.....................................        2,612            168,531,838          73.98
Townhouse.........................................          102              4,943,710           2.17
Unknown...........................................            7                650,890           0.29
                                                          -----           ------------         ------
 Total............................................        3,460           $227,793,668         100.00%
                                                          =====           ============         ======


            Occupancy Status of Mortgaged Properties in Loan Group I


                                                                           Aggregate
                                                                       Scheduled Balance
                                                        Number of      Outstanding as of        % of
Occupancy Status                                      Mortgage Loans      Cut-Off Date      Mortgage Pool
----------------                                      --------------      ------------      -------------
Investor..........................................          369           $ 16,185,659           7.11%
Primary...........................................        2,978            200,013,494          87.80
Second Home.......................................          112             11,296,986           4.96
Unknown...........................................            1                297,529           0.13
                                                          -----           ------------         ------
 Total............................................        3,460           $227,793,668         100.00%
                                                          =====           ============         ======


Based upon representation of the related mortgagors at the time of origination.

   Remaining Terms to Stated Maturity for the Mortgage Loans in Loan Group I


                                                                           Aggregate
                                                                       Scheduled Balance
Stated Remaining                                        Number of      Outstanding as of        % of
Term to Maturity                                      Mortgage Loans      Cut-Off Date      Mortgage Pool
----------------                                      --------------      ------------      -------------
No Remaining Months...............................            3           $     36,751           0.02%
  1 -  60 Months..................................          338              4,060,870           1.78
 61 - 120 Months..................................        1,061             29,887,584          13.12
121 - 180 Months..................................          647             31,414,712          13.79
181 - 240 Months..................................           74              4,525,995           1.99
241 - 300 Months..................................          352             23,418,192          10.28
301 - 360 Months..................................          985            134,449,564          59.02
                                                          -----           ------------         ------
 Total............................................        3,460           $227,793,668         100.00%
                                                          =====           ============         ======


As of the Cut-off Date, the weighted average Remaining Months to Scheduled Maturity of the Mortgage Loans in Loan Group I was approximately 272 months.

            Loan Purpose for the Mortgage Loans in the Loan Group I


                                                                           Aggregate
                                                                       Scheduled Balance
                                                        Number of      Outstanding as of        % of
Loan Purpose                                          Mortgage Loans      Cut-Off Date      Mortgage Pool
------------                                          --------------      ------------      -------------
Cash-Out Refinancing..............................        1,718           $ 84,312,355          37.01%
Construction (Bridge Loan)........................            1                 59,767           0.03
Construction Permanent............................            6                518,910           0.23
Purchase..........................................        1,378            104,981,558          46.09
Rate/Term Refinancing.............................          356             37,786,438          16.59
Unknown...........................................            1                134,639           0.06
                                                          -----           ------------         ------
 Total............................................        3,460           $227,793,668         100.00%
                                                          =====           ============         ======

  Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Loan Group II


                                                                           Aggregate
                                                                       Scheduled Balance
                                                        Number of      Outstanding as of        % of
Mortgage Interest Rate                                Mortgage Loans      Cut-Off Date      Mortgage Pool
----------------------                                --------------      ------------      -------------
 4.001% -  4.500%.................................            1           $     41,176           0.04%
 4.501% -  5.000%.................................            2                474,838           0.45
 5.501% -  6.000%.................................           14              2,349,020           2.23
 6.001% -  6.500%.................................           51              8,653,663           8.21
 6.501% -  7.000%.................................          106             17,593,782          16.70
 7.001% -  7.500%.................................           65             13,931,958          13.23
 7.501% -  8.000%.................................           53              7,731,297           7.34
 8.001% -  8.500%.................................           34              4,427,685           4.20
 8.501% -  9.000%.................................           47              4,938,192           4.69
 9.001% -  9.500%.................................           76              5,891,535           5.59
 9.501% - 10.000%.................................          133              9,161,244           8.70
10.001% - 10.501%.................................          195             13,618,653          12.93
10.501% - 11.000%.................................          136              8,966,022           8.51
11.001% - 11.500%.................................           56              3,235,945           3.07
11.501% - 12.000%.................................           31              1,534,739           1.46
12.001% - 12.500%.................................            7                842,081           0.80
12.501% - 13.000%.................................           14              1,138,740           1.08
13.001% - 13.500%.................................            7                436,946           0.41
13.501% - 14.000%.................................            6                297,151           0.28
14.001% - 14.500%.................................            1                 25,257           0.02
15.001% - 15.500%.................................            1                 53,239           0.05
                                                          -----           ------------         ------
 Total............................................        1,036           $105,343,164         100.00%
                                                          =====           ============         ======


As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans in Loan Group II was approximately 8.603% per annum.

                 Original Loan-to-Value Ratio in Loan Group II


                                                                           Aggregate
                                                                       Scheduled Balance
                                                        Number of      Outstanding as of        % of
Loan-to-Value Ratios                                  Mortgage Loans      Cut-Off Date      Mortgage Pool
--------------------                                  --------------      ------------      -------------
Not Available.....................................            9           $    375,688           0.36%
 10.01% -  20.00%.................................            5                175,355           0.17
 20.01% -  30.00%.................................            8                405,122           0.38
 30.01% -  40.00%.................................           12                744,357           0.71
 40.01% -  50.00%.................................           20              1,200,534           1.14
 50.01% -  60.00%.................................           50              5,676,606           5.39
 60.01% -  70.00%.................................          141             13,863,213          13.16
 70.01% -  80.00%.................................          284             35,408,871          33.61
 80.01% -  90.00%.................................          322             29,895,205          28.38
 90.01% - 100.00%.................................          170             15,476,771          14.69
100.01% - 125.00%.................................           15              2,121,442           2.01
                                                          -----           ------------         ------
 Total............................................        1,036           $105,343,164         100.00%
                                                          =====           ============         ======


As of the Cut-off Date, the weighted average Loan-to-Value ratio of the Mortgage Loans in Loan Group II was approximately 79.83%.

Scheduled Principal Balances of the Mortgage Loans as of the Mortgage Loan
                         Cut-Off Date in Loan Group II


                                                                           Aggregate
                                                                       Scheduled Balance
                                                        Number of      Outstanding as of        % of
Scheduled Principal Balance                           Mortgage Loans      Cut-Off Date      Mortgage Pool
---------------------------                           --------------      ------------      -------------
$   0.01 - $ 50,000...............................          348           $ 11,244,687          10.67%
$ 50,001 - $100,000...............................          353             24,884,679          23.62
$100,001 - $150,000...............................          155             18,707,943          17.76
$150,001 - $200,000...............................           62             10,638,030          10.10
$200,001 - $250,000...............................           42              9,354,557           8.88
$250,001 - $300,000...............................           31              8,545,533           8.11
$300,001 - $350,000...............................           15              4,772,572           4.53
$350,001 - $400,000...............................            8              3,097,332           2.94
$400,001 - $450,000...............................            5              2,125,294           2.02
$450,001 - $500,000...............................            2                975,306           0.93
$500,001 - $550,000...............................            3              1,552,346           1.47
$550,001 - $600,000...............................            4              2,307,785           2.19
$600,001 - $650,000...............................            3              1,896,021           1.80
$750,001 - $800,000...............................            1                674,250           0.64
$800,001 or Greater...............................            4              4,566,830           4.34
                                                          -----           ------------         ------
 Total............................................        1,036           $105,343,164         100.00%
                                                          =====           ============         ======


As of the Cut-off Date, the average Principal Balance of the Mortgage Loans in Loan Group II was approximately $101,683.

              Credit Score for the Mortgage Loans in Loan Group II


                                                                           Aggregate
                                                                       Scheduled Balance
                                                        Number of      Outstanding as of        % of
Credit Score Range                                    Mortgage Loans      Cut-Off Date      Mortgage Pool
------------------                                    --------------      ------------      -------------
No Fico Available.................................           21           $  1,857,317           1.76%
  1 - 500.........................................          128             10,436,079           9.91
501 - 520.........................................           83              6,419,470           6.09
521 - 540.........................................          112              9,002,555           8.55
541 - 560.........................................          105             10,630,631          10.09
561 - 580.........................................           86              8,137,836           7.73
581 - 600.........................................           85              7,909,491           7.51
601 - 620.........................................           58              5,123,106           4.86
621 - 640.........................................           65              6,655,472           6.32
641 - 660.........................................           70              7,231,502           6.86
661 - 680.........................................           51              6,804,848           6.46
681 - 700.........................................           46              5,799,345           5.51
701 - 720.........................................           32              3,430,933           3.26
721 - 740.........................................           20              2,146,357           2.04
741 - 760.........................................           20              4,128,711           3.92
761 - 780.........................................           29              5,906,578           5.61
781 - 800.........................................           18              2,762,498           2.62
Greater than 801..................................            7                960,434           0.91
                                                          -----           ------------         ------
 Total............................................        1,036           $105,343,164         100.00%
                                                          =====           ============         ======


As of the Cut-off Date, the weighted average Credit Score of the Mortgage Loans in Loan Group II for which Credit Scores are available is approximately 613.

      Geographic Distribution of the Mortgaged Properties in Loan Group II


                                                                           Aggregate
                                                                       Scheduled Balance
                                                        Number of      Outstanding as of        % of
State                                                 Mortgage Loans      Cut-Off Date      Mortgage Pool
-----                                                 --------------      ------------      -------------
Alaska............................................            1           $     69,481           0.07%
Arkansas..........................................            4                125,367           0.12
Arizona...........................................           34              2,946,842           2.80
California........................................          241             34,709,523          32.95
Colorado..........................................            9              1,364,496           1.30
Connecticut.......................................            5                523,861           0.50
District of Columbia..............................            3                136,928           0.13
Delaware..........................................            2                116,725           0.11
Florida...........................................           36              2,721,215           2.58
Georgia...........................................           19              1,637,082           1.55
Hawaii............................................            7              1,041,471           0.99
Iowa..............................................           19              1,631,911           1.55
Idaho.............................................            8                616,230           0.58
Illinois..........................................           32              3,652,363           3.47
Indiana...........................................           31              1,578,991           1.50
Kansas............................................            9                745,419           0.71
Kentucky..........................................           18              1,356,917           1.29
Louisiana.........................................           14                736,949           0.70
Maine.............................................            6                316,462           0.30
Maryland..........................................           14              2,835,983           2.69
Massachusetts.....................................            8                770,298           0.73
Michigan..........................................           37              2,336,023           2.22
Minnesota.........................................           30              2,615,453           2.48
Mississippi.......................................            7                225,598           0.21
Missouri..........................................           26              1,621,138           1.54
Montana...........................................            3                341,828           0.32
North Carolina....................................           36              4,619,347           4.39
Nebraska..........................................            5                414,780           0.39
New Hampshire.....................................            5                390,908           0.37
New Jersey........................................           18              3,449,744           3.27
New Mexico........................................            3                336,086           0.32
Nevada............................................           11              2,786,487           2.65
New York..........................................           32              3,612,111           3.43
Ohio..............................................           52              3,098,108           2.94
Oklahoma..........................................           20                932,397           0.89
Oregon............................................           16              1,564,923           1.49
Pennsylvania......................................           68              4,113,183           3.90
Rhode Island......................................            6                568,847           0.54
South Carolina....................................            4                325,483           0.31
Tennessee.........................................           17              1,446,038           1.37
Texas.............................................           33              2,249,161           2.14
Utah..............................................           14              1,809,412           1.72
Virginia..........................................           25              2,373,691           2.25
Vermont...........................................            3                122,949           0.12
Washington........................................           22              2,233,941           2.12
Wisconsin.........................................           19                902,258           0.86
West Virginia.....................................            2                 87,552           0.08
Wyoming...........................................            2              1,131,206           1.07
                                                          -----           ------------         ------
 Total............................................        1,036           $105,343,164         100.00%
                                                          =====           ============         ======

            Property Types of Mortgaged Properties in Loan Group II


                                                                           Aggregate
                                                                       Scheduled Balance
                                                        Number of      Outstanding as of        % of
Property Type                                         Mortgage Loans      Cut-Off Date      Mortgage Pool
-------------                                         --------------      ------------      -------------
2 - 4 Family......................................           57           $  4,421,919           4.20%
Co-op.............................................            1                 81,836           0.08
Condo.............................................           49              4,433,711           4.21
Mobile/Manufactured Home..........................            3                186,127           0.18
Pud...............................................           11              2,349,829           2.23
Single Family.....................................          884             92,158,982          87.48
Townhouse.........................................           29              1,635,418           1.55
Unknown...........................................            2                 75,341           0.07
                                                          -----           ------------         ------
 Total............................................        1,036           $105,343,164         100.00%
                                                          =====           ============         ======


           Occupancy Status of Mortgaged Properties in Loan Group II


                                                                           Aggregate
                                                                       Scheduled Balance
                                                        Number of      Outstanding as of        % of
Occupancy Status                                      Mortgage Loans      Cut-Off Date      Mortgage Pool
----------------                                      --------------      ------------      -------------
Investor..........................................           86           $  6,437,165           6.11%
Primary...........................................          936             97,085,396          92.16
Second Home.......................................           14              1,820,603           1.73
                                                          -----           ------------         ------
 Total............................................        1,036           $105,343,164         100.00%
                                                          =====           ============         ======


Based upon representation of the related mortgagors at the time of origination.

   Remaining Terms to Stated Maturity for the Mortgage Loans in Loan Group II


                                                                           Aggregate
                                                                       Scheduled Balance
Stated Remaining                                        Number of      Outstanding as of        % of
Term to Maturity                                      Mortgage Loans      Cut-Off Date      Mortgage Pool
----------------                                      --------------      ------------      -------------
   1-  60 Months..................................           15           $    266,823           0.25%
 61 - 120 Months..................................           84              3,306,767           3.14
121 - 180 Months..................................          109              4,290,346           4.07
181 - 240 Months..................................           40              3,538,150           3.36
241 - 300 Months..................................          488             41,172,739          39.08
301 - 360 Months..................................          300             52,768,339          50.09
                                                          -----           ------------         ------
 Total............................................        1,036           $105,343,164         100.00%
                                                          =====           ============         ======


As of the Cut-off Date, the weighted average Remaining Months to Scheduled Maturity of the Mortgage Loans in Loan Group II was approximately 298 months.

              Loan Purpose for the Mortgage Loans in Loan Group II


                                                                           Aggregate
                                                                       Scheduled Balance
                                                        Number of      Outstanding as of        % of
Loan Purpose                                          Mortgage Loans      Cut-Off Date      Mortgage Pool
------------                                          --------------      ------------      -------------
Cash-Out Refinancing..............................          635           $ 51,788,630          49.16%
Construction (Bridge Loan)........................            1                118,785           0.11
Purchase..........................................          314             39,587,825          37.58
Rate/Term Refinancing.............................           86             13,847,924          13.15
                                                          -----           ------------         ------
 Total............................................        1,036           $105,343,164         100.00%
                                                          =====           ============         ======


                   Indices of Mortgage Loans in Loan Group II


                                                                         Aggregate
                                                                     Scheduled Balance
                                                      Number of      Outstanding as of    % of Adjustable
Index                                               Mortgage Loans      Cut-Off Date       Mortgage Pool
-----                                               --------------      ------------       -------------
Not Available...................................            2           $    815,297            0.77%
One Year Monthly U.S. Treasury..................           24              3,291,445            3.12
One Year Weekly U.S. Treasury...................          246             46,266,699           43.92
Ten Year U.S. Treasury..........................            1                 56,573            0.05
Three Year U.S. Treasury........................           11                550,939            0.52
Five Year U.S. Treasury.........................            1                 17,381            0.02
Six-Month Monthly Auction Average...............            7                196,167            0.19
Six-Month CD Secondary Market...................           15              2,305,275            2.19
One-Month Eleventh District Cost of Funds Index.            6                430,693            0.41
Contract Rate...................................            1                 13,555            0.01
Effective Rate..................................            4                 74,001            0.07
FHLMC 30/360....................................            1                 61,980            0.06
FNMA Six-Month LIBOR............................            5                400,544            0.38
WSJ Six-Month LIBOR.............................          710             50,740,029           48.17
WSJ Prime Rate..................................            2                122,585            0.12
                                                        -----           ------------          ------
 Total..........................................        1,036           $105,343,164          100.00%
                                                        =====           ============          ======

Maximum Mortgage Rates for the Mortgage Loans as of the Cut-Off Date in Loan
                                    Group II


                                                                         Aggregate
                                                                     Scheduled Balance
                                                      Number of      Outstanding as of    % of Adjustable
Maximum Mortgage Interest Rate                      Mortgage Loans      Cut-Off Date       Mortgage Pool
------------------------------                      --------------      ------------       -------------
No Maximum Mortgage Interest Rate...............           48           $ 10,522,092            9.99%
Less than 11.001%...............................           64             11,629,057           11.04
11.001% - 11.500%...............................           23              3,031,298            2.88
11.501% - 12.000%...............................           46              6,499,373            6.17
12.001% - 12.500%...............................           21              5,323,199            5.05
12.501% - 13.000%...............................           37              8,457,858            8.03
13.001% - 13.500%...............................           30              3,775,331            3.58
13.501% - 14.000%...............................           36              4,180,040            3.97
14.001% - 14.500%...............................           29              3,142,602            2.98
14.501% - 15.000%...............................           61              5,888,335            5.59
15.001% - 15.500%...............................           67              5,079,686            4.82
15.501% - 16.000%...............................          122              8,982,957            8.53
16.001% - 16.500%...............................          183             12,030,123           11.42
16.501% - 17.000%...............................          135              8,372,173            7.95
17.001% - 17.500%...............................           56              3,342,955            3.17
17.501% - 18.000%...............................           31              1,866,966            1.77
18.001% or Greater..............................           47              3,219,120            3.06
                                                        -----           ------------          ------
 Total..........................................        1,036           $105,343,164          100.00%
                                                        =====           ============          ======


As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Loan Group II was approximately 13.878% per annum.


Minimum Mortgage Rates for the Mortgage Loans as of the Cut-Off Date in Loan
                                    Group II


                                                                         Aggregate
                                                                     Scheduled Balance
                                                      Number of      Outstanding as of    % of Adjustable
Minimum Mortgage Interest Rate                      Mortgage Loans      Cut-Off Date       Mortgage Pool
------------------------------                      --------------      ------------       -------------
 3.001% or Less.................................          284           $ 51,310,036           48.71%
 3.001% -  3.500%...............................           10                944,551            0.90
 3.501% -  4.000%...............................            2                174,617            0.17
 4.001% -  4.500%...............................            2                255,366            0.24
 4.501% -  5.000%...............................            2                281,961            0.27
 5.001% -  5.500%...............................            3                327,687            0.31
 6.001% -  6.500%...............................            7                870,769            0.83
 6.001% -  6.500%...............................            8                590,655            0.56
 6.501% -  7.000%...............................           11              1,040,206            0.99
 7.001% -  7.500%...............................           19              1,667,388            1.58
 7.501% -  8.000%...............................           27              2,934,267            2.79
 8.001% -  8.500%...............................           25              2,737,258            2.60
 8.501% -  9.000%...............................           56              5,139,245            4.88
 9.001% -  9.500%...............................           76              5,252,472            4.99
 9.501% - 10.000%...............................          116              7,911,112            7.51
10.001% - 10.501%...............................          167             10,625,449           10.09
10.501% - 11.000%...............................          120              7,434,393            7.06
11.001% or Greater..............................          101              5,845,730            5.55
                                                        -----           ------------          ------
 Total..........................................        1,036           $105,343,164          100.00%
                                                        =====           ============          ======

As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the Mortgage Loans in Loan Group II was approximately 6.720% per annum.

  Gross Margins for the Mortgage Loans as of the Cut-Off Date in Loan Group II


                                                                         Aggregate
                                                                     Scheduled Balance
                                                      Number of      Outstanding as of    % of Adjustable
Gross Margin                                        Mortgage Loans      Cut-Off Date       Mortgage Pool
------------                                        --------------      ------------       -------------
No Margin.......................................          109           $ 16,124,974           15.31%
2.500% or Less..................................           45              3,757,156            3.57
2.501% - 3.000%.................................          150             33,573,463           31.87
3.001% - 3.500%.................................           16              1,482,418            1.41
3.501% - 4.000%.................................           24              2,262,884            2.15
4.001% - 4.500%.................................           83              6,223,321            5.91
4.501% - 5.000%.................................          117              7,698,567            7.31
5.001% - 5.500%.................................          191             13,610,100           12.92
5.501% - 6.000%.................................          143              8,652,034            8.21
6.001% - 6.500%.................................           69              4,784,114            4.54
6.501% - 7.000%.................................           42              3,607,090            3.42
7.001% - 7.500%.................................           18              1,379,215            1.31
7.501% - 8.000%.................................           12                833,451            0.79
8.001% or Greater...............................           17              1,354,377            1.29
                                                        -----           ------------          ------
 Total..........................................        1,036           $105,343,164          100.00%
                                                        =====           ============          ======


As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans in Loan Group II was approximately 3.665% per annum.

 Months to Roll for the Mortgage Loans as of the Cut-Off Date in Loan Group II


                                                                         Aggregate
                                                                     Scheduled Balance
                                                      Number of      Outstanding as of    % of Adjustable
Months to Roll                                      Mortgage Loans      Cut-Off Date       Mortgage Pool
--------------                                      --------------      ------------       -------------
 0 - 12.........................................          854           $ 67,836,625           64.40%
13 - 24.........................................           69              8,140,712            7.73
25 - 36.........................................           35              6,393,893            6.07
37 - 48.........................................           21              5,133,049            4.87
49 - 60.........................................           28              8,018,815            7.61
61 - 72.........................................            8              1,543,881            1.47
73 - 84.........................................           16              4,734,186            4.49
85 - 96.........................................            2              2,055,978            1.95
97 or Greater...................................            3              1,486,025            1.41
                                                        -----           ------------          ------
 Total..........................................        1,036           $105,343,164          100.00%
                                                        =====           ============          ======


As of the Cut-off Date, the weighted average Months to Roll of the Mortgage Loans in Loan Group II was approximately 20 months.

                                                                      Schedule B

                    SCHEDULE OF PROJECTED PRINCIPAL BALANCES

        (all indicated dates subject to adjustment in accordance with the
                            Business Day Convention)

Class 2-A Yield Maintenance Agreement

                                                                 Applicable Notional
             From and Including         To but Excluding             Amount (USD)             Strike Price%
             ------------------         ----------------             ------------             -------------

               Effective Date               25-Apr-02                  $90,742,000.00             6.400%
                 25-Apr-02                  25-May-02                   88,906,006.59             6.400
                 25-May-02                  25-Jun-02                   86,718,982.13             6.400
                 25-Jun-02                  25-Jul-02                   84,576,516.05             6.400
                 25-Jul-02                  25-Aug-02                   82,468,046.31             6.400
                 25-Aug-02                  25-Sep-02                   80,555,723.85             6.400
                 25-Sep-02                  25-Oct-02                   78,866,017.99             6.400
                 25-Oct-02                  25-Nov-02                   77,205,010.13             6.400
                 25-Nov-02                  25-Dec-02                   75,572,247.39             6.400
                 25-Dec-02                  25-Jan-03                   73,967,256.70             6.400
                 25-Jan-03                  25-Feb-03                   72,389,572.85             6.400
                 25-Feb-03                  25-Mar-03                   70,838,454.45             6.400
                 25-Mar-03                  25-Apr-03                   69,311,164.41             6.400
                 25-Apr-03                  25-May-03                   67,809,382.37             6.000
                 25-May-03                  25-Jun-03                   66,332,520.06             6.000
                 25-Jun-03                  25-Jul-03                   64,880,884.22             6.000
                 25-Jul-03                  25-Aug-03                   63,454,050.94             6.000
                 25-Aug-03                  25-Sep-03                   62,050,886.43             6.000
                 25-Sep-03                  25-Oct-03                   60,671,721.55             6.000
                 25-Oct-03                  25-Nov-03                   59,315,580.66             5.600
                 25-Nov-03                  25-Dec-03                   57,982,656.74             5.600
                 25-Dec-03                  25-Jan-04                   56,672,559.06             5.600
                 25-Jan-04                  25-Feb-04                   55,384,903.41             5.600
                 25-Feb-04                  25-Mar-04                   54,119,311.97             5.600
                 25-Mar-04                  25-Apr-04                   52,873,570.76             5.600
                 25-Apr-04                  25-May-04                   51,649,220.72             5.600

                                                                 Applicable Notional
             From and Including         To but Excluding             Amount (USD)             Strike Price%
             ------------------         ----------------             ------------             -------------

                 25-May-04                  25-Jun-04                   50,445,872.14             5.600
                 25-Jun-04                  25-Jul-04                   49,263,200.06             5.600
                 25-Jul-04                  25-Aug-04                   48,100,855.60             5.600
                 25-Aug-04                  25-Sep-04                   46,958,495.70             5.600
                 25-Sep-04                  25-Oct-04                   45,835,746.07             5.600
                 25-Oct-04                  25-Nov-04                   44,732,314.11             6.500
                 25-Nov-04                  25-Dec-04                   43,647,873.63             6.500
                 25-Dec-04                  25-Jan-05                   42,582,103.85             6.500
                 25-Jan-05                  25-Feb-05                   41,534,689.36             6.500
                 25-Feb-05                  25-Mar-05                   40,505,320.04             6.500
                 25-Mar-05                  25-Apr-05                   39,493,690.92             6.500
                 25-Apr-05                  25-May-05                   38,499,502.16             6.500
                 25-May-05                  25-Jun-05                   37,522,458.90             6.500
                 25-Jun-05                  25-Jul-05                   36,684,357.23             6.500
                 25-Jul-05                  25-Aug-05                   36,028,539.17             6.500
                 25-Aug-05                  25-Sep-05                   35,384,042.90             6.500
                 25-Sep-05                  25-Oct-05                   34,750,529.65             6.500
                 25-Oct-05                  25-Nov-05                   34,127,963.59             6.500
                 25-Nov-05                  25-Dec-05                   33,516,159.41             6.500
                 25-Dec-05                  25-Jan-06                   32,913,800.12             6.500
                 25-Jan-06                  25-Feb-06                   32,321,878.89             6.500
                 25-Feb-06                  25-Mar-06                   31,740,218.63             6.500
                 25-Mar-06                  25-Apr-06                   31,168,645.22             6.500
                 25-Apr-06                  25-May-06                   30,606,434.95             6.500
                 25-May-06                  25-Jun-06                   30,053,990.71             6.500
                 25-Jun-06                  25-Jul-06                   29,510,145.57             6.500
                 25-Jul-06                  25-Aug-06                   28,975,770.48             6.500
                 25-Aug-06                  25-Sep-06                   28,450,704.23             6.500
                 25-Sep-06                  25-Oct-06                   27,934,728.42             6.500
                 25-Oct-06                  25-Nov-06                   27,427,749.18             6.500
                 25-Nov-06                  25-Dec-06                   26,929,613.21             6.500
                 25-Dec-06                  25-Jan-07                   26,440,169.79             6.500
                 25-Jan-07                  25-Feb-07                   25,959,270.76             6.500
                 25-Feb-07                  25-Mar-07                   25,486,770.42             6.500
                 25-Mar-07                  25-Apr-07                   25,022,525.54             6.500

                                                                 Applicable Notional
             From and Including         To but Excluding             Amount (USD)             Strike Price%
             ------------------         ----------------             ------------             -------------

                 25-Apr-07                  25-May-07                   24,566,395.30             6.500
                 25-May-07                  25-Jun-07                   24,118,241.23             6.500
                 25-Jun-07                  25-Jul-07                   23,677,927.21             6.500
                 25-Jul-07                  25-Aug-07                   23,245,319.40             6.500
                 25-Aug-07                  25-Sep-07                   22,820,286.23             6.500
                 25-Sep-07                  25-Oct-07                   22,402,698.31             6.500
                 25-Oct-07                  25-Nov-07                   21,992,428.46             6.500
                 25-Nov-07                  25-Dec-07                   21,589,351.64             6.500
                 25-Dec-07                  25-Jan-08                   21,193,344.89             6.500
                 25-Jan-08                  25-Feb-08                   20,804,287.35             6.500
                 25-Feb-08                  25-Mar-08                   20,422,060.17             6.500
                 25-Mar-08                  25-Apr-08                   20,046,546.54             6.500
                 25-Apr-08                  25-May-08                   19,677,631.57             6.500
                 25-May-08                  25-Jun-08                   19,315,023.38             6.500
                 25-Jun-08                  25-Jul-08                   18,958,613.15             6.500
                 25-Jul-08                  25-Aug-08                   18,608,480.48             6.500
                 25-Aug-08                  25-Sep-08                   18,264,517.77             6.500
                 25-Sep-08                  25-Oct-08                   17,926,619.23             6.500
                 25-Oct-08                  25-Nov-08                   17,594,680.86             6.500
                 25-Nov-08                  25-Dec-08                   17,268,600.41             6.500
                 25-Dec-08                  25-Jan-09                   16,948,277.37             6.500
                 25-Jan-09                  25-Feb-09                   16,633,612.90             6.500
                 25-Feb-09                  25-Mar-09                   16,324,509.86             6.500
                 25-Mar-09                  25-Apr-09                   16,020,872.74             6.500
                 25-Apr-09                  25-May-09                   15,722,607.63             6.500
                 25-May-09                  25-Jun-09                   15,429,622.22             6.500
                 25-Jun-09                  25-Jul-09                   15,141,825.77             6.500
                 25-Jul-09                  25-Aug-09                   14,859,129.05             6.500
                 25-Aug-09                  25-Sep-09                   14,581,714.34             6.500
                 25-Sep-09                  25-Oct-09                   14,309,217.89             6.500
                 25-Oct-09                  25-Nov-09                   14,041,555.07             6.500
                 25-Nov-09                  25-Dec-09                   13,778,642.71             6.500
                 25-Dec-09                  25-Jan-10                   13,520,399.04             6.500
                 25-Jan-10                  25-Feb-10                   13,266,743.67             6.500
                 25-Feb-10                  25-Mar-10                   13,017,597.58             6.500

                                                                 Applicable Notional
             From and Including         To but Excluding             Amount (USD)             Strike Price%
             ------------------         ----------------             ------------             -------------

                 25-Mar-10                  25-Apr-10                   12,772,883.08             6.500
                 25-Apr-10                  25-May-10                   12,532,523.80             6.500
                 25-May-10                  25-Jun-10                   12,296,444.64             6.500
                 25-Jun-10                  25-Jul-10                   12,064,571.81             6.500
                 25-Jul-10                  25-Aug-10                   11,836,832.75             6.500
                 25-Aug-10                  25-Sep-10                   11,613,156.11             6.500
                 25-Sep-10                  25-Oct-10                   11,393,471.79             6.500
                 25-Oct-10                  25-Nov-10                   11,177,710.85             6.500
                 25-Nov-10                  25-Dec-10                   10,965,805.51             6.500
                 25-Dec-10                  25-Jan-11                   10,757,689.18             6.500
                 25-Jan-11                  25-Feb-11                   10,553,296.35             6.500
                 25-Feb-11                  25-Mar-11                   10,352,562.65             6.500
                 25-Mar-11                  25-Apr-11                   10,155,424.80             6.500
                 25-Apr-11                  25-May-11                    9,961,820.59             6.500
                 25-May-11                  25-Jun-11                    9,771,688.85             6.500
                 25-Jun-11                  25-Jul-11                    9,584,969.48             6.500
                 25-Jul-11                  25-Aug-11                    9,401,603.38             6.500
                 25-Aug-11                  25-Sep-11                    9,221,532.45             6.500
                 25-Sep-11                  25-Oct-11                    9,044,699.58             6.500
                 25-Oct-11                  25-Nov-11                    8,871,048.65             6.500
                 25-Nov-11                  25-Dec-11                    8,700,524.46             6.500
                 25-Dec-11                  25-Jan-12                    8,533,072.77             6.500
                 25-Jan-12                  25-Feb-12                    8,368,640.26             6.500
                 25-Feb-12                  25-Mar-12                    8,207,174.50             6.500
                 25-Mar-12                  25-Apr-12                    8,048,623.98             6.500
                 25-Apr-12                  25-May-12                    7,892,938.05             6.500
                 25-May-12                  25-Jun-12                    7,740,066.91             6.500


Class M-1 Yield Maintenance Agreement

                                                                 Applicable Notional
             From and Including         To but Excluding             Amount (USD)             Strike Price%
             ------------------         ----------------             ------------             -------------

               Effective Date               25-Apr-02                  $16,757,000.00             6.000%
                 25-Apr-02                  25-May-02                   16,757,000.00             6.000
                 25-May-02                  25-Jun-02                   16,757,000.00             6.000
                 25-Jun-02                  25-Jul-02                   16,757,000.00             6.000
                 25-Jul-02                  25-Aug-02                   16,757,000.00             6.000
                 25-Aug-02                  25-Sep-02                   16,757,000.00             6.000
                 25-Sep-02                  25-Oct-02                   16,757,000.00             6.000
                 25-Oct-02                  25-Nov-02                   16,757,000.00             6.000
                 25-Nov-02                  25-Dec-02                   16,757,000.00             6.000
                 25-Dec-02                  25-Jan-03                   16,757,000.00             6.000
                 25-Jan-03                  25-Feb-03                   16,757,000.00             6.000
                 25-Feb-03                  25-Mar-03                   16,757,000.00             6.000
                 25-Mar-03                  25-Apr-03                   16,757,000.00             6.000
                 25-Apr-03                  25-May-03                   16,757,000.00             5.500
                 25-May-03                  25-Jun-03                   16,757,000.00             5.500
                 25-Jun-03                  25-Jul-03                   16,757,000.00             5.500
                 25-Jul-03                  25-Aug-03                   16,757,000.00             5.500
                 25-Aug-03                  25-Sep-03                   16,757,000.00             5.500
                 25-Sep-03                  25-Oct-03                   16,757,000.00             5.500
                 25-Oct-03                  25-Nov-03                   16,757,000.00             5.000
                 25-Nov-03                  25-Dec-03                   16,757,000.00             5.000
                 25-Dec-03                  25-Jan-04                   16,757,000.00             5.000
                 25-Jan-04                  25-Feb-04                   16,757,000.00             5.000
                 25-Feb-04                  25-Mar-04                   16,757,000.00             5.000
                 25-Mar-04                  25-Apr-04                   16,757,000.00             5.000
                 25-Apr-04                  25-May-04                   16,757,000.00             5.000
                 25-May-04                  25-Jun-04                   16,757,000.00             5.000
                 25-Jun-04                  25-Jul-04                   16,757,000.00             5.000
                 25-Jul-04                  25-Aug-04                   16,757,000.00             5.000
                 25-Aug-04                  25-Sep-04                   16,757,000.00             5.000
                 25-Sep-04                  25-Oct-04                   16,757,000.00             5.000
                 25-Oct-04                  25-Nov-04                   16,757,000.00             6.000
                 25-Nov-04                  25-Dec-04                   16,757,000.00             6.000

                                                                 Applicable Notional
             From and Including         To but Excluding             Amount (USD)             Strike Price%
             ------------------         ----------------             ------------             -------------

                 25-Dec-04                  25-Jan-05                   16,757,000.00             6.000
                 25-Jan-05                  25-Feb-05                   16,757,000.00             6.000
                 25-Feb-05                  25-Mar-05                   16,757,000.00             6.000
                 25-Mar-05                  25-Apr-05                   16,757,000.00             6.000
                 25-Apr-05                  25-May-05                   16,757,000.00             6.000
                 25-May-05                  25-Jun-05                   16,757,000.00             6.000
                 25-Jun-05                  25-Jul-05                   16,629,327.65             6.000
                 25-Jul-05                  25-Aug-05                   16,328,347.52             6.000
                 25-Aug-05                  25-Sep-05                   16,032,551.73             6.000
                 25-Sep-05                  25-Oct-05                   15,741,831.75             6.000
                 25-Oct-05                  25-Nov-05                   15,456,123.68             6.000
                 25-Nov-05                  25-Dec-05                   15,175,343.04             6.000
                 25-Dec-05                  25-Jan-06                   14,899,243.52             6.000
                 25-Jan-06                  25-Feb-06                   14,627,912.12             6.000
                 25-Feb-06                  25-Mar-06                   14,361,268.41             6.000
                 25-Mar-06                  25-Apr-06                   14,099,233.28             6.000
                 25-Apr-06                  25-May-06                   13,841,649.47             6.000
                 25-May-06                  25-Jun-06                   13,588,522.67             6.000
                 25-Jun-06                  25-Jul-06                   13,339,633.61             6.000
                 25-Jul-06                  25-Aug-06                   13,095,057.05             6.000
                 25-Aug-06                  25-Sep-06                   12,854,720.10             6.000
                 25-Sep-06                  25-Oct-06                   12,618,542.47             6.000
                 25-Oct-06                  25-Nov-06                   12,386,462.59             6.000
                 25-Nov-06                  25-Dec-06                   12,158,411.16             6.000
                 25-Dec-06                  25-Jan-07                   11,934,320.01             6.000
                 25-Jan-07                  25-Feb-07                   11,714,122.14             6.000
                 25-Feb-07                  25-Mar-07                   11,497,751.65             6.000
                 25-Mar-07                  25-Apr-07                   11,285,143.74             6.000
                 25-Apr-07                  25-May-07                   11,076,234.69             6.000
                 25-May-07                  25-Jun-07                   10,870,961.87             6.000
                 25-Jun-07                  25-Jul-07                   10,669,263.67             6.000
                 25-Jul-07                  25-Aug-07                   10,471,079.51             6.000
                 25-Aug-07                  25-Sep-07                   10,276,349.84             6.000
                 25-Sep-07                  25-Oct-07                   10,085,016.10             6.000
                 25-Oct-07                  25-Nov-07                    9,897,020.70             6.000

                                                                 Applicable Notional
             From and Including         To but Excluding             Amount (USD)             Strike Price%
             ------------------         ----------------             ------------             -------------

                 25-Nov-07                  25-Dec-07                    9,712,307.02             6.000
                 25-Dec-07                  25-Jan-08                    9,530,819.38             6.000
                 25-Jan-08                  25-Feb-08                    9,352,503.05             6.000
                 25-Feb-08                  25-Mar-08                    9,177,304.19             6.000
                 25-Mar-08                  25-Apr-08                    9,005,169.87             6.000
                 25-Apr-08                  25-May-08                    8,836,048.07             6.000
                 25-May-08                  25-Jun-08                    8,669,861.85             6.000
                 25-Jun-08                  25-Jul-08                    8,506,561.23             6.000
                 25-Jul-08                  25-Aug-08                    8,346,123.88             6.000
                 25-Aug-08                  25-Sep-08                    8,188,501.12             6.000
                 25-Sep-08                  25-Oct-08                    8,033,645.09             6.000
                 25-Oct-08                  25-Nov-08                    7,881,508.72             6.000
                 25-Nov-08                  25-Dec-08                    7,732,045.72             6.000
                 25-Dec-08                  25-Jan-09                    7,585,210.60             6.000
                 25-Jan-09                  25-Feb-09                    7,440,958.60             6.000
                 25-Feb-09                  25-Mar-09                    7,299,245.75             6.000
                 25-Mar-09                  25-Apr-09                    7,160,028.78             6.000
                 25-Apr-09                  25-May-09                    7,023,265.17             6.000
                 25-May-09                  25-Jun-09                    6,888,913.11             6.000
                 25-Jun-09                  25-Jul-09                    6,756,931.46             6.000
                 25-Jul-09                  25-Aug-09                    6,627,279.83             6.000
                 25-Aug-09                  25-Sep-09                    6,499,957.29             6.000
                 25-Sep-09                  25-Oct-09                    6,374,884.84             6.000
                 25-Oct-09                  25-Nov-09                    6,252,024.08             6.000
                 25-Nov-09                  25-Dec-09                    6,131,337.25             6.000
                 25-Dec-09                  25-Jan-10                    6,012,787.22             6.000
                 25-Jan-10                  25-Feb-10                    5,896,337.51             6.000
                 25-Feb-10                  25-Mar-10                    5,781,952.21             6.000
                 25-Mar-10                  25-Apr-10                    5,669,596.05             6.000
                 25-Apr-10                  25-May-10                    5,559,234.33             6.000
                 25-May-10                  25-Jun-10                    5,450,832.94             6.000
                 25-Jun-10                  25-Jul-10                    5,344,358.35             6.000
                 25-Jul-10                  25-Aug-10                    5,239,777.59             6.000
                 25-Aug-10                  25-Sep-10                    5,137,058.23             6.000
                 25-Sep-10                  25-Oct-10                    5,036,168.40             6.000

                                                                 Applicable Notional
             From and Including         To but Excluding             Amount (USD)             Strike Price%
             ------------------         ----------------             ------------             -------------

                 25-Oct-10                  25-Nov-10                    4,937,076.77             6.000
                 25-Nov-10                  25-Dec-10                    4,839,752.51             6.000
                 25-Dec-10                  25-Jan-11                    4,744,165.35             6.000
                 25-Jan-11                  25-Feb-11                    4,650,285.49             6.000
                 25-Feb-11                  25-Mar-11                    4,558,083.66             6.000
                 25-Mar-11                  25-Apr-11                    4,467,531.05             6.000
                 25-Apr-11                  25-May-11                    4,378,599.38             6.000
                 25-May-11                  25-Jun-11                    4,291,260.80             6.000
                 25-Jun-11                  25-Jul-11                    4,205,487.96             6.000
                 25-Jul-11                  25-Aug-11                    4,121,253.96             6.000
                 25-Aug-11                  25-Sep-11                    4,038,532.35             6.000
                 25-Sep-11                  25-Oct-11                    3,957,297.12             6.000
                 25-Oct-11                  25-Nov-11                    3,877,522.72             6.000
                 25-Nov-11                  25-Dec-11                    3,799,184.01             6.000
                 25-Dec-11                  25-Jan-12                    3,722,256.29             6.000
                 25-Jan-12                  25-Feb-12                    3,646,715.25             6.000
                 25-Feb-12                  25-Mar-12                    3,572,537.03             6.000
                 25-Mar-12                  25-Apr-12                    3,499,698.12             6.000
                 25-Apr-12                  25-May-12                    3,428,175.46             6.000
                 25-May-12                  25-Jun-12                    3,357,946.34             6.000


Class M-2 Yield Maintenance Agreement

                                                                 Applicable Notional
             From and Including         To but Excluding             Amount (USD)             Strike Price%
             ------------------         ----------------             ------------             -------------
               Effective Date               25-Apr-02                $16,757,000.00               5.500%
                 25-Apr-02                  25-May-02                 16,757,000.00               5.500
                 25-May-02                  25-Jun-02                 16,757,000.00               5.500
                 25-Jun-02                  25-Jul-02                 16,757,000.00               5.500
                 25-Jul-02                  25-Aug-02                 16,757,000.00               5.500
                 25-Aug-02                  25-Sep-02                 16,757,000.00               5.500
                 25-Sep-02                  25-Oct-02                 16,757,000.00               5.500
                 25-Oct-02                  25-Nov-02                 16,757,000.00               5.500
                 25-Nov-02                  25-Dec-02                 16,757,000.00               5.500
                 25-Dec-02                  25-Jan-03                 16,757,000.00               5.500
                 25-Jan-03                  25-Feb-03                 16,757,000.00               5.500
                 25-Feb-03                  25-Mar-03                 16,757,000.00               5.500
                 25-Mar-03                  25-Apr-03                 16,757,000.00               5.500
                 25-Apr-03                  25-May-03                 16,757,000.00               5.000
                 25-May-03                  25-Jun-03                 16,757,000.00               5.000
                 25-Jun-03                  25-Jul-03                 16,757,000.00               5.000
                 25-Jul-03                  25-Aug-03                 16,757,000.00               5.000
                 25-Aug-03                  25-Sep-03                 16,757,000.00               5.000
                 25-Sep-03                  25-Oct-03                 16,757,000.00               5.000
                 25-Oct-03                  25-Nov-03                 16,757,000.00               4.600
                 25-Nov-03                  25-Dec-03                 16,757,000.00               4.600
                 25-Dec-03                  25-Jan-04                 16,757,000.00               4.600
                 25-Jan-04                  25-Feb-04                 16,757,000.00               4.600
                 25-Feb-04                  25-Mar-04                 16,757,000.00               4.600
                 25-Mar-04                  25-Apr-04                 16,757,000.00               4.600
                 25-Apr-04                  25-May-04                 16,757,000.00               4.600
                 25-May-04                  25-Jun-04                 16,757,000.00               4.600
                 25-Jun-04                  25-Jul-04                 16,757,000.00               4.600
                 25-Jul-04                  25-Aug-04                 16,757,000.00               4.600
                 25-Aug-04                  25-Sep-04                 16,757,000.00               4.600
                 25-Sep-04                  25-Oct-04                 16,757,000.00               4.600
                 25-Oct-04                  25-Nov-04                 16,757,000.00               5.500
                 25-Nov-04                  25-Dec-04                 16,757,000.00               5.500

                                                                 Applicable Notional
             From and Including         To but Excluding             Amount (USD)             Strike Price%
             ------------------         ----------------             ------------             -------------

                 25-Dec-04                  25-Jan-05                 16,757,000.00               5.500
                 25-Jan-05                  25-Feb-05                 16,757,000.00               5.500
                 25-Feb-05                  25-Mar-05                 16,757,000.00               5.500
                 25-Mar-05                  25-Apr-05                 16,757,000.00               5.500
                 25-Apr-05                  25-May-05                 16,757,000.00               5.500
                 25-May-05                  25-Jun-05                 16,757,000.00               5.500
                 25-Jun-05                  25-Jul-05                 16,629,327.65               5.500
                 25-Jul-05                  25-Aug-05                 16,328,347.52               5.500
                 25-Aug-05                  25-Sep-05                 16,032,551.73               5.500
                 25-Sep-05                  25-Oct-05                 15,741,831.75               5.500
                 25-Oct-05                  25-Nov-05                 15,456,123.68               5.500
                 25-Nov-05                  25-Dec-05                 15,175,343.04               5.500
                 25-Dec-05                  25-Jan-06                 14,899,243.52               5.500
                 25-Jan-06                  25-Feb-06                 14,627,912.12               5.500
                 25-Feb-06                  25-Mar-06                 14,361,268.41               5.500
                 25-Mar-06                  25-Apr-06                 14,099,233.28               5.500
                 25-Apr-06                  25-May-06                 13,841,649.47               5.500
                 25-May-06                  25-Jun-06                 13,588,522.67               5.500
                 25-Jun-06                  25-Jul-06                 13,339,633.61               5.500
                 25-Jul-06                  25-Aug-06                 13,095,057.05               5.500
                 25-Aug-06                  25-Sep-06                 12,854,720.10               5.500
                 25-Sep-06                  25-Oct-06                 12,618,542.47               5.500
                 25-Oct-06                  25-Nov-06                 12,386,462.59               5.500
                 25-Nov-06                  25-Dec-06                 12,158,411.16               5.500
                 25-Dec-06                  25-Jan-07                 11,934,320.01               5.500
                 25-Jan-07                  25-Feb-07                 11,714,122.14               5.500
                 25-Feb-07                  25-Mar-07                 11,497,751.65               5.500
                 25-Mar-07                  25-Apr-07                 11,285,143.74               5.500
                 25-Apr-07                  25-May-07                 11,076,234.69               5.500
                 25-May-07                  25-Jun-07                 10,870,961.87               5.500
                 25-Jun-07                  25-Jul-07                 10,669,263.67               5.500
                 25-Jul-07                  25-Aug-07                 10,471,079.51               5.500
                 25-Aug-07                  25-Sep-07                 10,276,349.84               5.500
                 25-Sep-07                  25-Oct-07                 10,085,016.10               5.500
                 25-Oct-07                  25-Nov-07                  9,897,020.70               5.500

                                                                 Applicable Notional
             From and Including         To but Excluding             Amount (USD)             Strike Price%
             ------------------         ----------------             ------------             -------------

                 25-Nov-07                  25-Dec-07                  9,712,307.02               5.500
                 25-Dec-07                  25-Jan-08                  9,530,819.38               5.500
                 25-Jan-08                  25-Feb-08                  9,352,503.05               5.500
                 25-Feb-08                  25-Mar-08                  9,177,304.19               5.500
                 25-Mar-08                  25-Apr-08                  9,005,169.87               5.500
                 25-Apr-08                  25-May-08                  8,836,048.07               5.500
                 25-May-08                  25-Jun-08                  8,669,861.85               5.500
                 25-Jun-08                  25-Jul-08                  8,506,561.23               5.500
                 25-Jul-08                  25-Aug-08                  8,346,123.88               5.500
                 25-Aug-08                  25-Sep-08                  8,188,501.12               5.500
                 25-Sep-08                  25-Oct-08                  8,033,645.09               5.500
                 25-Oct-08                  25-Nov-08                  7,881,508.72               5.500
                 25-Nov-08                  25-Dec-08                  7,732,045.72               5.500
                 25-Dec-08                  25-Jan-09                  7,585,210.60               5.500
                 25-Jan-09                  25-Feb-09                  7,440,958.60               5.500
                 25-Feb-09                  25-Mar-09                  7,299,245.75               5.500
                 25-Mar-09                  25-Apr-09                  7,160,028.78               5.500
                 25-Apr-09                  25-May-09                  7,023,265.17               5.500
                 25-May-09                  25-Jun-09                  6,888,913.11               5.500
                 25-Jun-09                  25-Jul-09                  6,756,931.46               5.500
                 25-Jul-09                  25-Aug-09                  6,627,279.83               5.500
                 25-Aug-09                  25-Sep-09                  6,499,957.29               5.500
                 25-Sep-09                  25-Oct-09                  6,374,884.84               5.500
                 25-Oct-09                  25-Nov-09                  6,252,024.08               5.500
                 25-Nov-09                  25-Dec-09                  6,131,337.25               5.500
                 25-Dec-09                  25-Jan-10                  6,012,787.22               5.500
                 25-Jan-10                  25-Feb-10                  5,896,337.51               5.500
                 25-Feb-10                  25-Mar-10                  5,781,952.21               5.500
                 25-Mar-10                  25-Apr-10                  5,669,596.05               5.500
                 25-Apr-10                  25-May-10                  5,559,234.33               5.500
                 25-May-10                  25-Jun-10                  5,450,832.94               5.500
                 25-Jun-10                  25-Jul-10                  5,344,358.35               5.500
                 25-Jul-10                  25-Aug-10                  5,239,777.59               5.500
                 25-Aug-10                  25-Sep-10                  5,137,058.23               5.500
                 25-Sep-10                  25-Oct-10                  5,036,168.40               5.500

                                                                 Applicable Notional
             From and Including         To but Excluding             Amount (USD)             Strike Price%
             ------------------         ----------------             ------------             -------------

                 25-Oct-10                  25-Nov-10                  4,937,076.77               5.500
                 25-Nov-10                  25-Dec-10                  4,839,752.51               5.500
                 25-Dec-10                  25-Jan-11                  4,744,165.35               5.500
                 25-Jan-11                  25-Feb-11                  4,650,285.49               5.500
                 25-Feb-11                  25-Mar-11                  4,558,083.66               5.500
                 25-Mar-11                  25-Apr-11                  4,467,531.05               5.500
                 25-Apr-11                  25-May-11                  4,378,599.38               5.500
                 25-May-11                  25-Jun-11                  4,291,260.80               5.500
                 25-Jun-11                  25-Jul-11                  4,205,487.96               5.500
                 25-Jul-11                  25-Aug-11                  4,121,253.96               5.500
                 25-Aug-11                  25-Sep-11                  4,038,532.35               5.500
                 25-Sep-11                  25-Oct-11                  3,957,297.12               5.500
                 25-Oct-11                  25-Nov-11                  3,877,522.72               5.500
                 25-Nov-11                  25-Dec-11                  3,799,184.01               5.500
                 25-Dec-11                  25-Jan-12                  3,722,256.29               5.500
                 25-Jan-12                  25-Feb-12                  3,646,715.25               5.500
                 25-Feb-12                  25-Mar-12                  3,572,537.03               5.500
                 25-Mar-12                  25-Apr-12                  3,499,698.12               5.500
                 25-Apr-12                  25-May-12                  3,428,175.46               5.500
                 25-May-12                  25-Jun-12                  3,357,946.34               5.500


Class B Yield Maintenance Agreement

                                                                 Applicable Notional
             From and Including         To but Excluding             Amount (USD)             Strike Price%
             ------------------         ----------------             ------------             -------------
               Effective Date               25-Apr-02              $13,406,000.00                  4.500%
                 25-Apr-02                  25-May-02               13,406,000.00                 4.500
                 25-May-02                  25-Jun-02               13,406,000.00                 4.500
                 25-Jun-02                  25-Jul-02               13,406,000.00                 4.500
                 25-Jul-02                  25-Aug-02               13,406,000.00                 4.500
                 25-Aug-02                  25-Sep-02               13,406,000.00                 4.500
                 25-Sep-02                  25-Oct-02               13,406,000.00                 4.500
                 25-Oct-02                  25-Nov-02               13,406,000.00                 4.500
                 25-Nov-02                  25-Dec-02               13,406,000.00                 4.500
                 25-Dec-02                  25-Jan-03               13,406,000.00                 4.500
                 25-Jan-03                  25-Feb-03               13,406,000.00                 4.500
                 25-Feb-03                  25-Mar-03               13,406,000.00                 4.500
                 25-Mar-03                  25-Apr-03               13,406,000.00                 4.500
                 25-Apr-03                  25-May-03               13,406,000.00                 4.000
                 25-May-03                  25-Jun-03               13,406,000.00                 4.000
                 25-Jun-03                  25-Jul-03               13,406,000.00                 4.000
                 25-Jul-03                  25-Aug-03               13,406,000.00                 4.000
                 25-Aug-03                  25-Sep-03               13,406,000.00                 4.000
                 25-Sep-03                  25-Oct-03               13,406,000.00                 4.000
                 25-Oct-03                  25-Nov-03               13,406,000.00                 4.000
                 25-Nov-03                  25-Dec-03               13,406,000.00                 4.000
                 25-Dec-03                  25-Jan-04               13,406,000.00                 4.000
                 25-Jan-04                  25-Feb-04               13,406,000.00                 4.000
                 25-Feb-04                  25-Mar-04               13,406,000.00                 4.000
                 25-Mar-04                  25-Apr-04               13,406,000.00                 4.000
                 25-Apr-04                  25-May-04               13,406,000.00                 4.000
                 25-May-04                  25-Jun-04               13,406,000.00                 4.000
                 25-Jun-04                  25-Jul-04               13,406,000.00                 4.000
                 25-Jul-04                  25-Aug-04               13,406,000.00                 4.000
                 25-Aug-04                  25-Sep-04               13,406,000.00                 4.000
                 25-Sep-04                  25-Oct-04               13,406,000.00                 4.000
                 25-Oct-04                  25-Nov-04               13,406,000.00                 4.600
                 25-Nov-04                  25-Dec-04               13,406,000.00                 4.600

                                                                 Applicable Notional
             From and Including         To but Excluding             Amount (USD)             Strike Price%
             ------------------         ----------------             ------------             -------------

                 25-Dec-04                  25-Jan-05               13,406,000.00                 4.600
                 25-Jan-05                  25-Feb-05               13,406,000.00                 4.600
                 25-Feb-05                  25-Mar-05               13,406,000.00                 4.600
                 25-Mar-05                  25-Apr-05               13,406,000.00                 4.600
                 25-Apr-05                  25-May-05               13,406,000.00                 4.600
                 25-May-05                  25-Jun-05               13,406,000.00                 4.600
                 25-Jun-05                  25-Jul-05               13,303,859.07                 4.600
                 25-Jul-05                  25-Aug-05               13,063,067.79                 4.600
                 25-Aug-05                  25-Sep-05               12,826,424.09                 4.600
                 25-Sep-05                  25-Oct-05               12,593,841.17                 4.600
                 25-Oct-05                  25-Nov-05               12,365,267.89                 4.600
                 25-Nov-05                  25-Dec-05               12,140,636.68                 4.600
                 25-Dec-05                  25-Jan-06               11,919,750.47                 4.600
                 25-Jan-06                  25-Feb-06               11,702,678.87                 4.600
                 25-Feb-06                  25-Mar-06               11,489,357.54                 4.600
                 25-Mar-06                  25-Apr-06               11,279,723.18                 4.600
                 25-Apr-06                  25-May-06               11,073,649.98                 4.600
                 25-May-06                  25-Jun-06               10,871,142.51                 4.600
                 25-Jun-06                  25-Jul-06               10,672,025.31                 4.600
                 25-Jul-06                  25-Aug-06               10,476,358.23                 4.600
                 25-Aug-06                  25-Sep-06               10,284,082.93                 4.600
                 25-Sep-06                  25-Oct-06               10,095,135.19                 4.600
                 25-Oct-06                  25-Nov-06                9,909,465.74                 4.600
                 25-Nov-06                  25-Dec-06                9,727,019.15                 4.600
                 25-Dec-06                  25-Jan-07                9,547,740.89                 4.600
                 25-Jan-07                  25-Feb-07                9,371,577.34                 4.600
                 25-Feb-07                  25-Mar-07                9,198,475.78                 4.600
                 25-Mar-07                  25-Apr-07                9,028,384.37                 4.600
                 25-Apr-07                  25-May-07                8,861,252.15                 4.600
                 25-May-07                  25-Jun-07                8,697,028.99                 4.600
                 25-Jun-07                  25-Jul-07                8,535,665.62                 4.600
                 25-Jul-07                  25-Aug-07                8,377,113.56                 4.600
                 25-Aug-07                  25-Sep-07                8,221,325.18                 4.600
                 25-Sep-07                  25-Oct-07                8,068,253.62                 4.600
                 25-Oct-07                  25-Nov-07                7,917,852.81                 4.600

                                                                 Applicable Notional
             From and Including         To but Excluding             Amount (USD)             Strike Price%
             ------------------         ----------------             ------------             -------------

                 25-Nov-07                  25-Dec-07                7,770,077.45                 4.600
                 25-Dec-07                  25-Jan-08                7,624,883.01                 4.600
                 25-Jan-08                  25-Feb-08                7,482,225.69                 4.600
                 25-Feb-08                  25-Mar-08                7,342,062.42                 4.600
                 25-Mar-08                  25-Apr-08                7,204,350.86                 4.600
                 25-Apr-08                  25-May-08                7,069,049.38                 4.600
                 25-May-08                  25-Jun-08                6,936,096.44                 4.600
                 25-Jun-08                  25-Jul-08                6,805,452.04                 4.600
                 25-Jul-08                  25-Aug-08                6,677,098.33                 4.600
                 25-Aug-08                  25-Sep-08                6,550,996.36                 4.600
                 25-Sep-08                  25-Oct-08                6,427,107.84                 4.600
                 25-Oct-08                  25-Nov-08                6,305,395.11                 4.600
                 25-Nov-08                  25-Dec-08                6,185,821.15                 4.600
                 25-Dec-08                  25-Jan-09                6,068,349.54                 4.600
                 25-Jan-09                  25-Feb-09                5,952,944.50                 4.600
                 25-Feb-09                  25-Mar-09                5,839,570.84                 4.600
                 25-Mar-09                  25-Apr-09                5,728,193.94                 4.600
                 25-Apr-09                  25-May-09                5,618,779.79                 4.600
                 25-May-09                  25-Jun-09                5,511,294.93                 4.600
                 25-Jun-09                  25-Jul-09                5,405,706.46                 4.600
                 25-Jul-09                  25-Aug-09                5,283,101.56                 4.600
                 25-Aug-09                  25-Sep-09                5,149,409.08                 4.600
                 25-Sep-09                  25-Oct-09                5,018,079.27                 4.600
                 25-Oct-09                  25-Nov-09                4,889,071.79                 4.600
                 25-Nov-09                  25-Dec-09                4,762,347.01                 4.600
                 25-Dec-09                  25-Jan-10                4,637,865.94                 4.600
                 25-Jan-10                  25-Feb-10                4,515,590.25                 4.600
                 25-Feb-10                  25-Mar-10                4,395,482.26                 4.600
                 25-Mar-10                  25-Apr-10                4,277,504.93                 4.600
                 25-Apr-10                  25-May-10                4,161,621.82                 4.600
                 25-May-10                  25-Jun-10                4,047,797.12                 4.600
                 25-Jun-10                  25-Jul-10                3,935,995.62                 4.600
                 25-Jul-10                  25-Aug-10                3,826,182.68                 4.600
                 25-Aug-10                  25-Sep-10                3,718,324.28                 4.600
                 25-Sep-10                  25-Oct-10                3,612,386.94                 4.600

                                                                 Applicable Notional
             From and Including         To but Excluding             Amount (USD)             Strike Price%
             ------------------         ----------------             ------------             -------------

                 25-Oct-10                  25-Nov-10                3,508,337.76                 4.600
                 25-Nov-10                  25-Dec-10                3,406,144.38                 4.600
                 25-Dec-10                  25-Jan-11                3,305,775.00                 4.600
                 25-Jan-11                  25-Feb-11                3,207,198.34                 4.600
                 25-Feb-11                  25-Mar-11                3,110,383.66                 4.600
                 25-Mar-11                  25-Apr-11                3,015,300.71                 4.600
                 25-Apr-11                  25-May-11                2,921,919.79                 4.600
                 25-May-11                  25-Jun-11                2,830,211.67                 4.600
                 25-Jun-11                  25-Jul-11                2,740,147.62                 4.600
                 25-Jul-11                  25-Aug-11                2,651,699.40                 4.600
                 25-Aug-11                  25-Sep-11                2,564,839.23                 4.600
                 25-Sep-11                  25-Oct-11                2,479,539.81                 4.600
                 25-Oct-11                  25-Nov-11                2,395,774.31                 4.600
                 25-Nov-11                  25-Dec-11                2,313,516.32                 4.600
                 25-Dec-11                  25-Jan-12                2,232,739.91                 4.600
                 25-Jan-12                  25-Feb-12                2,153,419.56                 4.600
                 25-Feb-12                  25-Mar-12                2,075,530.20                 4.600
                 25-Mar-12                  25-Apr-12                1,999,047.17                 4.600
                 25-Apr-12                  25-May-12                1,923,946.23                 4.600
                 25-May-12                  25-Jun-12                1,850,203.56                 4.600


                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except under limited circumstances, the globally offered Bear Stearns Asset Backed Securities, Inc. Asset-Backed Certificates, Series 2002-1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

         Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Asset-Backed Certificates issues in same-day funds.

         Trading between Euroclear and/or Clearstream Participants. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Euroclear or Clearstream Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant's or Clearstream participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

         Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

         As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant's or Clearstream participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Euroclear or Clearstream seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                  (a) borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system's customary procedures;

                  (b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

                  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% (or in some cases 31%) U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

         Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

         Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

         Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

         U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

         o U.S. Person. As used in this prospectus supplement the term "U.S. person" means a beneficial owner of a Certificate that is for United States federal income tax purposes

         o        a citizen or resident of the United States,

         o a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

         o an estate the income of which is subject to United States federal income taxation regardless of its source, or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         As used in this prospectus supplement, the term "non-U.S. person" means a beneficial owner of a Certificate that is not a U.S. person.

         This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Prospectus

          Mortgage-Backed/Asset-Backed Securities (Issuable in Series)

                   Bear Stearns Asset Backed Securities, Inc.
                                    Depositor

The Securities

Each issue of securities will have its own series designation and will evidence either the ownership of assets in the related trust fund or debt obligations secured by assets of the related trust fund.

         o Each series of securities will consist of one or more classes of mortgage-backed or asset-backed certificates or notes.

         o Each class of securities will represent the entitlement to a specified portion of interest payments and a specified portion of principal payments on the trust assets.

         o A series may include classes of securities that are senior in right of payment to other classes. Classes of securities may be entitled to receive distributions of principal, interest or both prior to other classes or before or after specified events.

         o No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

Offers of the securities will be made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

The Trust Fund and Its Assets

As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

         o mortgage loans secured by senior or junior liens on one- to four-family residential properties;

         o closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential or mixed-use properties;

         o home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements;

         o installment sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes or by mortgages on the related real estate;

         o mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae; and

--------------------------------------------------------------------------------
Consider carefully the risk factors beginning on page 3 of this prospectus.

The securities represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the seller, the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement
--------------------------------------------------------------------------------

         o        private label mortgage-backed or asset-backed securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                            Bear, Stearns & Co. Inc.

                                November 27, 2001

              Important Notice About Information in This Prospectus
                   and Each Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

o this prospectus, which provides general information, some of which may not apply to a particular series; and

o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about a particular series of securities that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

Each prospectus supplement generally will include the following information with respect to the related series of securities:

o the principal amount, interest rate and authorized denominations of each class of securities;

o information concerning the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities in the related trust fund;

o information concerning the seller or sellers of the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities and information concerning any servicer;

o the terms of any credit enhancement with respect to particular classes of the securities;

o information concerning other trust fund assets, including any reserve fund;

o        the final scheduled distribution date for each class of securities;

o the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

o information about any REMIC or FASIT tax elections for some or all of the trust fund assets; and

o        particulars of the plan of distribution for the securities.

                              ---------------------

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in the accompanying prospectus supplement lists the pages on which these captions are located.

There is also a Glossary of Terms beginning on page 106 where you will find definitions of certain capitalized terms used in this prospectus.

If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Asset Securities, Inc., 245 Park Avenue, New York, New York 10167 and our telephone number is (212) 272-4095. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" beginning on page 104 of this prospectus.

                                  Risk Factors

         You should consider carefully the following information, together with the information set forth under "Risk Factors" in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

You may have difficulty selling your
securities or obtaining your desired
price..................................   No market will exist for the
                                          securities before they are issued. In
                                          addition, we cannot give you any
                                          assurance that a resale market will
                                          develop following the issuance and
                                          sale of any series of the securities.
                                          Even if a resale market does develop,
                                          you may not be able to sell your
                                          securities when you wish or at the
                                          price you want.

Only the assets of the related trust
fund are available to pay your
securities.............................   The securities of each series will be
                                          payable solely from the assets of the
                                          related trust fund, including any
                                          applicable credit enhancement, and
                                          will not have a claim against the
                                          assets of any other trust. In the case
                                          of securities that are in the form of
                                          notes, the related indenture will
                                          require that noteholders proceed only
                                          against the assets of the related
                                          trust fund. We cannot give you any
                                          assurance that the market value of the
                                          assets in any trust fund will be equal
                                          to or greater than the total principal
                                          amount of the related securities then
                                          outstanding, plus accrued interest.
                                          Moreover, if the assets of a trust
                                          fund are ever sold, the sale proceeds
                                          will be applied first to reimburse any
                                          related trustee, servicer and credit
                                          enhancement provider for their unpaid
                                          fees and expenses before any remaining
                                          amounts are distributed to
                                          securityholders.

                                          In addition, at the times specified in
                                          the related prospectus supplement,
                                          assets of the trust fund and the
                                          related security accounts may be
                                          released to the depositor, the
                                          servicer, the credit enhancement
                                          provider or other persons, if

                                            o    all payments then due on the
                                                 related securities have been
                                                 made, and

                                            o    any other payments specified in
                                                 the related prospectus
                                                 supplement have been made.

                                          Once released, such assets will no
                                          longer be available to make payments
                                          to securityholders.

                                          You will have no recourse against the
                                          depositor or any other person if any
                                          required distribution on the
                                          securities is not made or for any
                                          other default. The only obligations of
                                          the depositor with respect to a trust
                                          fund or the related securities would
                                          result from a breach of the
                                          representations and warranties that
                                          the depositor may make concerning the
                                          trust assets. However, because of the
                                          depositor's very limited assets, even
                                          if the depositor should be required to
                                          repurchase a loan from a particular
                                          trust fund because of the breach of a
                                          representation or warranty, its sole
                                          source of funds for the repurchase
                                          would be:

                                            o    funds obtained from enforcing
                                                 any similar obligation of the
                                                 originator of the loan, or

                                            o    monies from any reserve fund
                                                 established to pay for loan
                                                 repurchases.

Credit enhancement may be insufficient
to provide against particular risks....   Although credit enhancement is
                                          intended to reduce the effect of
                                          delinquent payments or loan losses on
                                          particular classes of securities, the
                                          amount of any credit enhancement is
                                          subject to the limits described in the
                                          related prospectus supplement. In
                                          addition, the amount of credit
                                          enhancement may decline or be depleted
                                          before the related securities are paid
                                          in full. As a result, securityholders
                                          may suffer losses.

Principal payments on the loans may
adversely affect the average life of,
and rate of return on, your
securities............................    You may be unable to reinvest the
                                          principal payments on your securities
                                          at a rate of return equal to the rate
                                          on your securities. The timing of
                                          principal payments on the securities
                                          of a series will be affected by a
                                          number of factors, including the
                                          following:

                                            o    the extent of prepayments on
                                                 the underlying loans in the
                                                 trust fund or, if the trust
                                                 fund contains underlying
                                                 securities, on the loans
                                                 backing the underlying
                                                 securities;

                                            o    how payments of principal are
                                                 allocated among the classes of
                                                 securities of that series as
                                                 specified in the related
                                                 prospectus supplement;

                                            o    if any party has an option to
                                                 terminate the related trust
                                                 early, the effect of the
                                                 exercise of the option;

                                            o    the rate and timing of defaults
                                                 and losses on the assets in the
                                                 related trust fund;

                                            o    repurchases of assets in the
                                                 related trust fund as a result
                                                 of material breaches of
                                                 representations and warranties
                                                 made by the depositor or a
                                                 seller; and

                                            o    in the case of a trust fund
                                                 that contains revolving credit
                                                 line loans, any provisions for
                                                 non-amortization, early
                                                 amortization or scheduled
                                                 amortization periods described
                                                 in the related prospectus
                                                 supplement.

                                          All the above factors may affect the
                                          yield to maturity of the securities

The interest accrual period may reduce
the effective yield on your securities... Interest payable on the securities on any given distribution date will
                                          include all interest accrued during
                                          the related interest accrual period.
                                          Each prospectus supplement will
                                          specify the interest accrual period
                                          for the related securities. If
                                          interest accrues during the calendar
                                          month before the related distribution
                                          date, your effective yield will be
                                          less than it would be if the interest
                                          accrual period ended the day before
                                          the distribution date. As a result,
                                          your effective yield at par may be
                                          less than the indicated coupon rate.

Loans with balloon payments may increase
your risk of loss........................ Certain underlying loans may not be fully amortizing over their terms to
                                          maturity and may require a substantial
                                          principal payment (a "balloon"
                                          payment) at their stated maturity.
                                          Loans of this type involve greater
                                          risk than fully amortizing loans since
                                          the borrower generally must be able to
                                          refinance the loan or sell the related
                                          property prior to the loan's maturity
                                          date. The borrower's ability to do so
                                          will depend on such factors as the
                                          level of available mortgage rates at
                                          the time of sale or refinancing, the
                                          relative strength of the local housing
                                          market, the borrower's equity in the
                                          property, the borrower's general
                                          financial condition and tax laws.

Adjustable rate loans may be
underwritten to less stringent standards
than fixed rate loans.................... A trust fund may include adjustable rate loans that were underwritten on
                                          the assumption that the borrowers
                                          would be able to make higher monthly
                                          payments in a relatively short period
                                          of time. In fact, however, the
                                          borrowers' income may not be
                                          sufficient to meet their loan payments
                                          as payment amounts increase, thus
                                          increasing the risk of default.

Junior lien loans generally are riskier
than senior lien loans................... If the mortgage or home equity loans in a trust fund are primarily in a
                                          junior lien position, any proceeds
                                          from liquidations, insurance
                                          recoveries or condemnations must be
                                          used first to satisfy the claims of
                                          the related senior lien loans (and
                                          related foreclosure expenses) before
                                          being available to satisfy the junior
                                          lien loans. In addition, a junior
                                          mortgage lender may only foreclose
                                          subject to the related senior
                                          mortgage. As a result, the junior
                                          mortgage lender must either pay the
                                          related senior mortgage lender in
                                          full, at or before the foreclosure
                                          sale, or agree to make the regular
                                          payments on the senior mortgage. The
                                          trust will not have a source of funds
                                          to satisfy any senior mortgages or to
                                          continue making payments on them. As a
                                          result, the trust's ability, as a
                                          practical matter, to foreclose on any
                                          junior mortgage loan will be quite
                                          limited.

A decline in property values could
reduce the amount and delay the timing
of recoveries on defaulted mortgage
loans................................... The following factors, among others, could adversely affect property values
                                         in such a way that the outstanding
                                         balance of the related loans, together
                                         with any senior financing on the same
                                         properties, would equal or exceed those
                                         values:

                                            o    an overall decline in the
                                                 residential real estate markets
                                                 where the properties are
                                                 located;

                                            o    failure of borrowers to
                                                 maintain their properties
                                                 adequately; and

                                            o    natural disasters that may not
                                                 be covered by hazard insurance,
                                                 such as earthquakes and floods.

                                         If property values decline, actual
                                         rates of delinquencies, foreclosures
                                         and losses on the underlying loans
                                         could be higher than those currently
                                         experienced by the mortgage lending
                                         industry in general.

Some mortgaged properties may not be
owner occupied.......................... The mortgaged properties in the trust fund may not be owner occupied. Rates
                                         of delinquencies, foreclosures and
                                         losses on mortgage loans secured by
                                         non-owner occupied properties may be
                                         higher than those on mortgage loans
                                         secured by the borrower's primary
                                         residence.

Home improvement contracts and other
loans may not have sufficient
security................................ A trust fund may include home improvement contracts that are not
                                         secured by an interest in real estate
                                         or otherwise. A trust fund may also
                                         include mortgage or home equity loans
                                         with original loan-to-value ratios (or
                                         combined loan-to-value ratios in the
                                         case of junior loans) greater than
                                         100%. In these cases, the trust fund
                                         could be treated as a general unsecured
                                         creditor for the unsecured portion of
                                         these loans.

                                         If a loan of this type goes into
                                         default, the trust fund will have
                                         recourse only against the borrower's
                                         assets generally for the unsecured
                                         portion of the loan, along with the
                                         borrower's other general unsecured
                                         creditors. In a bankruptcy proceeding,
                                         the unsecured portion of the loan may
                                         be discharged, even if the value of the
                                         borrower's assets available to the
                                         trust fund would be insufficient to pay
                                         the remaining amounts owing on the
                                         loan.

Home improvement contracts will not be
stamped................................. The depositor will ensure that a UCC-1 financing statement is filed that
                                         identifies as collateral the home
                                         improvement contracts included in a
                                         trust fund. However, unless the related
                                         prospectus supplement provides
                                         otherwise, the home improvement
                                         contracts themselves will not be
                                         stamped or marked to reflect their
                                         assignment to the trust fund. Thus, if
                                         as a result of negligence, fraud or
                                         otherwise, a subsequent purchaser were
                                         able to take physical possession of the
                                         contracts without notice of the
                                         assignment to the trust fund, the
                                         interests of the related
                                         securityholders in those contracts
                                         could be defeated.

If amounts in any pre-funding account
are not used to purchase trust assets,
you will receive a prepayment on the
related securities...................... The related prospectus supplement may provide that the depositor or seller
                                         will deposit a specified amount in a
                                         pre-funding account on the date the
                                         securities are issued. In this case,
                                         the deposited funds may be used only to
                                         acquire additional assets for the trust
                                         during a specified period after the
                                         initial issuance of the securities. Any
                                         amounts remaining in the account at the
                                         end of that period will be distributed
                                         as a prepayment of principal to the
                                         holders of the related securities. The
                                         resulting prepayment could adversely
                                         affect the yield to maturity on those
                                         securities.

Bankruptcy laws may result in adverse
claims against trust fund assets........ The federal bankruptcy code and state debtor relief laws may adversely affect
                                         the ability of the trust fund, as a
                                         secured lender, to realize upon its
                                         security. For example, in a federal
                                         bankruptcy proceeding, a lender may not
                                         foreclose on mortgaged property without
                                         the bankruptcy court's permission.
                                         Similarly, the debtor may propose a
                                         rehabilitation plan, in the case of
                                         mortgaged property that is not his
                                         principal residence, that would reduce
                                         the amount of the lender's secured
                                         indebtedness to the value of the
                                         property as of the commencement of the
                                         bankruptcy. As a result, the lender
                                         would be treated as a general unsecured
                                         creditor for the reduced amount, the
                                         amount of the monthly payments due on
                                         the loan could be reduced, and the
                                         interest rate and loan payment schedule
                                         could be changed.

                                         Any such actions could result in delays
                                         in receiving payments on the loans
                                         underlying the securities and result in
                                         the reduction of total payments.

Environmental risks may adversely
affect trust fund assets................ Federal, state and local laws and regulations impose a wide range of
                                         requirements on activities that may
                                         affect the environment, health and
                                         safety. In certain circumstances, these
                                         laws and regulations impose obligations
                                         on owners or operators of residential
                                         properties such as those that secure
                                         the loans. Failure to comply with these
                                         laws and regulations can result in
                                         fines and penalties that could be
                                         assessed against the trust fund as
                                         owner of the related property.

                                         In some states, a lien on the property
                                         due to contamination has priority over
                                         the lien of an existing mortgage.
                                         Further, a mortgage lender may be held
                                         liable as an "owner" or "operator" for
                                         costs associated with the release of
                                         petroleum from an underground storage
                                         tank under certain circumstances. If
                                         the trust fund is considered the owner
                                         or operator of a property, it will
                                         suffer losses as a result of any
                                         liability imposed for environmental
                                         hazards on the property.

Consumer protection laws may adversely
affect trust fund assets................ The loans and contracts in each trust fund also may be subject to federal
                                         laws relating to loan origination and
                                         underwriting. These laws

                                            o    require certain disclosures to
                                                 the borrowers regarding the
                                                 terms of the loans;

                                            o    prohibit discrimination on the
                                                 basis of age, race, color, sex,
                                                 religion, marital status,
                                                 national origin, receipt of
                                                 public assistance or the
                                                 exercise of any right under the
                                                 consumer credit protection act,
                                                 in the extension of credit;

                                            o    regulate the use and reporting
                                                 of information related to the
                                                 borrower's credit experience;
                                                 and

                                            o    require additional application
                                                 disclosures, limit changes that
                                                 may be made to the loan
                                                 documents without the
                                                 borrower's consent and restrict
                                                 a lender's ability to declare a
                                                 default or to suspend or reduce
                                                 a borrower's credit limit to
                                                 certain enumerated events.

                                         Loans may also be subject to federal
                                         laws that impose additional disclosure
                                         requirements on creditors with respect
                                         to non-purchase money mortgage loans
                                         with high interest rates or high
                                         up-front fees and charges. These laws
                                         can impose specific liabilities upon
                                         creditors that fail to comply and may
                                         affect the enforceability of the
                                         related loans. In addition, the trust
                                         fund, as assignee of the creditor,
                                         would generally be subject to all
                                         claims and defenses that the borrower
                                         could assert against the creditor,
                                         including the right to rescind the
                                         loan.

                                         Home improvement contracts may be
                                         subject to federal laws that protect
                                         the borrower from defective or
                                         incomplete work by a contractor. These
                                         laws permit the borrower to withhold
                                         payment if the work does not meet the
                                         quality and durability standards agreed
                                         to between the borrower and the
                                         contractor. These laws have the effect
                                         of subjecting the trust fund, as
                                         assignee of the creditor, to all claims
                                         and defenses which the borrower in a
                                         sale transaction could assert against
                                         the seller of defective goods.

                                         If certain provisions of these federal
                                         laws are violated, the servicer may be
                                         unable to collect all or part of the
                                         principal or interest on the loans. The
                                         trust fund also could be subject to
                                         damages and administrative enforcement.

Subordinate securities are subject to
additional risk......................... If you invest in any class of subordinate securities, your rights as
                                         an investor to receive payments
                                         otherwise due you will be subordinate
                                         to the rights of the servicer and the
                                         holders of the related senior
                                         securities. As a result, before
                                         investing in any subordinate
                                         securities, you must be prepared to
                                         bear the risk that payments on your
                                         securities may be delayed and that you
                                         might not recover all of your initial
                                         investment.

Any credit support provided by financial
instruments may be insufficient to
protect against particular risks........ As described under "Credit
                                         Enhancement--Financial Instruments" in
                                         this properties, a trust fund may
                                         include financial instruments to
                                         protect against certain risks or to
                                         provide certain cash flow
                                         characteristics for particular classes
                                         of the securities of a series. If you
                                         invest in one of these classes and the
                                         issuer of the financial instruments
                                         fails to perform its obligations, the
                                         yield to maturity, market price and
                                         liquidity of your securities could be
                                         materially adversely affected. In
                                         addition, if the issuer of the related
                                         financial instruments experiences a
                                         credit rating downgrade, the market
                                         price and liquidity of your securities
                                         could be reduced. Finally, if the
                                         financial instruments are intended to
                                         provide an approximate or partial hedge
                                         for certain risks or cashflow
                                         characteristics, the yield to maturity,
                                         market price and liquidity of your
                                         securities could be adversely affected
                                         to the extent that the financial
                                         instrument does not provide a perfect
                                         hedge.

REMIC residual securities are subject
to additional risk...................... If you invest in any class of securities that represent the "residual
                                         interest" in a real estate mortgage
                                         investment conduit (REMIC), you will be
                                         required to report as ordinary income
                                         your pro rata share of the REMIC's
                                         taxable income, whether or not you
                                         actually received any cash. Thus, as
                                         the holder of a REMIC residual interest
                                         security, you could have taxable income
                                         and tax liabilities in a year that are
                                         in excess of your ability to deduct
                                         servicing fees and any other REMIC
                                         expenses. In addition, because of their
                                         special tax treatment, your after-tax
                                         yield on a REMIC residual interest
                                         security may be significantly less than
                                         that of a corporate bond with similar
                                         cash-flow characteristics and pre-tax
                                         yield. Transfers of REMIC residual
                                         interest securities are also
                                         restricted.

FASIT ownership securities are subject
to additional risk...................... If you are a fully taxable domestic corporation that invests in any class
                                         of securities representing the
                                         "ownership interest" in a financial
                                         asset securitization investment trust
                                         (FASIT), you will be required to report
                                         as ordinary income your pro rata share
                                         of the FASIT's taxable income, whether
                                         or not you actually received any cash.
                                         Thus, as the holder of a FASIT
                                         ownership interest security, you could
                                         have taxable income and tax liabilities
                                         in a year that are in excess of your
                                         ability to deduct servicing fees and
                                         any other FASIT expenses. In addition,
                                         because of their special tax treatment,
                                         your after-tax yield on a FASIT
                                         ownership interest security may be
                                         significantly less than that of a
                                         corporate bond with similar cash-flow
                                         characteristics and pre-tax yield.
                                         Transfers of FASIT ownership interest
                                         securities are also restricted.

Book-entry registration may limit your
ability to sell securities and delay
your receipt of payments................ Limit on Liquidity of Securities.
                                         Securities issued in book-entry form
                                         may have only limited liquidity in the
                                         resale market, since investors may be
                                         unwilling to purchase securities for
                                         which they cannot obtain physical
                                         instruments.

                                         Limit on Ability to Transfer or Pledge.
                                         Transactions in book-entry securities
                                         can be effected only through The
                                         Depository Trust Company, its
                                         participating organizations, its
                                         indirect participants and certain
                                         banks. As a result, your ability to
                                         transfer or pledge securities issued in
                                         book-entry form may be limited.

                                         Delays in Distributions. You may
                                         experience some delay in the receipt of
                                         distributions on book-entry securities
                                         since the distributions will be
                                         forwarded by the trustee to DTC for DTC
                                         to credit to the accounts of its
                                         participants. In turn, these
                                         participants will credit the
                                         distributions to your account either
                                         directly or indirectly through indirect
                                         participants.

Ratings of the securities do not
address all investment risks and
must be viewed with caution............. Any class of securities issued under this prospectus and the accompanying
                                         prospectus supplement will be rated in
                                         one of the four highest rating
                                         categories of a nationally recognized
                                         rating agency. A rating is based on the
                                         adequacy of the value of the trust fund
                                         assets and any credit enhancement for
                                         that class and reflects the rating
                                         agency's assessment of the likelihood
                                         that holders of the class of securities
                                         will receive the payments to which they
                                         are entitled. A rating is not an
                                         assessment of the likelihood that
                                         principal prepayments on the underlying
                                         loans will be made, the degree to which
                                         the rate of prepayments might differ
                                         from that originally anticipated or the
                                         likelihood of an early termination of
                                         the securities. You should not view a
                                         rating as a recommendation to purchase,
                                         hold or sell securities because it does
                                         not address the market price or
                                         suitability of the securities for any
                                         particular investor.

                                         There is no assurance that any rating
                                         will remain in effect for any given
                                         period or that the rating agency will
                                         not lower or withdraw the rating in the
                                         future. The rating agency could lower
                                         or withdraw its rating due to:

                                            o    any decrease in the adequacy of
                                                 the value of the trust fund
                                                 assets or any related credit
                                                 enhancement, or

                                            o    an adverse change in the
                                                 financial or other condition of
                                                 a credit enhancement provider.

                          Description of the Securities

General

         Bear Stearns Asset Backed Securities, Inc., as depositor, will establish a trust fund for each series of its securities. A particular series of certificates will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

         Each series of certificates will be issued under a pooling and servicing agreement or a trust agreement among the depositor, the trustee and, if the trust fund includes loans, the related servicer. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

         Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If the trust fund includes loans, the trust fund and the servicer of the loans will also enter into a servicing agreement.

         Each seller named in the related prospectus supplement, from which the depositor will have purchased assets to be included in the trust fund, may agree to reimburse the depositor for certain fees and expenses that the depositor incurs in connection with the offering of the securities.

         The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and of the indenture and servicing agreement, in the case of a series of notes, which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the prospectus supplement and the governing agreements for that series.

         Each series of securities will consist of one or more classes which may be compound interest securities, variable interest securities, planned balance
(PAC) securities, zero coupon securities, principal only securities, interest only securities or participating securities. A series may also include one or more classes of subordinated securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of any conditions applicable to a particular class as described in the related prospectus supplement, the transfer of the securities may be registered, and the securities may be exchanged, at the office of the trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

         Unless otherwise provided in the related prospectus supplement, payments of principal of and interest on a series of securities will be made on each distribution date specified in the prospectus supplement by check mailed to holders of that series, registered as such at the close of business on the record date specified in the prospectus supplement that is applicable to that distribution date, at their addresses appearing on the security register. However, payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in circumstances described in the prospectus supplement. However, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the related trustee. Notice of the final payment on a security will be mailed to each holder before the distribution date on which the final principal payment is expected to be made.

         Payments of principal of and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the following amounts will be deposited directly into the collection account established for a particular series of securities with the trustee (or with the servicer in the name of the trustee):

         o all payments with respect to the primary assets for that series (see, "--The Primary Assets and Their Valuation" below), together with reinvestment income thereon;

         o amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the prospectus supplement as rating that series and deposited in each reserve fund for the series established in the name of the trustee; and

         o amounts available pursuant to any other credit enhancement for the series.

         If provided in the related prospectus supplement, the deposits may be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts thereafter will be deposited into the separate distribution account established for the series and will be available to make payments on the related securities on the next distribution date. See "The Trust Funds--Collection and Distribution Accounts" in this prospectus.

The Primary Assets and Their Valuation

         The primary assets of each trust fund may include one or more pools of the following:

         o        Residential Loans,

         o        Home Equity Loans,

         o        Home Improvement Contracts,

         o        Manufactured Housing Contracts,

         o        Agency Securities, and

         o        Private Label Securities.

         When we use the term "loans" in this prospectus, we include Residential Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts. The residential or mixed-use properties that secure the loans are collectively referred to in this prospectus as the "mortgaged properties."

         If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund will be assigned an initial Asset Value. Unless otherwise specified in the related prospectus supplement, the initial Asset Value of the primary assets of the trust fund will be at least equal to the principal amount of the related notes on the date of issuance.

Payments of Interest

         The securities of each class that by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related prospectus supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the rate specified in the prospectus supplement, or will be entitled to receive interest payment amounts calculated in the method described in the prospectus supplement. Interest on the interest-bearing securities of a series will be payable on the distribution date specified in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual interest rates of the loans (or underlying loans) included in the related trust fund and/or as prepayments occur with respect to the loans (or underlying loans). Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on that date.

         Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

Payments of Principal

         On each distribution date for a series, principal payments will be made to the holders of the securities on which principal is then payable, to the extent set forth in the prospectus supplement. The payments will be made in a total amount determined as specified in the prospectus supplement and will be allocated among the respective classes of the series in the manner, at the times and in the priority (which may include allocation by random lot) set forth in the prospectus supplement.

Final Scheduled Distribution Date

         The final scheduled distribution date with respect to each class of a series of notes is the date no later than which the total principal balance of the class will be fully paid, and the final scheduled distribution date with respect to each class of a series of certificates is the date on which the principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement.

         Since payments on the primary assets of each trust fund will be used to make distributions that reduce the outstanding principal amount of the related securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, unless otherwise specified in the related prospectus supplement, the actual final distribution date of any certificate may occur later than its final scheduled distribution date as a result of delinquencies, defaults and liquidations of the primary assets of the related trust fund. No assurance can be given as to the actual prepayment experience with respect to any series. See "--Weighted Average Lives of the Securities" below.

Special Redemption

         If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of the securities may be subject to special redemption, in whole or in part, on the special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the loans (or underlying loans) or low yields then available for reinvestment, the entity specified in the prospectus supplement determines, based on assumptions set forth in the applicable agreement, that the available interest amount that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to that date. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series sufficient to cause the available interest amount to equal the amount of interest that will have accrued through the designated interest accrual date for the securities outstanding immediately after the redemption.

Optional Redemption, Purchase or Termination

         The depositor or the servicer or any other entity that may be designated in the related prospectus supplement will have the option, on any distribution date, to purchase one or more classes of certificates of any series or redeem, in whole or in part, one or more classes of notes of any series under the circumstances, if any, specified in the related prospectus supplement. Alternatively, if the prospectus supplement for a series of certificates so provides, the depositor, the servicer or another entity designated in the prospectus supplement will have the option to cause an early termination of the related trust fund by repurchasing all of the primary assets from the trust fund on or after a date specified in the prospectus supplement, or on or after such time as the total outstanding principal amount of the certificates or primary assets (as specified in the prospectus supplement) is equal to or less than the amount or percentage specified in the prospectus supplement. Notice of the redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the prospectus supplement. If specified in the prospectus supplement, in the event that a REMIC election has been made, the trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended.

         In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

Weighted Average Lives of the Securities

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Unless otherwise specified in the related prospectus supplement, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable), included in the trust fund for a series is paid, whether in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for each series of securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each class of securities of the series and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

         There is, however, no assurance that prepayment of the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans (or underlying loans) either from time to time or over the lives of the loans (or underlying loans).

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans (or underlying loans) for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans (or underlying loans) for a series may have different interest rates. In addition, the weighted average life of a class of securities may be affected by the varying maturities of the loans (or underlying loans). If any loans (or underlying loans) for a series have actual terms to stated maturity that are less than those that were assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate established by the rating agencies named in the related prospectus supplement.

                                 The Trust Funds

General

         The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. The trust fund of each series will include assets purchased by the depositor from the seller composed of:

         o        the primary assets of the trust fund;

         o amounts available from the reinvestment of payments on the primary assets at any Assumed Reinvestment Rate that may be established by the rating agencies specified in the related prospectus supplement;

         o any credit enhancement in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

         o REO property consisting of any mortgaged property or home improvement that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

         o the amount, if any, initially deposited into the collection account or distribution account(s) for the series as specified in the related prospectus supplement.

         The securities will be non-recourse obligations of the related trust fund. Unless the prospectus supplement indicates otherwise, the assets of the trust fund specified in the related prospectus supplement will serve as collateral only for that series of securities. Holders of a series of notes may only proceed against the collateral securing that series in the case of a default with respect to the notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

         The primary assets for a series will be sold by the seller to the depositor or purchased by the depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the depositor to the related trust fund. Loans relating to a series will be serviced by the servicer (which may be the seller) that is specified in the related prospectus supplement. The servicer will service the loans pursuant to a pooling and servicing agreement with respect to a series of certificates, or a servicing agreement between the trust fund and servicer with respect to a series of notes.

         If the prospectus supplement so provides, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and the trustee.

         Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than:

         o to acquire, manage and hold the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement, and the proceeds thereof,

         o        to issue the related securities,

         o        to make payments and distributions on the securities, and

         o        to perform certain related activities.

No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

         Primary assets included in the trust fund for a series may consist of any combination of loans, Agency Securities and Private Label Securities, as and to the extent the related prospectus supplement specifies.

The Loans

         General. Loans in each trust fund may consist of Residential Loans, Home Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts. If specified in the related prospectus supplement, the loans in the related trust fund may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be either "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

         In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

         o        Interest may be payable at

                  -   a fixed rate,

                  - a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,

                  - a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

                  -   a rate that otherwise varies from time to time, or

                  - a rate that is convertible from an adjustable rate to a fixed rate.

         Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

         o        Principal may be

                  - payable on a level debt service basis to fully amortize the loan over its term,

                  - calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

                  - nonamortizing during all or a portion of the original term.

         Payment of all or a substantial portion of the principal may be due on maturity in the form of a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

         o        Monthly payments of principal and interest may

                  -   be fixed for the life of the loan,

                  -   increase over a specified period of time or

                  -   change from period to period.

         Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

         A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

         When we use the term "mortgaged property" in this prospectus, we mean the real property which secures repayment of the related loan. Home Improvement Contracts and Manufactured Housing Contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of Home Equity Loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. When we use the term "properties" in this prospectus supplement, we mean the related mortgaged properties, home improvements and manufactured homes. The properties relating to the loans will consist primarily of single-family properties, meaning detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and other dwelling units, or mixed-use properties. Any mixed-use property will not exceed three stories and its primary use will be for one- to four-family residential occupancy, with the remainder of its space for retail, professional or other commercial uses. Any non-residential use will be in compliance with local zoning laws and regulations. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

         Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

         Home Equity Loans. The primary assets for a series may consist, in whole or in part, of, closed-end home equity loans, revolving credit line home equity loans or certain balances forming a part of the revolving credit line loans, secured by mortgages creating senior or junior liens primarily on one- to four-family residential or mixed-use properties. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. Unless otherwise described in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Principal amounts of a revolving credit line loan may be drawn down (up to the maximum amount set forth in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date designated in the prospectus supplement. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily principal balance of that loan. Under certain circumstances, a borrower under either a revolving credit line loan or a closed-end loan may choose an interest-only payment option. In this case only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin making at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         The rate of prepayment on Home Equity Loans cannot be predicted. Home Equity Loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of their prepayment. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Home Equity Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. On the other hand, because Home Equity Loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. Any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of the Home Equity Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Home Equity Loans. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in this prospectus.

         Collections on revolving credit line loans may vary for a number of reasons, including those listed below.

         o A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, closed-end loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

         o A borrower may make a payment that is as much as the entire principal balance plus accrued interest and related fees and charges during a month.

         o        A borrower may fail to make the required periodic payment.

         o Collections on the mortgage loans may vary due to seasonal purchasing and the payment habits of borrowers.

         Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related prospectus supplement) greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Unless otherwise specified in the related prospectus supplement, mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

         The aggregate principal balance of loans secured by single family properties that are owner-occupied will be disclosed in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either

         o a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

         o a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.

To the extent specified in the related prospectus supplement, single family properties may include non-owner occupied investment properties and vacation and second homes.

         Home Improvement Contracts. The primary assets for a series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements originated by home improvement contractors in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will be either unsecured or secured by senior or junior mortgages primarily on single family properties, or by purchase money security interests in the related home improvements. Unless otherwise specified in the applicable prospectus supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

         Unless otherwise specified in the related prospectus supplement, the home improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

         Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

         The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

         Additional Information. The selection criteria applicable to the loans will be specified in the related prospectus supplement. These include, but are not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information.

         The loans for a series of securities may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms but require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series of securities may include loans that do not have a specified stated maturity.

         The loans will be either conventional contracts or contracts insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA). Loans designated in the related prospectus supplement as insured by the FHA will be insured under various FHA programs as authorized under the United States Housing Act of 1937, as amended.. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series of securities may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

         The insurance premiums for loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD) and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA-insured loan will be obligated to purchase any such debenture issued in satisfaction of a loan upon default for an amount equal to the principal amount of the debenture.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

         The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA-guaranteed loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the related mortgaged property.

         The amount payable under a VA guaranty will be the percentage of the VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

         The prospectus supplement for each series will provide information with respect to the loans that are primary assets of the related trust fund as of the cut-off date, including, among other things, and to the extent relevant:

         o        the aggregate unpaid principal balance of the loans;

         o the range and weighted average interest rates on the loans and, in the case of adjustable rate loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

         o        the range and average principal balance of the loans;

         o the weighted average original and remaining terms to stated maturity of the loans and the range of original and remaining terms to stated maturity, if applicable;

         o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

         o the percentage (by principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixed interest rates;

         o any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

         o the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or home improvements or that are unsecured;

         o the geographic distribution of any mortgaged properties securing the loans;

         o for loans that are secured by single family properties, the percentage (by principal balance as of the cut-off date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

         o        the lien priority of the loans;

         o        the delinquency status and year of origination of the loans;

         o whether the loans are closed-end loans and/or revolving credit line loans; and

         o in the case of revolving credit line loans, the general payments and credit line terms of those loans and other pertinent features.

         The prospectus supplement will also specify any other limitations on the types or characteristics of the loans in the trust fund for the related series of securities.

         If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, more general or approximate information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the SEC within 15 days after the initial issuance of the securities.

Private Label Securities

         General. Primary assets for a series may consist, in whole or in part, of Private Label Securities or PLS (i.e., private mortgage-backed asset-backed securities) that include:

         o pass-through certificates representing beneficial interests in underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund, or

         o collateralized obligations secured by underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund.

         The Private Label Securities will previously have been

         o offered and distributed to the public pursuant to an effective registration statement, or

         o purchased in a transaction not involving any public offering from a person that is not an affiliate of the Private Label Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Label Securities were acquired from the issuer or its affiliate, whichever is later.

         Although individual underlying loans may be insured or guaranteed by the United States or one of its agencies or instrumentalities, they need not be, and the Private Label Securities themselves may be, but need not be, insured or guaranteed.

         The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS agreement with the PLS trustee. The PLS trustee, its agent or a custodian will take possession of the underlying loans. The underlying loans will be serviced by the PLS servicer directly or by one or more sub-servicers subject to the supervision of the PLS servicer.

         The issuer Private Label Securities will be

         o a financial institution or other entity engaged generally in the business of lending,

         o a public agency or instrumentality of a state, local or federal government, or

         o a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in trusts.

If specified in the prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer generally will be limited to certain representations and warranties that it makes with respect to the assets it conveys to the related trust. Unless otherwise specified in the related prospectus supplement, the PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement.

         Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement.

         The loans underlying the Private Label Securities may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The underlying loans will be secured by mortgages on mortgaged properties.

         Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PLS agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the underlying loans or with respect to the Private Label Securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying loans and other factors and will be based on the requirements of the nationally recognized statistical rating organization that rated the Private Label Securities.

         Additional Information. If the primary assets of a trust fund include Private Label Securities, the related prospectus supplement will specify the items listed below, to the extent relevant and to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

         o the total approximate principal amount and type of the Private Label Securities to be included in the trust fund,

         o the maximum original term to stated maturity of the Private Label Securities,

         o the weighted average term to stated maturity of the Private Label Securities,

         o the pass-through or certificate rate or range of rates of the Private Label Securities,

         o the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

         o certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the underlying loans or to the Private Label Securities themselves;

         o the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Label Securities, and

         o the terms on which underlying loans may be substituted for those originally underlying the Private Label Securities.

In addition, the related prospectus supplement will provide information about the loans underlying the Private Label Securities, including

         o the payment features of the underlying loans (i.e., whether closed-end loans or revolving credit line loans, whether fixed rate or adjustable rate, whether level payment or balloon payment loans),

         o the approximate aggregate principal balance, if known, of the underlying loans insured guaranteed by a governmental entity,

         o the servicing fee or range of servicing fees with respect to the underlying loans,

         o the minimum and maximum stated maturities of the underlying loans at origination,

         o        the lien priority of the underlying loans, and

         o the delinquency status and year of origination of the underlying loans.

         The above disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement. If information of the nature described above for the Private Label Securities is not known to the depositor at the time the securities are initially offered, more general or approximate information of a similar nature will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the SEC within 15 days of the initial issuance of the securities.

Agency Securities

         Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

         Section 306 (g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306 (g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

         Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA loans or VA loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

         The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loans or VA loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA loans or VA loans.

         If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

         Except for pools of mortgage loans secured by manufactured homes, all mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per year of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II certificate may have annual interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate, are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of the Ginnie Mae certificate.

         Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of those mortgage loans. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

         Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate to be included in the trust fund for a series of securities will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

         o        fixed-rate level installment conventional mortgage loans,

         o fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA,

         o        adjustable rate conventional mortgage loans, or

         o adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program and will be secured by a first lien on a one- to four-family residential property.

         Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

         Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

         Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

         Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

         Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, United States government-sponsored enterprise created pursuant to the Federal Home loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA loans, VA loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

         Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

         Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share. However, Freddie Mac does not guarantee, except if and to the extent specified in the prospectus supplement for a series, the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (x) 30 days following foreclosure sale, (y) 30 days following payment of the claim by any mortgage insurer, or (z) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home loan Bank and do not constitute debts or obligations of the United States or any Federal Home loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases group of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

         Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate group formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

         Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

         Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped Agency Security, unless otherwise specified in the related prospectus supplement.

         Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

Collection and Distribution Accounts

         A separate collection account will be established by the trustee, or by the servicer in the name of the trustee, for each series of securities for receipt of

         o the amount of any cash specified in the related prospectus supplement to be initially deposited by the depositor in the collection account,

         o all amounts received with respect to the primary assets of the related trust fund, and

         o unless otherwise specified in the related prospectus supplement, income earned on the foregoing amounts.

As provided in the related prospectus supplement, certain amounts on deposit in the collection account and certain amounts available under any credit enhancement for the securities of that series will be deposited into the applicable distribution account for distribution to the holders of the related securities. The trustee will establish a separate distribution account for each series of securities. Unless otherwise specified in the related prospectus supplement, the trustee will invest the funds in the collection account and the distribution account in eligible investments including, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the rating agencies named in the prospectus supplement. With certain exceptions, all such eligible investments must mature, in the case of funds in the collection account, not later than the day preceding the date when the funds are due to be deposited into the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities.

         Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related prospectus supplement.

         If specified in the related prospectus supplement, a trust fund will include one or more pre-funding accounts that are segregated trust accounts established and maintained with the trustee for the related series. If specified in the prospectus supplement, a portion of the proceeds of the sale of the securities equal to the pre-funded amount will be deposited into the pre-funding account on the closing date and may be used to purchase additional primary assets during the pre-funding period specified in the prospectus supplement. In no case will the pre-funded amount exceed 50% of the total principal amount of the related securities, and in no case will the pre-funding period exceed one year. The primary assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial primary assets of the trust fund, and the same representations and warranties will be made with respect to them. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, the remaining amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of that series.

         If a pre-funding account is established, one or more capitalized interest accounts that are segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the related securities will be deposited into the capitalized interest account and used to fund the excess, if any, of

         o        the sum of

                  - the amount of interest accrued on the securities of the series, and

                  - if specified in the related prospectus supplement, certain fees or expenses during the pre-funding period,

over

         o the amount of interest available from the primary assets in the trust fund.

         Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

                               Credit Enhancement

         If so provided in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor will obtain from an institution or by other means acceptable to the rating agencies named in the prospectus supplement one or more types of credit enhancement in favor of the trustee on behalf of the holders of the related series or designated classes of the series. The credit enhancement will support the payment of principal of and interest on the securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the prospectus supplement. Credit enhancement for a series may include one or more of the forms described below or any other form as may be specified in the related prospectus supplement. If so specified in the related prospectus supplement, the credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

Subordinated Securities

         If specified in the related prospectus supplement, credit enhancement for a series may consist of one or more classes of subordinated securities. The rights of the holders of subordinated securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the same series, but only to the extent described in the related prospectus supplement.

Insurance Policies, Surety Bonds and Guaranties

         If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

         o maintaining timely payments or providing additional protection against losses on the trust fund assets;

         o        paying administrative expenses; or

         o establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC following issuance of the securities of the related series.

Over-Collateralization

         If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

Other Insurance Policies

         If specified in the related prospectus supplement, credit enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

         Pool Insurance Policy. If so specified in the related prospectus supplement, the depositor will obtain a pool insurance policy for the loans in the related trust fund. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any pool insurance coverage will be set forth in the related prospectus supplement.

         Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent the damage is not covered by a standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

         o        the cost of repair or replacement of the property, and

         o upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property.

         If the unpaid principal balance of the loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the related property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

         Restoration of the property with the proceeds described in the first bullet of the second previous paragraph is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described in the second bullet of the second previous paragraph will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

         Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan thus would become an unsecured creditor to the extent the principal balance of the loan exceeds the value assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Material Legal Aspects of the Loans" in this prospectus. If the related prospectus supplement so provides, the depositor or other entity specified in the prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all loans in the trust fund for the related series. The amount will be reduced by payments made under the bankruptcy bond in respect of the loans, unless otherwise specified in the related prospectus supplement, and will not be restored.

Reserve Funds

         If the prospectus supplement relating to a series of securities so specifies, the depositor will deposit into one or more reserve funds cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agencies in the amount specified in the prospectus supplement. Each reserve fund will be established by the trustee as part of the trust fund for that series or for the benefit of the credit enhancement provider for that series. In the alternative or in addition to the initial deposit by the depositor, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

         Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of the related series, to pay expenses, to reimburse any credit enhancement provider for the series or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

         Amounts deposited into a reserve fund will be invested by the trustee in eligible investments maturing no later than the day specified in the related prospectus supplement.

Cross-Collateralization

         If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by

         o the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund, or

         o the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund.

Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

         If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

Minimum Principal Payment Agreement

         If provided in the prospectus supplement relating to a series of securities, the depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies named in the prospectus supplement under which the entity will provide certain payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for the series are not sufficient to make payments on the securities of the series as provided in the prospectus supplement.

Deposit Agreement

         If specified in a prospectus supplement, the depositor and the trustee for a series of securities will enter into a deposit agreement with the entity specified in the prospectus supplement on or before the sale of the related series of securities. The deposit agreement is intended to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The related prospectus supplement will describe the terms of any deposit agreement.

Financial Instruments

         If provided in the related prospectus supplement, the trust fund may include one or more financial instruments that are intended to meet the following goals:

         o to convert the payments on some or all of the loans and Private Label Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

         o to provide payments if any index rises above or falls below specified levels; or

         o to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

         The related prospectus supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

                               Servicing of Loans

General

         Under the pooling and servicing agreement or the servicing agreement for a series of securities, the servicer will provide customary servicing functions with respect to the loans comprising the primary assets of the related trust fund.

Collection Procedures; Escrow Accounts

         The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related governing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer has the discretion to

         o waive any assumption fee, late payment charge, or other charge in connection with a loan, and

         o to the extent provided in the related agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the loan.

         If the related prospectus supplement so provides, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which borrower payments for taxes, assessments, mortgage and hazard insurance policy premiums and other comparable items will be deposited. In the case of loans that do not require such payments under the related loan documents, the servicer will not be required to establish any escrow or impound account for those loans. The servicer will make withdrawals from the escrow accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow accounts to the extent required by law, to repair or otherwise protect the related property and to clear and terminate the escrow accounts. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

Deposits to and Withdrawals from the Collection Account

         Unless the related prospectus supplement specifies otherwise, the trustee or the servicer will establish a separate collection account in the name of the trustee. Unless the related prospectus supplement provides otherwise, the collection account will be

         o an account maintained at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each rating agency named in the prospectus supplement at levels satisfactory to the rating agency; or

         o an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or an account secured in a manner meeting requirements established by each rating agency named in the prospectus supplement.

         Unless otherwise specified in the related prospectus supplement, the funds held in the collection account may be invested in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

         Unless otherwise specified in the related prospectus supplement, the servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series, on the business day following the closing date, all scheduled payments of principal and interest on the primary assets due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by the servicer (other than, unless otherwise provided in the related prospectus supplement, in respect of principal of and interest on the related primary assets due on or before the cut-off date):

         o all payments in respect of principal, including prepayments, on the primary assets;

         o all payments in respect of interest on the primary assets after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement), related servicing fees payable to the servicer;

         o all Liquidation Proceeds after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement), the servicing fee, if any, in respect of the related primary asset;

         o        all Insurance Proceeds;

         o all amounts required to be deposited into the collection account from any reserve fund for the series pursuant to the related agreement;

         o all advances of cash made by the servicer in respect of delinquent scheduled payments on a loan and for any other purpose as required pursuant to the related agreement; and

         o all repurchase prices of any primary assets repurchased by the depositor, the servicer or the seller pursuant to the related agreement.

         Unless otherwise specified in the related prospectus supplement, the servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

         o to reimburse itself for advances that it made in connection with that series under the related agreement; provided that the servicer's right to reimburse itself is limited to amounts received on or in respect of particular loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related loans and Mortgaged Properties ("Insurance Proceeds")) that represent late recoveries of scheduled payments with respect to which the Advance was made;

         o to the extent provided in the related agreement, to reimburse itself for any advances that it made in connection with the series which the servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of scheduled payments respecting which the advance was made or from Liquidation Proceeds or Insurance Proceeds;

         o to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited into the collection account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

         o in the event the servicer has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery to the extent permitted by the related agreement;

         o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

         o to pay to the applicable person with respect to each primary asset or related real property that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

         o to make payments to the trustee of the series for deposit into the related distribution account or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

         o to clear and terminate the collection account pursuant to the related agreement.

         In addition, if the servicer deposits into the collection account for a series any amount not required to be deposited therein, the servicer may, at any time, withdraw the amount from the collection account.

Advances and Limitations on Advances

         The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances. Its obligation to make advances may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans that represent late recoveries of scheduled payments, Insurance Proceeds or Liquidation Proceeds respecting which an advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account(s), as the case may be, or from a specified reserve fund, as applicable, to the extent specified in the related prospectus supplement.

Maintenance of Insurance Policies and Other Servicing Procedures

         Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related prospectus supplement, the servicer will be required to maintain (or to cause the borrower under each loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

         The standard hazard insurance policies covering properties typically will contain a "coinsurance" clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including any improvements on the property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of

         o the actual cash value (i.e., replacement cost less physical depreciation) of the property, including the improvements, if any, damaged or destroyed, and

         o such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as their principal balances decrease, and since the value of the properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

         Unless otherwise specified in the related prospectus supplement, coverage will be in an amount at least equal to the greater of

         o the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy, and

         o        the outstanding principal balance of the related loan.

Unless otherwise specified in the related prospectus supplement, the servicer will also maintain on REO property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

         Any amounts collected by the servicer under insurance policies (other than amounts to be applied to the restoration or repair of the property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement) will be deposited into the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency named in the prospectus supplement, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

Realization upon Defaulted Loans

         The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that

         o the restoration or foreclosure will increase the Liquidation Proceeds of the related loan available to the holders after reimbursement to itself for its expenses, and

         o its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds.

However, in the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any REO property by the end of the third calendar year after the trust fund acquires beneficial ownership of the REO property. While the holder of an REO property can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the servicer nor the depositor will be required to do so.

         The servicer may arrange with the borrower on a defaulted loan a change in the terms of the loan to the extent provided in the related prospectus supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meets the other conditions set forth in the related prospectus supplement.

Enforcement of Due-on-Sale Clauses

         Unless otherwise specified in the related prospectus supplement for a series, when any property is about to be conveyed by the borrower, the servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related loan under any applicable "due-on-sale" clause, unless it reasonably believes that the clause is not enforceable under applicable law or if enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed. Under the assumption, the transferee of the property becomes liable under the loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

         Except as otherwise provided in the related prospectus supplement, the servicer will be entitled to a periodic servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

         Unless otherwise specified in the related prospectus supplement, the servicer will pay certain expenses incurred in connection with the servicing of the loans, including, without limitation, the payment of the fees and expenses of each trustee and independent accountants, payment of security policy and insurance policy premiums, if applicable, and the cost of any credit enhancement, and payment of expenses incurred in preparation of reports to holders.

         When a borrower makes a principal prepayment in full between due dates on the related loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement, in order that one or more classes of the securities of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the applicable trustee for deposit into the related distribution account an amount equal to one month's interest on the related loan (less the servicing fee). If the total amount of these shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

         Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of the servicer's expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies has been exhausted, the related holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the servicer's expenses, are less than the principal balance of and unpaid interest on the related loan that would be distributable to holders. In addition, the servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO property This right of reimbursement is prior to the rights of the holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other credit enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances.

         Unless otherwise specified in the related prospectus supplement, the rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of securities of the series.

Evidence as to Compliance

         If so specified in the related prospectus supplement, the applicable governing agreement will provide that, each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of the loans by the servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for such exceptions as the firm believes to be immaterial and any other exceptions set forth in the statement.

         If so specified in the related prospectus supplement, the applicable agreement will also provide for delivery to the trustee of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the agreement throughout the preceding calendar year.

Certain Matters Regarding the Servicer

         The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

         If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Unless otherwise specified in the related prospectus supplement, the events of default and the rights of a trustee upon a default under the agreement for the related series will be substantially similar to those described under "The Agreements--Events of Default; Rights upon Event of Default--Pooling and Servicing Agreement; Servicing Agreement" in this prospectus.

         Unless otherwise specified in the prospectus supplement, the servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement unless the successor servicer accepting such assignment or delegation

         o        services similar loans in the ordinary course of its business;

         o        is reasonably satisfactory to the trustee;

         o has a net worth of not less than the amount specified in the prospectus supplement;

         o would not cause the rating of the related securities by a rating agency named in the prospectus supplement, as such rating is in effect immediately prior to the assignment, sale or transfer, to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

         o executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, that contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the servicer under the agreement from and after the date of the agreement.

         No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above. In this instance, however, the assigning servicer will remain liable for the servicing obligations under the agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

         Except to the extent otherwise provided, each agreement will provide that neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the agreement. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of those obligations and duties. In addition, the agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the agreement that, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

                                 The Agreements

         The following summaries describe the material provisions of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and the indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements applicable to the particular series of securities. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

Assignment of Primary Assets

         General. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the related trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund. This assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date (except for any retained interests). The trustee will, concurrently with the assignment, execute and deliver the securities.

         Assignment of Mortgage Loans. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee (or, if specified in the prospectus supplement, a custodian on behalf of the trustee), as to each Residential Loan and Home Equity Loan, the related note endorsed without recourse to the order of the trustee or in blank, the original mortgage, deed of trust or other security instrument with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to such recording office), and an assignment of the mortgage in recordable form. The trustee or, if so specified in the related prospectus supplement, the custodian will hold these documents in trust for the benefit of the holders.

         If so specified in the related prospectus supplement, at the time of issuance of the securities, the depositor will cause assignments to the trustee of the mortgages relating to the loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the prospectus supplement, the depositor will cause the assignments to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. In this event, the prospectus supplement will specify whether the agreement requires the depositor to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

         Assignment of Home Improvement Contracts. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee or the custodian each original Home Improvement Contract and copies of related documents and instruments and, except in the case of unsecured Home Improvement Contracts, the security interest in the related home improvements. In order to give notice of the right, title and interest of holders to the Home Improvement Contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related prospectus supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the trust fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of the assignment, the interest of holders in the Home Improvement Contracts could be defeated. See "Material Legal Aspects of the Loans--The Home Improvement Contracts" in this prospectus.

         Assignment of Manufactured Housing Contracts. If specified in the related prospectus supplement, the depositor or the seller will deliver to the trustee the original contract as to each Manufactured Housing Contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans -- The Contracts."

         Loan Schedule. Each loan will be identified in a schedule appearing as an exhibit to the related and will specify with respect to each loan:

         o        the original principal amount,

         o        its unpaid principal balance as of the cut-off date,

         o        the current interest rate,

         o        the current scheduled payment of principal and interest,

         o        the maturity date, if any, of the related note, and

         o if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

         Assignment of Agency and Private Label Securities. The depositor will cause the Agency and Private Label Securities to be registered in the name of the trustee (or its nominee or correspondent). The trustee (or its nominee or correspondent) will take possession of any certificated Agency or Private Label Securities. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of, or be assignee of record of, any loans underlying the Agency or Private Label Securities. See "The Trust Funds--Private Label Securities" in this prospectus. Each Agency and Private Label Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each Agency and Private Label Security conveyed to the related trust fund. In the agreement, the depositor will represent and warrant to the trustee that:

         o the information contained in the Agency or Private Label Securities schedule is true and correct in all material respects,

         o immediately prior to the conveyance of the Agency or Private Label Securities, the depositor had good title and was the sole owner of the Agency or Private Label Securities (subject to any retained interest),

         o there has been no other sale of the Agency or Private Label Securities, and

         o there is no existing lien, charge, security interest or other encumbrance on the Agency or Private Label Securities (other than any retained interest).

         Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee (or custodian) is found by the trustee, within 90 days of the execution of the related agreement (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date), to be defective in any material respect and the depositor or seller does not cure such defect within 90 days (or within any other period specified in the related prospectus supplement) the depositor or seller will, not later than 90 days (or within such any period specified in the related prospectus supplement), after the trustee's notice to the depositor or the seller, as the case may be, of the defect, repurchase from the trustee the related primary asset or any property acquired in respect of the asset. Unless otherwise specified in the related prospectus supplement, the repurchase shall be effected at a price equal to the sum of:

         o        the lesser of

                  -   the principal balance of the primary asset, and

                  - the trust fund's federal income tax basis in the primary asset;

plus

         o accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement.

[However, the purchase price shall not be limited to the trust fund's federal income tax basis in the asset, if the repurchase at a price equal to the principal balance of the repurchased primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.]

         If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the non-conforming primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets. If no REMIC election is made with respect to the trust fund, the substitution must be effected within 120 days of the date of initial issuance of the securities. If a REMIC election is made with respect to the trust fund the trustee must have received after a specified time period a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

         Unless otherwise specified in the related prospectus supplement, any qualifying substitute primary asset will, on the date of substitution, meet the following criteria:

         o it has a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the deleted primary asset (the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders),

         o it has an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,

         o it has a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset; and

         o it complies with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

         Unless otherwise provided in the related prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in the documentation for a primary asset.

         The depositor or another entity will make representations and warranties with respect to primary assets for each series. If the depositor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor or the other entity will be obligated to repurchase the affected primary asset or, if provided in the prospectus supplement, provide a qualifying substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

         The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or seller of the non-conforming primary assets. See "Risk Factors--Only the assets of the related trust fund are available to pay your certificates" in this prospectus.

         No holder of securities of a series, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement to institute any proceeding with respect to agreement, unless holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities of the series have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

Reports to Holders

         The applicable trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

         o the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

         o the amount of interest distributed to holders of the related securities and the current interest on the securities;

         o the amount of any overdue accrued interest included in such distribution, any remaining overdue accrued interest with respect to the securities, or any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

         o the amount of any overdue payments of scheduled principal included in the distribution, any remaining overdue principal amounts with respect to the securities, any current shortfall in receipt of scheduled principal payments on the related primary assets, or any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the securities;

         o the amount received under any related credit enhancement, and the remaining amount available under the credit enhancement;

         o the amount of any delinquencies with respect to payments on the related primary assets;

         o the book value of any REO property acquired by the related trust fund; and

         o        other information specified in the related agreement.

         In addition, within a reasonable period of time after the end of each calendar year, the applicable trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during the calendar year:

         o the total of the amounts reported pursuant to clauses under the first and second bullets above and under the last clause of the fourth bullet above for the calendar year, and

         o the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the securities.

         Information in the distribution date statements and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to its servicing of the loans. See "Servicing of Loans--Evidence as to Compliance" in this prospectus.

         If so specified in the prospectus supplement, the related series of securities (or one or more classes of the series) will be issued in book-entry form. In that event, owners of beneficial interests in those securities will not be considered holders and will not receive such reports directly from the trustee. The trustee will forward reports only to the entity or its nominee that is the registered holder of the global certificate that evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of the participants and indirect participants.

Events of Default; Rights upon Event of Default

         Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related prospectus supplement, "events of default" under the pooling and servicing agreement for each series of certificates include:

         o any failure by the servicer to deposit amounts in the collection account and distribution account(s) to enable the trustee to distribute to holders of securities of the series any required payment, provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice to the servicer by the trustee, or to the servicer and the trustee by holders having not less than 25% of the total voting rights of the series;

         o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written to the servicer by the trustee, or to the servicer and the trustee by the holders having not less than 25% of the total voting rights of the of the series; and

         o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

         So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee or holders of securities of the series having not less than 51% of the total voting rights of the series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement, which rights the servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

         In the event that the trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

         During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of securities of the series, and, unless otherwise specified in the related prospectus supplement, holders of securities having not less than 51% of the total voting rights of the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee as a result. The trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.

         Indenture. Unless otherwise specified in the related prospectus supplement, "events of default" under the indenture for each series of notes include:

         o a default for thirty (30) days or more in the payment of any principal of or interest on any note of the series;

         o failure to perform any other covenant of the depositor or the trust fund in the indenture, provided that the failure continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

         o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

         o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; and

         o any other event of default specified with respect to notes of that series.

         If an event of default with respect to the then-outstanding notes of any series occurs and is continuing, either the indenture trustee or the holders of a majority of the total amount of those notes may declare the principal amount of all the notes of the series (or, if the notes of that series are zero coupon securities, such portion of the principal amount as may be specified in the related prospectus supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the holders of a majority of the total amount of those notes.

         If, following an event of default with respect to any series of notes, the related notes have been declared to be due and payable, the indenture trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default (other than a default in the payment of any principal of or interest on any note of the series for thirty (30) days or more), unless:

         o the holders of 100% of the total amount of the then-outstanding notes of the series consent to the sale; or

         o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or

         o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the total amount of the then-outstanding notes of the series.

         In the event that the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an event of default of this type, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

         Unless otherwise specified in the related prospectus supplement, in the event that the principal of the notes of a series is declared due and payable as described above, holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that remains unamortized.

         Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offer security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of amount of the then-outstanding notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to those notes, and the holders of a majority of the amount of the amount of the then- outstanding notes of the series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all affected holders of the outstanding notes.

The Trustees

         The identity of the commercial bank, savings and loan association or trust company named as the trustee or indenture trustee, as the case may be, for each series of securities will be set forth in the related prospectus supplement. Entities serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related agreement will be conferred or imposed upon that trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided, however, that the trustee will continue to be responsible for its duties and obligations under the agreement.

Duties of Trustees

         No trustee will make any representations as to the validity or sufficiency of the related agreement, the securities or of any primary asset or related documents. If no event of default (as defined in the related agreement) has occurred, the applicable trustee will be required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the agreement.

         Each trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related holders in an event of default. No trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Trustees

         Each trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. Each trustee may also be removed at any time

         o if the trustee ceases to be eligible to continue as such under the related agreement, or

         o        if the trustee becomes insolvent, or

         o the holders of securities having more than over 50% of the total voting rights of the securities in the trust fund give written notice to the trustee and to the depositor.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

Amendment of Agreement

         Unless otherwise specified in the prospectus supplement, the Agreement for each series of securities may be amended by the depositor, the servicer (with respect to a series relating to loans), and the trustee, without notice to or consent of the holders, for the following purposes:

         o        to cure any ambiguity,

         o to correct any defective provisions or to correct or supplement any provision in the agreement,

         o to add to the duties of the depositor, the applicable trustee or the servicer,

         o to add any other provisions with respect to matters or questions arising under the agreement or related credit enhancement,

         o to add or amend any provisions of the agreement as required by any rating agency named in the prospectus supplement in order to maintain or improve the rating of the securities (it being understood that none of the depositor, the seller, the servicer or any trustee is obligated to maintain or improve the rating), or

         o        to comply with any requirements imposed by the Code.

In no event, however, shall any amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holders of the series, as evidenced by an opinion of counsel delivered to the trustee. Unless otherwise specified in the prospectus supplement, an amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency named in the prospectus supplement that the amendment will not cause the rating agency to reduce its then-current rating.

         Unless otherwise specified in the prospectus supplement, each agreement for a series may also be amended by the applicable trustee, the servicer, if applicable, and the depositor with the consent of the holders possessing not less than 66 2/3% of the total outstanding principal amount of the securities of the series (or, if only certain classes are affected by the amendment, 66 2/3% of the total outstanding principal amount of each affected class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement, or modifying in any manner the rights of holders of the series. In no event, however, shall any amendment

         o reduce the amount or delay the timing of payments on any security without the consent of the holder of the security, or

         o reduce the percentage of the total outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of the total outstanding principal amount of each affected class.

Voting Rights

         The prospectus supplement will set forth the method of determining allocation of voting rights with respect to the related series of securities.

List of Holders

         Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement (which request is accompanied by a copy of the communication such holders propose to transmit), the trustee will afford them access during business hours to the most recent list of holders of that series held by the trustee.

         No agreement will provide for the holding of any annual or other meeting of holders.

Book-Entry Securities

         If specified in the related prospectus supplement for a series of securities, the securities (or one or more of the securities) may be issued in book-entry form. In that event, beneficial owners of those securities will not be considered "Holders" under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.

REMIC Administrator

         For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, which may be an affiliate of the depositor.

Termination

         Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them under the agreement in the circumstances described in the related prospectus supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination" in this prospectus.

         Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of the series.

         In addition to such discharge with certain limitations, if so specified with respect to the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registration of the transfer or exchange of those notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their notes until maturity.

                       Material Legal Aspects of the Loans

         The following discussion contains general summaries of material legal matters mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the loans may be situated.

Mortgages

         The Residential Loans and Home Equity Loans for a series will, and the Home Improvement Contracts for a series may, be secured by mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. We refer to Residential Loans, Home Equity Loans and Home Improvement Contracts that are secured by mortgages as "mortgage loans." The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Foreclosure on Mortgages

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure of a deed of trust generally is accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, and sometimes requires up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage or a deed of trust, a public sale is conducted by the referee or other designated officer or by the trustee. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. The lender may purchase the property for a lesser amount in order to preserve its right against the borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Environmental Risks

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the loans. The failure to comply with these laws and regulations may result in fines and penalties.

         Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

         In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against the property. Under CERCLA, the clean-up lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by the current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (SWDA) provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

         A regulation promulgated by the U.S. Environmental Protection Agency
(EPA) in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C. Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of SWDA. That regulation has not been struck down.

         On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

         Generally, ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender

         o exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or

         o exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance.

ACA also specifies certain activities that are not considered to be "participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

         ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

         ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the trust fund does in connection with the mortgage loans and the Home Improvement Contracts.

         If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans would be imposed on the related trust fund, and thus occasion a loss to the holders, therefore depends on the specific factual and legal circumstances at issue.

Rights of Redemption

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgages

         The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the related trust fund (and therefore of the security holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Federal Bankruptcy Code, the Soldiers' and Sailors' Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to Federal Bankruptcy Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the Federal Bankruptcy Code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

         In a chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

         The Federal Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders that originate loans and that fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Due-on-Sale Clauses in Mortgage Loans

         Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         In addition, under the Federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from bankruptcy proceedings.

Enforceability of Prepayment and Late Payment Fees

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Equitable Limitations on Remedies

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

         Title V authorizes any state to reimpose interest rate limits by adopting a state law before April 1, 1983 or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

The Home Improvement Contracts and the Manufactured Housing Contracts

         General

         The Home Improvement Contracts and Manufactured Housing Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests," each as defined in the Uniform Commercial Code (UCC) in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

         Security Interests in Home Improvements

         A Home Improvement Contract that is secured by the related home improvements grants to the originator of the contract a purchase money security interest in the related home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         Enforcement of Security Interest in Home Improvements

         So long as the home improvement has not become subject to real estate law, a creditor can repossess a home improvement securing a Home Improvement Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days' notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower will have no assets from which to pay a judgment.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         Security Interests in the Manufactured Homes

         The manufactured homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so requires. With respect to each transaction, a decision will be made as to whether or not the security interests of the trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the Manufactured Housing Contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

         In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

         Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

         Consumer Protection Laws

         The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the related debtor. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts or Manufactured Housing Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Sales Contracts

         The loans may also consist of installment sales contracts. Under an installment sales contract the seller/lender retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the purchaser/borrower of the contract is the seller/lender obligated to convey title to the property to the borrower. As with mortgage or deed of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

         The method of enforcing the rights of the seller/lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The seller/lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment sales contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Soldiers' and Sailors' Civil Relief Act of 1940

         Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service,

         o are entitled to have their interest rates reduced and capped at 6% per year, on obligations (including loans) incurred prior to the commencement of military service for the duration of military service, and

         o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service, and

         o may have the maturity of their obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with his obligations is not materially impaired by military service, the court may apply equitable principles accordingly.

If a borrower's obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Relief Act, none of the trust fund, the servicer, the depositor or the trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the holders of the related securities. Unless otherwise specified in the related prospectus supplement, any shortfalls in interest collections on loans (or underlying loans), included in a trust fund for a series resulting from application of the Relief Act will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans (or underlying loans) in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans (or underlying loans) had the interest shortfall not occurred.

                                  The Depositor

         The depositor, Bear Stearns Asset Backed Securities, Inc., was incorporated in the state of Delaware in June 1995, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor's principal executive offices are located at 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272-4095.

         The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments. The depositor securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by senior or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness. The depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the depositor's Certificate of Incorporation limits the depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

                                 Use of Proceeds

         The depositor will apply all or substantially all of the net proceeds from the sale of each of the related trust fund series of securities for one or more of the following purposes:

         o        to purchase the primary assets of the related trust fund,

         o to repay indebtedness incurred to obtain funds to acquire the primary assets of the related trust fund,

         o to establish any reserve funds described in the related prospectus supplement, and

         o to pay costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement.

         If specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by delivering the securities to the seller in exchange for the primary assets.

                   Material Federal Income Tax Considerations

General

         The following summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities is based on the opinion of Brown & Wood LLP or other tax counsel designated in the prospectus supplement, as special counsel to the depositor. This summary is based upon the provisions of the Internal Revenue Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change either prospectively or retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Code. Prospective investors may wish to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the securities.

         The federal income tax consequences to security holders will vary depending on whether

         o        the securities of a series are classified as indebtedness;

         o an election is made to treat the trust fund relating to a particular series of securities as a real estate mortgage investment conduit or REMIC under the Code;

         o the securities represent an ownership interest in some or all of the assets included in the trust fund for a series;

         o an election is made to treat the trust fund relating to a particular series of certificates as a partnership; or

         o an election is made to treat the Trust Fund relating to a particular series of securities as a Financial Asset Securitization Investment Trust or FASIT under the Code.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to the series.

Taxation of Debt Securities

         Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

         o securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and

         o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

         Interest and Acquisition Discount. In the opinion of tax counsel, securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. When we refer to "debt securities" in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

         In the opinion of tax counsel, "compound interest securities" (i.e., debt securities that permit all interest to accrue for more than one year before payments of interest are scheduled to begin) will, and certain of the other debt securities issued at a discount may, be issued with "original issue discount" or OID. The following discussion is based in part on the OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a debt security and its issue price. In the opinion of tax counsel, a holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt security holder for accrued interest that relates to a period prior to the issue date of the debt security. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."

         Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is a remote contingency or reasonable remedies exist to compel payment. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

         Under the de minimis rule, OID on a debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

         o        the interest is unconditionally payable at least annually,

         o the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

         o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of compound interest securities, certain interest weighted securities, and certain of the other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

         The Internal Revenue Service issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to section 1272(a)(6) of the Code, such as the debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

         The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a debt security not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) would equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of a debt instrument's issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt instrument in all prior periods, other than qualified stated interest payments.

         The debt securities will be "pay-through securities," which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

         o        sum of

                  (a) the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

                  (b) the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

over

         o the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

         o the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

         o events that have occurred before the end of the accrual period and

         o the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

         Certain classes of securities that are regular REMIC interests may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a debt security will also be required to include OID in gross income, but the holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security's issue price) to offset such OID by comparable economic accruals of portions of the excess.

         Effects of Defaults and Delinquencies. In the opinion of tax counsel, holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

         Interest Weighted Securities. An "interest weighted security" is a security that is a REMIC regular interest or a "stripped" security (as discussed under "--Tax Status as a Grantor Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the interest weighted security as a compound interest security. However, in the case of interest weighted securities that are entitled to some payments of principal and whose interest is determined based on the principal balance, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities" below.

         Variable Rate Debt Securities. In the opinion of tax counsel, in the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

         Market Discount. In the opinion of tax counsel, a purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

         o on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

         o in the ratio of (a) in the case of securities not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the debt security, the excess of interest paid or accrued to purchase or carry the security with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         Premium. In the opinion of tax counsel, a holder who purchases a debt security at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

         On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to code section 1272(a)(6) of the Code. Prospective purchasers of the debt securities should consult their tax advisors regarding the possible application of rules analogous to the amortizable bond premium regulations.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium as interest, based on a constant yield method for Debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

Taxation of the REMIC and its Holders

         General. In the opinion of tax counsel, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable governing agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related prospectus supplement.

         Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, in the opinion of tax counsel:

         o securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code
                  Section 7701(a)(19)(C)); and

         o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets).

If less than 95% of the REMIC's assets consist of assets described in the immediately preceding bullets, then a security will qualify for the tax treatment described in the previous sentence in the proportion that such REMIC's assets are qualifying assets.

REMIC Expenses; Single Class REMICs

         o As a general rule, in the opinion of tax counsel, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a "single class REMIC," however, the expenses will be allocated under Treasury regulations among the holders of the REMIC regular interest securities and the holders of the REMIC residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a REMIC regular interest security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income.

Unless otherwise specified in the related prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC residual interest securities.

Taxation of the REMIC

         General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of tax counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the REMIC residual interests. As described above, the REMIC regular interests are generally taxable as debt of the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of Residual Interest Securities", would cause the trust not to be treated as a REMIC for that year and thereafter. In this event, the entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

         Calculation of REMIC Income. In the opinion of tax counsel, the taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

         o the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and

         o deductions, including stated interest and original issue discount accrued on the REMIC regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

The holder of a REMIC residual interest security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed 2% of the holder's adjusted gross income and not at all for AMT purposes.

         For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of pay-through securities accrue OID (i.e., under the constant yield method taking into account the prepayment assumption). The REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See "--Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the prepayment assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

         Prohibited Transactions Tax and Contributions Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions," called the "Prohibited Transactions Tax." In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that any REMIC comprising the trust fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property, called the "Contributions Tax." Neither of the REMICs comprising the trust fund will accept contributions that would subject it to such tax.

         Further, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property held as inventory.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the pooling and servicing agreement or in respect of compliance with then applicable law, such tax will be borne by the master servicer or trustee in either case out of its own funds. In the event that the master servicer or the trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the relevant REMIC within the trust fund with amounts otherwise distributable to the holders of Certificates in the manner provided in the pooling and servicing agreement.

Taxation of Holders of Residual Interest Securities

         In the opinion of tax counsel, the holder of a certificate representing a REMIC residual interest will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders (on that day) of the residual interest securities in proportion to their respective holdings on that day.

         In the opinion of tax counsel, the holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, if the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income of a REMIC may also be greater in earlier years as a result of the fact that interest expense deductions, as a percentage of outstanding principal on the REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to each fixed rate loan will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a REMIC residual interest security is taxed on the net income of the REMIC, the taxable income derived from the residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. The after-tax yield on a residual interest security may be less than that of a corporate bond or stripped instrument and, if no payment expected, generally would be negotiable.

         Limitation on Losses. In the opinion of tax counsel, the amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a REMIC residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code. Holders should consult their tax advisers with respect to such additional limitations.

         Distributions. In the opinion of tax counsel, distributions on a REMIC residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of the residual interest security. If the amount of the payment exceeds the holder's adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of the excess.

         Sale or Exchange. In the opinion of tax counsel, the holder of a residual interest security will recognize gain or loss on the sale or exchange of the residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of sale or exchange. A holder's adjusted basis in a residual interest security generally equals the cost of the residual interest security increased by the taxable income of the REMIC that was included in the income of the holder and decreased by distributions received thereon by the holder. Except to the extent provided in regulations which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition. In that event, the loss will be used to increase the residual interest security holder's adjusted basis in the newly acquired asset.

         Excess Inclusions. In the opinion of tax counsel, the portion of the REMIC taxable income of a holder of a residual interest security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "--Tax Treatment of Foreign Investors" below. The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from residual interest securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual interest securities continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder.

         o First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.

         o Second, the residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.

         o Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of

         o REMIC taxable income for the quarterly period allocable to a residual interest security,

over

         o the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the startup day multiplied by (ii) the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, transfers of residual interest securities may be disregarded in certain circumstances. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

         Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "disqualified organization" including the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

         If a residual interest security is transferred to a disqualified organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a residual interest security, the pass-through entity will be required to pay an annual tax on an allocable share of the excess inclusion income of the REMIC.

         Under the REMIC Regulations, if a residual interest security is a "noneconomic residual interest" as described below, the transfer of a residual interest security to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. Such a purpose exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC (i.e., the transferor had "improper knowledge"). However, a safe harbor exists under which a transferor is presumed to lack such knowledge provided that the following two conditions are met:

         o the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee had historically paid its debts as they became due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due; and

         o the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding the residual interest as they become due.

         A residual interest security is a "noneconomic residual interest" unless, at the time of the transfer:

         o the present value of the expected future distributions on the residual interest security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs; and

         o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

         If a transfer of a residual interest security is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to U.S. Persons. See "--Tax Treatment of Foreign Investors" below.

         New proposed Treasury regulations issued on February 4, 2000 would add a third condition to the safe harbor under which transfers of noneconomic residual interests would not be disregarded for federal income tax purposes. Under the new proposed regulations, a transfer of a noneconomic residual interest will qualify under this safe harbor only if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of:

         o any consideration given to the transferee to acquire the interest;

         o        future distributions on the interest; and

         o any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value generally is calculated using a discount rate equal to the applicable federal rate. The new proposed regulations have a proposed effective date of February 4, 2000.

         A recently issued revenue procedure provides that, during the period in which the IRS and Treasury consider comments on the new proposed regulations, a transferor will be presumed to lack improper knowledge if:

         o both conditions specified in the third preceding paragraph are satisfied; and

         o either (x) the safe harbor formula specified in the immediately preceding paragraph is satisfied or (y) the following three conditions are satisfied:

         o for financial reporting purposes, the transferee's gross assets exceed $100 million and its net assets exceed $10 million for the current year and prior two fiscal years, excluding certain related party obligations;

         o the transferee is an eligible corporation (i.e., a U.S. branch of a domestic C corporation (other than a tax-exempt corporation, a RIC, a REIT, a REMIC or cooperative)) that will not be subject to net tax by a foreign country or U.S. possession in respect of the residual interest security and agrees in writing that any subsequent transfer of the residual interest will be to an eligible corporation that satisfies this safe harbor; and

         o the facts and circumstances known to the transferor, including any payment actually made to the transferee, must not reasonably indicate that the taxes associated with the residual interest will not be paid. Prospective investors should consult their own tax advisors as to the applicability and effect of the new proposed regulations and the Revenue Procedure.

         Mark-to-Market Rules. Prospective purchasers of a REMIC residual interest security should be aware that the IRS recently issued final mark-to-market regulations which provide that a REMIC residual interest security acquired after January 3, 1995 cannot be mark-to-market.

Administrative Matters

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

         General. As further specified in the related prospectus supplement, if a REMIC election is not made and the trust fund is not structured as a partnership, then, in the opinion of tax counsel, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. We refer to the securities of a series of this type as ("pass-through securities"). In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In the case of ("stripped securities"), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

         In the opinion of tax counsel, each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as trust expense fees to the applicable trustee and the servicer and similar fees), at the same time and in the same manner as the items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the trust expense fees. In the case of pass-through securities other than stripped securities, income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct trust expense fees under section 162 or section 212 of the Code to the extent that such fees represent "reasonable" compensation for the services rendered by the applicable trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, trust expense fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability.

         Discount or Premium on Pass-Through Securities. In the opinion of tax counsel, the holder's purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a stripped security, a holder of the security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of pass-through securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security itself. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities --Market Discount" and "--Premium" above.

         In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         Stripped Securities. A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Ratio stripped securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

         Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan's principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

         The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to stripped securities and other pass-through securities. Under the cash flow bond method described above for pay-through securities, a prepayment assumption is used and periodic recalculations are made that take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as stripped securities, which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for such securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to pass-through securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each loan underlying a security.

         Under certain circumstances, if the loans prepay at a rate faster than the prepayment assumption, the use of the cash flow bond method may accelerate the holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate the holder's recognition of income.

         In the case of a stripped security that is an interest weighted security, the applicable trustee intends, absent contrary authority, to report income to holders as OID, in the manner described above for interest weighted securities.

         Possible Alternative Characterizations. The characterizations of the stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

         o in certain series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

         o the non-Interest Weighted securities are subject to the contingent payment provisions of the new proposed regulations; or

         o each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

         Character as Qualifying loans. In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent:

         o "real estate assets" within the meaning of section 856(c)(4)(A) of the Code; and

         o "loans secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code.

Interest income attributable to pass-through securities and stripped securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

         Subject to the discussion below with respect to any trust fund as to which a partnership election is made, in the opinion of tax counsel, a holder's tax basis in a security is the price the holder pays for the security, increased by amounts of OID or market discount included in income, and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is more than one year and short-term capital gain or loss if the holding period of the Security is one year or less. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

         In the case of a security held by a bank, thrift, or similar institution described in section 582 of the Code, gain or loss realized on the sale or exchange of a security will be taxable as ordinary income or loss. In addition, gain from the disposition of a REMIC regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of:

         o the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over

         o the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

Miscellaneous Tax Aspects

         Backup Withholding. Subject to the discussion below with respect to any trust fund as to which a partnership election is made, a holder, other than a holder of a REMIC residual interest security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% (or a rate as adjusted for payments made after August 6, 2001) "Backup Withholding Rate" with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security:

         o fails to furnish the applicable trustee with its taxpayer identification number;

         o        furnishes the applicable trustee an incorrect TIN;

         o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

         o under certain circumstances, fails to provide the applicable trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

         Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain nonresident alien individuals, foreign partnerships or foreign corporations. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The applicable trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax Treatment of Foreign Investors

         Subject to the discussion below with respect to any trust fund as to which a partnership election is made, under the Code, unless interest (including
OID) paid on a security (other than a residual interest security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, in the opinion of tax counsel, interest will normally qualify as portfolio interest, and will be exempt from federal income tax. However, interest will not qualify as portfolio interest where:

         o the recipient is a holder, directly or by attribution of 10% or more of the capital or profits interest in the issuer, or

         o the recipient is a controlled foreign corporation to which the issuer is a related person.

         For interest to qualify for the portfolio interest exemption from U.S. withholding tax, the holder must generally complete a Form W-8BEN indicating that the holder is a non-U.S. Person. The Form W-8BEN, or in certain circumstances other documentation, must be provided to the person otherwise required to withhold U.S. tax. If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the security, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the security and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the security. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

         Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and appropriate documentation is provided to the person otherwise required to withhold. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of REMIC residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, the holder of a residual interest security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the residual interest security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC Regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a nonresident alien individual, foreign partnership or foreign corporation transfers a residual interest security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions" above.

Tax Characterization of the Trust Fund as a Partnership

         Tax counsel is of the opinion that a trust fund structured as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the trust fund were taxable as a corporation for federal income tax purposes, in the opinion of tax counsel, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any such tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

         Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. As a result, tax counsel is, (except as otherwise provided in the related prospectus supplement,) of the opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

         OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not "indexed securities" or "strip notes." Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, in the opinion of tax counsel, the notes will not be considered issued with OID. The stated interest in the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a note that is a "short-term note" (i.e., it has a fixed maturity date of not more than one year from the issue date) may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

         Sale or Other Disposition. In the opinion of tax counsel, if a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Foreign Holders. In the opinion of tax counsel, interest payments made (or accrued) to a noteholder who is a "foreign person" (i.e., nonresident alien, foreign corporation or other non-U.S. Person) generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

         o is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code; and

         o provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address.

If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the certificate, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the certificate and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the certificates. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. If a note is held through a securities clearing organization or certain other financial institutions, the foreign person that owns the note should furnish such organization or institution with a Form W-8BEN or a similar form. The organization or institution may then be required to forward the Form W-8BEN to the withholding agent. If interest is not portfolio interest and is not effectively connected with the conduct of a U.S. trade or business, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of tax counsel, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

Tax Consequences to Holders of the Certificates

         Treatment of the Trust Fund as a Partnership. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates is an indexed security or a strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

         Partnership Taxation. If the trust fund is a partnership, in the opinion of tax counsel, the trust fund will not be subject to federal income tax. Rather, in the opinion of tax counsel, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

         In the opinion of tax counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

         o the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

         o any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

         o prepayment premium payable to the certificateholders for that month; and

         o any other amounts of income payable to the certificateholders for that month.

         This allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, in the opinion of tax counsel, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, in the opinion of tax counsel, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

         In the opinion of tax counsel, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to the holder under the Code.

         In the opinion of tax counsel, an individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

         The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

         Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, in the opinion of tax counsel, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan-by-loan basis.)

         If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

         Section 708 Termination. In the opinion of tax counsel, under section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued May 9, 1997 under section 708 of the Code, if such a termination occurs, the trust fund would be deemed to contribute its assets to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the original trust fund liquidation thereof, which would not constitute a sale or exchange.

         Disposition of Certificates. Generally, in the opinion of tax counsel, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

         Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

         Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust fund. Books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

         o the name, address and taxpayer identification number of the nominee; and

         o as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

         In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

         The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN or a similar form, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax at the Backup Withholding Rate if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            State Tax Considerations

         In addition to the federal income tax considerations described in this prospectus under "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                                FASIT Securities

         General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed FASIT securities effective on September 1, 1997. On February 4, 2000, the IRS and Treasury issued proposed Treasury regulations for FASITs. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that certain anti-abuse rules would apply as of February 4, 2000. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT securities. With respect to each series of FASIT securities, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT securities will be classified as either FASIT "regular securities," which generally will be treated as debt for federal income tax purposes, or FASIT "ownership securities," which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series. The prospectus supplement for each series of securities will indicate whether one or more FASIT elections will be made for the series, and which securities of the series will be designated as regular securities, and which, if any, will be designated as ownership securities.

         Qualification as a FASIT. The trust fund underlying a series (or one or more designated pools of assets held in the trust fund) will qualify under the Code as a FASIT in which the FASIT regular securities and the FASIT ownership securities will constitute the "regular interests" and the "ownership interests," respectively, if

         o        a FASIT election is in effect,

         o certain tests concerning the composition of the FASIT's assets and the nature of the holders' interest in the FASIT are met on a continuing basis, and

         o the trust fund is not a regulated investment company or RIC as defined in section 851(a) of the Code.

         However, the qualification as a FASIT of any trust fund for which a FASIT election is made depends on the trust's ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, the requirements of any final Treasury regulations that may be promulgated in the future under the FASIT provisions or as a result of any change in applicable law. Thus, no assurances can be made regarding the qualification as a FASIT of any trust for which a FASIT election is made at any particular time after the issuance of securities by the trust.

         Asset Composition. In order for a trust fund (on one or more designated pools of assets held by a trust fund) to be eligible for FASIT status, substantially all of the assets of the trust fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter. Permitted assets include

         o        cash or cash equivalents,

         o debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate,

         o        foreclosure property,

         o certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

         o contract rights to acquire qualifying debt instruments or qualifying hedging instruments,

         o        FASIT regular interests, and

         o        REMIC regular interests.

         o Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to the holder.

         Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT must meet certain requirements. All of the interests in a FASIT must belong to either

         o        one or more classes of regular interests or

         o a single class of ownership interest that is held by a fully taxable domestic corporation. In the case of series that include FASIT ownership securities, the ownership interest will be represented by the FASIT ownership securities.

         A FASIT interest generally qualifies as a regular interest if

         o        it is designated as a regular interest,

         o        it has a stated maturity no greater than thirty years,

         o        it entitles its holder to a specified principal amount,

         o the issue price of the interest does not exceed 125% of its stated principal amount,

         o the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and

         o if it pays interest, such interest is payable either at a fixed rate with respect to the principal amount of the regular interest or at a permissible variable rate with respect to the principal amount.

Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Variable Rate Debt Securities" in this prospectus.

         If a FASIT security fails to meet one or more of the requirements set out in the third, fourth or fifth bullet in the preceding paragraph, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "high-yield interest." In addition, if a FASIT security fails to meet the requirements of the final bullet in the preceding paragraph, but the interest payable on the security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the security also will qualify as a high-yield interest. A high-yield interest may be held only by domestic corporations that are fully subject to corporate income tax, other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of high-yield interests are subject to limitations on offset of income derived from such interest. See "--Tax Treatment of FASIT Regular Securities" and "--Treatment of High-Yield Interests" below.

         Anti-Abuse Rule. Under proposed Treasury regulations, the IRS Commissioner may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

         Consequences of the Failure of the FASIT Trust to Qualify as a FASIT. If a FASIT trust fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, proposed Treasury regulations provide that its FASIT status would be lost for that year and the FASIT trust would be unable to elect FASIT status without the Commissioner's approval. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT would be determined under general federal income tax principles. The holder of the FASIT ownership security would be treated as exchanging the assets of the former FASIT for an amount equal to their value and gain recognized would be treated as gain from a prohibited transaction that is subject to the 100% tax, without exception. Loss, if any, would be disallowed. In addition, the holder of the FASIT ownership security must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each FASIT regular security outstanding immediately before the loss of FASIT status over its fair market value. If the holder of the FASIT ownership security has a continuing economic interest in the former FASIT, the characterization of this interest is determined under general federal income tax principles. Holders of FASIT regular securities are treated as exchanging their securities for interests in the new entity classification of the former FASIT, which the classification is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs either in kind or extent. The basis of the interest in the new entity classification of the former FASIT equals the basis in the FASIT regular security increased by any gain recognized on the exchange.

         Tax Treatment of FASIT Regular Securities. Payments received by holders of FASIT regular securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC regular securities. As in the case of holders of REMIC regular securities, holders of FASIT regular securities must report income from such securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT regular securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT regular security generally will be treated as ordinary income to the holder and a principal payment on the security will be treated as a return of capital to the extent that the holder's basis is allocable to that payment. FASIT regular securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on the securities in the same manner described for REMIC regular securities. See "Material Federal Income Tax Considerations--Taxation of Debt Securities," "--Market Discount," and "--Premium" in this prospectus. High-yield interests may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of high-yield interests are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those securities.

         If a FASIT regular security is sold or exchanged, the holder generally will recognize gain or loss upon the sale in the manner described above for securities other than REMIC regular interest securities. See "Material Federal Income Tax Considerations--Sale or Exchange" in this prospectus. In addition, if a FASIT regular security becomes wholly or partially worthless as a result of default and delinquencies of the underlying assets, the holder of the security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Effects of Default and Delinquencies" in this prospectus.

         FASIT regular securities held by a real estate investment trust or REIT will qualify as "real estate assets" within the meaning of section 856(c) (4)(A) of the Code, and interest on such securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code to the same extent that REMIC securities would be so considered. FASIT regular securities held by a thrift institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in section 7701(a)(19) of the Code to the same extent that REMIC securities would be so considered. See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Status as Real Property loans" in this prospectus. In addition, FASIT regular securities held by a financial institution to which section 585 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. FASIT securities will not qualify as "government securities" for either REIT - or RIC
- qualification purposes.

         Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

         The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

         Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See "FASIT Securities--Treatment of High-Yield Interests."

         Rules similar to the wash sale rules applicable to REMIC Residual securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually.

         The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

         Backup Withholding, Reporting and Tax Administration. Holders of FASIT securities will be subject to backup withholding to the same extent holders of REMIC securities would be subject. See "Certain Federal Income Tax Considerations--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT securities generally will be treated in the same manner as holders of REMIC Securities.

         Under proposed Treasury regulations, if a non-U.S. Person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax, such as a partnership or a trust) a FASIT Regular Security and a "conduit debtor" pays or accrues interest on a debt instrument held by such FASIT, any interest received or accrued by the non-U.S. Person FASIT Regular Security holder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a U.S. Person or the United States branch of a non-U.S. Person and the non-U.S. Person FASIT Regular Security holder is (1) a "10 percent shareholder" of the debtor, (2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

         Due to the complexity of the federal income tax rules applicable to holders and the considerable uncertainty that exists with respect to many aspects of those rules, potential investors should consult their own tax advisors regarding the tax treatment of the acquisition, ownership, and disposition of the securities.

                              ERISA Considerations

         The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended and the Internal Revenue Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related subclasses.

         ERISA and Section 4975 of the Code impose requirements on employee benefit plans - and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested - and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus we refer to these types of plans and arrangements as "Plans." Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal or state law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         On January 5, 2000, the United States Department of Labor (DOL) issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must

         o disclose certain specified information to investing Plan fiduciaries initially and on an annual basis;

         o allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest; and

         o give Plans written notice of "insurer-initiated amendments" 60 days before the amendments take effect.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest"), and impose additional prohibitions where parties in interest are fiduciaries with respect to a Plan. Certain parties in interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, or penalties imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

         The DOL issued Plan asset regulations concerning the definition of what constitutes the assets of a Plan (Labor Reg. Section 2510.3-101). Under these regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances.

         Under the Plan asset regulations, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the trust fund issues notes that are not treated as equity interests in the trust fund for purposes of the Plan asset regulations, a Plan's investment in such notes would not cause the assets of the trust to be deemed plan assets. However, the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter and the depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the notes, the purchase of notes using plan assets over which any of these parties (or their affiliates) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, notes may not be purchased using the assets of any Plan if the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter, the depositor or any of their affiliates

         o has investment or administrative discretion with respect to such Plan assets;

         o has authority or responsibility to give, or regularly gives, investment advice with respect to such plan assets for a fee and pursuant to an agreement of understanding that the advice will serve as a primary basis for investment decisions with respect to the Plan assets and will be based on the particular investment needs for the Plan; or

         o        is an employer maintaining or contributing to such Plan.

         In addition, the trust fund, any underwriter, the trustee or their affiliates might be considered or might become "parties in interest" with respect to a Plan. Also, any holder of certificates of the trust fund, because of its activities or the activities of its respective affiliates, may be deemed to be a "party in interest" with respect to certain Plans, including but not limited to Plans sponsored by the holder. In either case, whether nor not the assets of the trust are considered to be Plan assets the acquisition or holding of notes by or on behalf of a Plan could give rise to a prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as:

         o Prohibited Transaction Class Exemption (PTCE) 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;"

         o PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

         o PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

         o PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or

         o PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers."

There can be no assurance that any of these class exemptions will apply with respect to any particular Plan's investment in notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Unless a different requirement is imposed in the prospectus supplement, each prospective purchaser or transferee of a note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a global note, shall be deemed to represent) to the indenture trustee and the note registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

         The Plan asset regulations provide that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit plan investors is not significant. In general, a publicly-offered security, as defined in the Plan asset regulations, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by "benefit plan investors," which include benefit plans described in ERISA or under Section 4975 of the Code, whether or not they are subject to ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

         If no exception under the Plan asset regulations applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust would be considered to be assets of the Plan. Because the loans held by the trust may be deemed plan assets of each Plan that purchases an equity interest, an investment in an equity interest issued by the trust by a Plan might be a prohibited transaction under ERISA and subject to an excise tax under Section 4975 of the Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory or administrative exemption applies.

         The DOL issued to Bear, Stearns & Co. Inc., an individual underwriter exemption (Prohibited Transaction Exemption 90-30, 55 Fed. Reg. 21461 (1990)), which exempts from the application of certain of the prohibited transaction rules transactions relating to the acquisition, sale and holding by Plans of certain securities, including certificates, representing an interest in asset-backed pass-through entities, including trusts, that hold certain types of receivables or obligations and with respect to which Bear, Stearns & Co. Inc. is the underwriter, or the manager or co-manager of an underwriting syndicate.

         The underwriter exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

         o The acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party.

         o The rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the same trust fund, other than in the case of a "designated transaction" (as defined below).

         o The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a designated transaction, four) highest generic rating categories from any of Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's.

         o The trustee is not an affiliate of the underwriters, the depositor, the servicer, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, the counterparty in a permitted notional principal transaction, or any of their respective affiliates (together with the trustee, the "restricted group").

         o The sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting or placing such certificates; the sum of all payments made to and retained by the depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; and the sum of all payments made to and retained by the servicers represent not more than reasonable compensation for the servicers' services under the pooling and servicing agreements and reimbursement of the servicers' reasonable expenses in connection therewith.

         o The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

         For purposes of the underwriter exemption, a "designated transaction" means, for certificates issued on or after August 23, 2000, a transaction in which the assets underlying the certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are fully secured by single-family residential, multi-family residential or commercial real property or leasehold interests in the foregoing.

         Moreover, the underwriter exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a fiduciary causes a Plan to acquire certificates in a trust containing receivables on which such person (or its affiliate) is an obligor; provided, that among other requirements:

         o the person (or its affiliate) is not an obligor with respect to more than 5% of the fair market value of the obligations or receivables contained in the trust;

         o the Plan is not a plan with respect to which any member of the restricted group is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA);

         o in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the restricted group;

         o a Plan's investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         The underwriter exemptions as amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (1997), provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that utilize pre-funding accounts and that otherwise satisfy the requirements of the underwriter exemption. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than 25% of the total principal amount of the certificates being offered by the trust, may be transferred to the trust within a 90-day or three-month funding period following the closing date of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

         o The funding limit (i.e., ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered) must not exceed 25%.

         o All the additional obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency; provided, that the terms and conditions for determining the eligibility of an obligation may be changed if such changes receive prior approval either by a majority vote of the outstanding certificateholders or by a rating agency.

         o The transfer of additional obligations to the trust during the funding period must not result in the certificates to be covered by the underwriter exemption receiving a lower credit rating from a rating agency upon termination of the funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

         o Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date.

         o In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust fund:

                  (i) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

                  (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

         o The period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

         o Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

         o        The related prospectus or prospectus supplement must describe:

                  (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account,

                  (ii)     the duration of the period of pre-funding,

                  (iii) the percentage and/or dollar amount of the funding limit for the trust, and

                  (iv) that the amounts remaining in the pre-funding account at the end of the funding period will be remitted to certificateholders as repayments of principal.

         o The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

         On November 13, 2000, the DOL published in the Federal Register an amendment (Prohibited Transaction Exemption 2000-58) to the underwriter exemption (65 Fed. Reg. 67765 (2000)) that, effective as of August 23, 2000, generally permits Plans to purchase securities, including subordinated securities, rated in any of the four highest ratings categories (provided that all other requirements of the underwriter exemption are met). The description above reflects this amendment.

         In general, neither PTCE 83-1, which exempts certain transactions involving Plan investments in mortgage trusts, nor the underwriter exemption applies to a trust which contains unsecured obligations. However, PTE 2000-58 provides that, for purposes of the underwriter exemption, residential and home equity loan receivables issued in designated transactions may be less than fully secured if

         o the rights and interests evidenced by the certificates issued in the designated transaction are not subordinated to the rights and interests evidenced by other securities of the same trust fund,

         o the certificates have received a rating at the time of acquisition that is in one of the two highest generic rating categories from a rating agency, and

         o the receivables are secured by collateral whose fair market value on the closing date of the designated transaction is at least 80% of the sum of the outstanding principal balance due under the receivable and the outstanding principal balance of any other receivable of higher priority which is secured by the same collateral.

         Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the underwriter exemption, or any other exemption and the potential consequences in their specific circumstances, prior to making an investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                  Legal Matters

         The legality of the securities of each series, including the material federal income tax consequences with respect to the securities, will be passed upon for the depositor by Brown & Wood LLP, New York, New York or other counsel designated in the prospectus supplement.

                              Financial Information

         A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                              Available Information

         The depositor has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the registration statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

                Incorporation of Certain Information by Reference

         This prospectus incorporates by reference all documents and reports filed by the depositor, Bear Stearns Asset Backed Securities, Inc., with respect to a trust fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of the related securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes securities, the depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to those classes of securities, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to: Bear Stearns Asset Backed Securities, Inc., 245 Park Avenue, New York, New York 10167, telephone number (212) 272-4095. The depositor has determined that its financial statements are not material to the offering of any securities.

         Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each trust fund, that file electronically with the SEC.

                                     Ratings

         It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

         Each such rating will be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to the related class and will reflect the rating agency's assessment solely of the likelihood that the related holders will receive payments to which they are entitled. No rating will constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early optional termination of the securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable rating agency in the future if in its judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of trust fund assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long-term debt.

         The amount, type and nature of any credit enhancement established with respect to a series of securities will be determined on the basis of criteria established by each rating agency named in the related prospectus supplement. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If residential real estate markets should experience an overall decline in property values such that the principal balances of the loans in a particular trust fund and any secondary financing on the related properties become equal to or greater than the value of those properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal of and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                         Legal Investment Considerations

         Unless otherwise specified in the related prospectus supplement, the securities will not constitute "mortgage-related securities" within the meaning of the Secondary Market Mortgage Credit Enhancement Act of 1984, as amended. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                              Plan of Distribution

         The depositor may offer each series of securities through Bear, Stearns & Co. Inc. (BS&Co.) or one or more other firms that may be designated at the time of the related offering. The participation of BS&Co. in any offering will comply with Schedule E to the By-Laws of the National Association of securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the related prospectus supplement. BS&Co. is an affiliate of the depositor.

                                Glossary of Terms

         Agency Securities. Mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

         Asset Value. Unless otherwise specified in the related prospectus supplement with respect to the primary assets in the trust fund, the product of the Asset Value percentage set forth in the related indenture multiplied by the lesser of

         o the stream of remaining regularly scheduled payments in the primary assets net of certain amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of the series over periods equal to the interval between payments on the notes and

         o        the then outstanding principal balance of the primary assets.

         Assumed Reinvestment Rate. With respect to a series of securities, the highest rate permitted by the rating agencies named in the related prospectus supplement or a rate insured by means of a surety bond, guaranteed investment contract, reinvestment agreement or other arrangement satisfactory to the rating agencies.

         Home Equity Loans. Closed-end loans and/or revolving credit line loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties or mixed-use properties.

         Home Improvement Contracts. Home Improvement installment sales contracts and installment loan agreements which are either unsecured or secured by mortgages, deeds of trust or similar security instruments creating generally junior liens on one- to four-family residential properties or mixed-use properties or secured by purchase money security interests in the related home improvements.

         Insurance Proceeds. Amounts received by the related servicer under any title insurance policy, hazard insurance policy or other insurance policy covering any primary asset in a trust fund, other than amounts to be applied to the restoration or repair of the related property or released to the borrower under the related agreement.

         Liquidation Proceeds. Amounts received by the related servicer in connection with the liquidation of the primary assets or related real property in a trust fund, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the borrower, other than amounts required to be paid or refunded to the borrower under the applicable loan documents or pursuant to law, net of the related liquidation expenses.

         OID Regulations. Sections 1271 through 1275 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996.

         Manufactured Housing Contracts. Manufactured housing installment sales contracts and installment loan agreements secured by senior or junior liens on the related manufactured homes or secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on the real estate on which the related manufactured homes are located.

         Private Label Securities. Private mortgage-backed securities, other than Agency Securities, backed or secured by underlying loans that may be Residential Loans, Home Equity Loans, Home Improvement Contracts and/or Manufactured Housing Contracts.

         Residential Loans. Loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties.

         U.S. Person: Any of the following:

         o        a citizen or resident of the United States;

         o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

         o an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

                                  $333,136,150
                                  (Approximate)



               Bear Stearns Asset Backed Securities Trust 2002-1
                                     Issuer





                    Asset-Backed Certificates, Series 2002-1



                            EMC Mortgage Corporation
                           Seller and Master Servicer


                           Wells Fargo Bank Minnesota,
                              National Association
                  Master Servicer and Securities Administrator



                   Bear Stearns Asset Backed Securities, Inc.
                                    Depositor







                            Bear, Stearns & Co. Inc.
                               Wachovia Securities



   You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

   We are not offering the Series 2002-1 Asset-Backed Certificates in any state where the offer is not permitted.

   Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2002-1 Asset-Backed Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2002-1 Asset-Backed Certificates will be required to deliver a prospectus supplement and prospectus until June 25, 2002.



                                 March 27, 2002